As filed with the Securities and Exchange Commission on October 11, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Governing Instruments)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(813) 287 0101

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John E. Carter

Carter Validus Mission Critical REIT, Inc.

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(813) 287 0101

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lisa Drummond

Carter Validus Mission Critical REIT, Inc.

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

Tel: (813) 287-0101

Fax: (813) 287-0397

Lauren Burnham Prevost, Esq.

Heath D. Linsky, Esq.

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia 30326-1044

(404) 233-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of a “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to the registrant’s registration statement on Form S-11 (File No. 333-165643) initially filed by the registrant on March 23, 2010 (the “Prior Registration Statement”). The Prior Registration Statement registered shares of the registrant’s common stock with a maximum aggregate offering price of $1,737,500,000 for sale pursuant to the registrant’s primary offering and the registrant’s distribution reinvestment plan. Of the $1,737,500,000 in shares of common stock originally registered for sale pursuant to the Prior Registration Statement, approximately $1,178,419,429 remain unsold. These unsold amounts (and the associated filing fee previously paid by the registrant) are being carried forward to this Registration Statement and used to offset the filing fees which would otherwise be due in connection with this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value per share	$240,000,000	$30,912(2)
Common Stock, $0.01 par value per share(3)	$ 10,000,000	$ 1,288(4)

(1)	Estimated solely for the purposes of determining the registration fee.
(2)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, all securities registered pursuant to this Registration Statement are unsold securities that have been previously registered. The registrant paid filing fees of $30,912 in connection with such previous registration.
(3)	Represents shares issuable pursuant to the registrant’s distribution reinvestment plan. The registrant reserves the right to reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan.
(4)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, all securities registered pursuant to this Registration Statement are unsold securities that have been previously registered. The registrant paid filing fees of $1,288 in connection with such previous registration.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 11, 2013

CARTER VALIDUS MISSION CRITICAL REIT, INC. $250,000,000 — Maximum Offering

Carter Validus Mission Critical REIT, Inc. is a Maryland corporation incorporated on December 16, 2009 that invests primarily in quality income-producing commercial real estate with a focus on the data center and medical sectors, net leased to investment grade and other creditworthy tenants, as well as making other real estate investments that relate to such property types. We qualified and are taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. As of the date of this prospectus, our portfolio was comprised of 26 wholly-owned properties, two properties owned through joint ventures and four investments in notes receivable.

We commenced our initial public offering of 175,000,000 shares of common stock on December 10, 2010. In our initial public offering, we offered up to 150,000,000 shares of our common stock to the public in the primary offering and up to 25,000,000 shares of common stock to our stockholders pursuant to our distribution reinvestment plan. Our initial public offering terminated on                     , 2014. As of                     , 2014, we had accepted investors subscriptions for and issued                  shares of our common stock in our initial public offering, including shares of our common stock issued pursuant to our distribution reinvestment plan resulting in gross offering proceeds of $        . We are offering up to $240,000,000 of shares of our common stock in our primary offering at a price of $10.00 per share on a “best efforts” basis through SC Distributors, LLC, our dealer manager. “Best efforts” means that our dealer manager is not obligated to purchase any specific number or dollar amount of shares. We also are offering up to $10,000,000 of shares of our common stock pursuant to our distribution reinvestment plan at the greater of 95% of the fair market value per share as determined by our board of directors and $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See the section entitled “Risk Factors” beginning on page 25 of this prospectus for a discussion of the risks which should be considered in connection with your investment in our common stock, including:

•	We have a limited operating history and limited established financing sources. As a result, an investment in shares of our common stock is speculative.

•

The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating income. It is likely that our board of directors will not determine a reasonable estimate of the value of our shares until 18 months after the termination of our initial public offering. Until such time, the price of our shares is not intended to reflect our per share net asset value.

•	We depend on our advisor to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or our relationship with our advisor could adversely affect us.

•	No public market currently exists for our shares of common stock, nor may a public market ever develop and our shares are illiquid.

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There are substantial conflicts among the interests of our investors, our interests and the interests of our advisor, sponsor, dealer manager and our respective affiliates regarding compensation, investment opportunities and management resources.

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We have incurred, and expect to incur additional debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

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To assist us in maintaining our qualification as a REIT, stockholders generally are restricted from owning more than 9.8% of our outstanding shares of common stock. In addition, our charter contains various other restrictions on ownership and transfer of our common stock.

•	Our board of directors may change our investment policies without stockholder consent, which could alter the nature of your investment.

•	We are obligated to pay substantial fees to our advisor, which may result in our advisor recommending riskier investments.

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We have paid, may continue to pay, and have no limits on the amounts we may pay, distributions from any source, including from sources other than cash flow from operations. We may use proceeds from this offering, the sale of assets, advances and financings to fund distributions. Any distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations.

•	If we fail to continue to qualify as a REIT, the amount of income available for distributions to be paid to you would be reduced.

None of the Securities and Exchange Commission, or the SEC, the Attorney General of the State of New York and any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our common stock is not permitted.

This offering will end no later than                 , 2015, which is two years from the effective date of this offering, unless we elect to extend it to a date no later than             , 2016. We may terminate this offering at any time.

	Price to Public	Sales Commissions	Dealer Manager Fee	Proceeds to Us Before Expenses(1)(2)
Primary Offering Per Share	$10.00	$.70	$.275	$9.025
Total Maximum	$240,000,000	$16,800,000	$46,600,000	$216,600,000
Distribution Reinvestment Plan Offering Per Share(1)	$9.50	$—	$—	$9.50
Total Maximum	$10,000,000	$—	$—	$10,000,000

(1)	We reserve the right to reallocate shares of common stock being offered between the primary offering and our distribution reinvestment plan.

(2)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses.

Prospectus, dated October     , 2013

INVESTOR SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation, and are able to hold their investment for a time period consistent with our liquidity plans, are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our common stock as meeting these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

In order to purchase shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and

•	purchase at least the minimum number of shares as described below.

The minimum purchase is 200 shares ($2,000), except in New York and Tennessee, where the minimum purchase is 250 shares ($2,500). After you have purchased the minimum purchase amount, any additional purchase must be in increments of $100 or made pursuant to our distribution reinvestment plan, which may be in lesser amounts. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares satisfy the requirements set forth below. Certain states have established suitability requirements that are more stringent than the standards that we have established. Shares will be sold to investors in these states only if they meet the state-specific suitability standards set forth below. In each case, these suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles. For the purpose of these suitability standards “liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

General Standards for all Investors.    Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Certain states have established suitability requirements in addition to the ones described above. Shares will be sold to investors in those states only if they meet the additional suitability standards set forth below:

Alabama and New Jersey.    Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

California.    Investors must have (1) a minimum net worth of at least $100,000 and a minimum gross annual income of not less than $75,000 or (2) a liquid net worth of at least $250,000. In addition, the investment may not exceed ten percent (10%) of the investor’s net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued, or proposed to be issued, by us within the past 12 months preceding the date of the proposed sale.

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Iowa, Maine and Ohio.    Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

Kansas and Massachusetts.    It is recommended by the Kansas Securities Commissioner and the Massachusetts Securities Division that investors in Kansas and Massachusetts invest no more than 10% of their liquid net worth in our shares and securities of similar REITs. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Kentucky, Michigan, Pennsylvania and Tennessee.    Investors must have a liquid net worth of at least 10 times their investment in us.

Nebraska.    Investors must have either (a) a minimum net worth of $100,000 and an annual income of $70,000, or (b) a minimum net worth of $350,000. In addition, investors must have a liquid net worth of at least 10 times their investment in us.

North Dakota.    Investors must have a net worth of at least 10 times their investment in us.

Oregon.    Investors may not invest, in the aggregate, more than 10% of their net worth in us and all of our affiliates.

Pennsylvania.    Because the minimum closing amount is less than $175,000,000, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of the program subscriptions. We will not release any proceeds received from Pennsylvania investors from escrow until we have an aggregate of $86,875,000 in subscriptions.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Internal Revenue Code should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C.

Our sponsor and each person selling shares on our behalf, including participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering, are responsible for determining if investors meet the minimum suitability standards for investing in our common stock. In making this determination, our sponsor and affiliated dealer manager will reasonably rely on the participating broker-dealers and information provided by investors. In addition to the minimum suitability standards described above, our sponsor, or affiliated dealer manager and any soliciting dealers, as our agents are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.

In making this determination, our sponsor, or affiliated dealer manager and any soliciting dealers, as our agents will, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor; and

•	the tax, including ERISA, consequences of an investment in our common stock.

Such persons must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, or the USA PATRIOT Act, the shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•

a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. See the section entitled “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q: What is a REIT?

A: In general, a REIT is a company that:

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management;

•	pays distributions to investors of at least 90% of its taxable income (excluding net capital gain) each year; and

•

avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income tax and excise tax on its net income distributed to stockholders, provided certain tax requirements are satisfied.

Q: What is Carter Validus Mission Critical REIT, Inc.?

A: Carter Validus Mission Critical REIT, Inc. is a newly organized Maryland corporation that qualified as a REIT beginning with the taxable year ended December 31, 2011. We expect to use substantially all the net proceeds of this offering to acquire quality income-producing commercial real estate with a focus on data centers and medical facilities. In the current market environment, we believe it is possible to buy quality commercial real estate properties at a discount to replacement cost and with significant potential for appreciation. If attractive investment opportunities arise, we also may purchase other types of commercial real estate. We intend to continue to acquire assets located primarily in the United States, however, we may also invest in assets located outside the United States.

Q: Will you invest in anything other than real property?

A: Yes. In addition to real property, we have invested, and may continue to invest, in other real estate-related investments that meet our overall investment strategy and return criteria. Other real estate investments may include equity or debt interests, including securities or joint venture interests, in other real estate entities. We have also originated and may continue to originate or acquire real estate debt. We expect our debt originations and acquisitions to be focused on first mortgages, but they may include bridge loans, mezzanine loans and other forms of debt.

Q: What is the experience of your sponsor and your advisor?

A: Carter/Validus REIT Investment Management Company, LLC, a Florida limited liability company, which is directly or indirectly controlled by John Carter and Mario Garcia, Jr., controls our advisor and is our sponsor. Mr. Carter, individually and with Carter & Associates, L.L.C., or Carter & Associates, provides the real estate-related services to us through Carter Validus Real Estate Management Services, LLC, our affiliated property manager. Over the last 50-plus years, Carter & Associates, one of the principals of our sponsor, has been recognized as an industry leader with extensive experience in all facets of leasing, management, investment and development of commercial and residential properties. Carter & Associates currently owns, manages or leases approximately 10 million square feet of space in 12 states across the U.S. After successfully and responsibly navigating five decades of real estate cycles, we believe that Carter & Associates’ deep longstanding relationships and our lack of legacy property issues place us in a unique position to take advantage of the current and impending real estate investment opportunities.

Our advisor is Carter/Validus Advisors, LLC, which is responsible for managing our day-to-day operations and our assets. Our advisor also makes recommendations for all of our investment decisions, which are subject to the approval of our board of directors.

Q: How do you plan to structure the ownership and operation of your assets?

A: We own substantially all our assets and conduct our operations through an operating partnership named Carter/Validus Operating Partnership, LP. We are the sole general partner of Carter/Validus Operating Partnership, LP. This structure is commonly referred to as an “umbrella partnership REIT,” or UPREIT structure. We refer to Carter/Validus Operating Partnership, LP as the “operating partnership” and to partnership interests and special partnership interests in the operating partnership as “OP Units” and “Special OP Units,” respectively. We use an UPREIT structure primarily because it may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax consequences that may be avoided by transferring their properties to an UPREIT.

Q: Do you expect to enter into joint ventures, including joint ventures with affiliates?

A: Yes. We have entered into joint ventures to acquire properties, and expect that some of our additional investments may be done in joint ventures or other co-ownership arrangements when we determine it is advantageous to do so. Some possible reasons for entering into a joint venture or other co-ownership arrangement would be to acquire assets we could not otherwise acquire, to reduce our capital commitment to a particular asset or to benefit from certain expertise that a partner might have. Our joint ventures may be with affiliates of our advisor or with non-affiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our independent directors and the cost of our investment must be supported by a current appraisal of the asset. Generally, we will only enter into a joint venture in which we will approve major decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to a joint venture that exceed the percentage of our investment in the joint venture.

Q: Will distributions to me be taxable as ordinary income?

A: Generally, unless your investment is held in a qualified tax-exempt account, distributions that you receive (not designated as capital gain dividends), including distributions reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are paid from our earnings and profits (as determined for U.S. federal income tax purposes). However, distributions that we designate as capital gain dividends generally will be taxable as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year. Some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income, but does not reduce cash available for distribution. The portion of your distribution that is not designated as a capital gain dividend and is in excess of our current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the adjusted tax basis of your investment, but not below zero, deferring such portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates. To the extent such portion of your distribution exceeds the adjusted basis of your investment, such excess will be treated as capital gain. Each investor’s tax considerations are different, therefore, you should consult with your own tax advisor and financial planners prior to making an investment in our shares. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q: When should I expect to receive distributions?

A: To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income, excluding net capital gain (which does not equal net income, as calculated in accordance with generally accepted accounting principles in the United States of America, or GAAP).

We currently pay regular monthly distributions to our stockholders. We expect to continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors, in its sole discretion, may vary from time to time, and will be influenced in part by its intention to comply with REIT requirements of the Internal Revenue Code.

We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Q: What kind of offering is this?

A: Through our affiliated dealer manager, SC Distributors, LLC, we are offering a maximum of $240,000,000 of shares of our common stock to the public in our primary offering on a “best efforts” basis at $10.00 per share. When shares are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their reasonable best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. We also are offering up to an additional $10,000,000 of shares of our common stock to be issued pursuant to our distribution reinvestment plan at $9.50 per share to stockholders who elect to participate in the plan as described in this prospectus. We reserve the right to reallocate shares of common stock being offered between the primary offering and the distribution reinvestment plan.

Q: What will you do with the money raised in this offering before you invest the proceeds in real estate?

A: Until we invest the net proceeds of this offering in real estate, we will invest the net proceeds in short-term, highly liquid, interest-bearing investments, such as money market mutual funds, certificates of deposit, commercial paper, interest-bearing government securities and other short-term investments. We also may use a portion of the proceeds to fund distributions. We may not be able to invest all of the proceeds in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q: Who can buy shares?

A: Generally, you may buy shares pursuant to this prospectus, provided that you have either (a) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (b) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You may be required to meet certain state suitability standards. In addition, all investors must meet suitability standards determined by his or her broker or financial advisor. You should read carefully the more detailed description under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.

Q: For whom might an investment in our shares be appropriate?

A: An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as our shares will not meet those needs.

Q: May I make an investment through my IRA, SEP or other tax-deferred account?

A: Yes. You may make an investment through your individual retirement account, or an IRA, a simplified employee pension, or a SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (c) whether the investment will generate unrelated business taxable income, or UBTI, to your IRA, plan or other account, (d) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (e) the need to value the assets of your IRA, plan or other account annually or more frequently, and (f) whether the investment would constitute a prohibited transaction under applicable law. You should read carefully the more detailed description under the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations” of this prospectus.

Q: Is there any minimum investment required?

A: Yes. Generally, you must invest at least $2,000. Investors who already own our shares can make additional purchases for less than the minimum investment. You should read carefully the more detailed description of the minimum investment requirements appearing under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.

Q: What type of reports on my investment will I receive?

A: We will provide you with periodic updates on the performance of your investment with us, including:

•	four quarterly or 12 monthly distribution reports;

•	three quarterly financial reports, via mailings or website access;

•	an annual report;

•	an annual U.S. Internal Revenue Service, or IRS, Form 1099, if applicable; and

•	supplements to the prospectus during the offering period, via mailings or website access.

Q: When will I get my detailed tax information?

A: If applicable, your IRS Form 1099 (or such successor form), which includes tax information, will be placed in the mail by January 31 of each year.

Q: How do I subscribe for shares?

A: If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Appendix C, or the multi-product subscription agreement, like the one contained in this prospectus as Appendix F or Appendix G, for a specific number of shares and pay for the shares at the time you subscribe. Each investor who is a resident of Alabama or Tennessee may not use the multi-product subscription agreement and must use the subscription agreement solely for Carter Validus Mission Critical REIT, Inc.

Q: Who is the transfer agent?

A: The name and address of our transfer agent is as follows:

DST Systems, Inc.

P.O. Box 219312

Kansas City, MO 64121-9312

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

Q: Who can help answer my questions?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

SC Distributors, LLC

610 Newport Center Drive

Suite 350

Newport Beach, CA 92660

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock. Except where the context suggests otherwise, the terms “the company,” “we,” “us” and “our” refer to Carter Validus Mission Critical REIT, Inc., a Maryland corporation. We refer to: Carter/Validus Advisors, LLC, a Delaware limited liability company, as our advisor; Carter/Validus Operating Partnership, LP, a Delaware limited partnership, as our operating partnership; SC Distributors, LLC, a Delaware limited liability company, as our dealer manager; Carter Validus Real Estate Management Services, LLC, a Delaware limited liability company, as our property manager; and Carter/Validus REIT Investment Management Company, LLC, a Florida limited liability company, as our sponsor.

Carter Validus Mission Critical REIT, Inc.

Carter Validus Mission Critical REIT, Inc. is a Maryland corporation incorporated on December 16, 2009 that qualified, and elected to be treated, as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2011. Among other requirements, REITs generally are required to distribute at least 90% of their annual REIT taxable income.

We expect to use the net proceeds from this offering primarily to acquire quality income-producing commercial real estate with a focus on data centers and medical facilities, preferably with long-term net leases to investment grade and other creditworthy tenants. In the current market environment, we believe it is possible to buy quality commercial real estate at a discount to replacement cost and with potential for substantial appreciation. If attractive investment opportunities arise, we also may purchase other types of commercial real estate. Other real estate investments may include equity or debt interests, including securities, in other real estate entities. We have also originated, and may in the future originate or invest, in real estate debt, including first mortgage loans, real estate-related bridge loans and mezzanine loans. We intend to primarily invest in assets located in the United States, however, we may also invest in assets located outside the United States.

While we intend to have a balanced portfolio between the various property types at the end of our primary acquisition period, we may not have a balanced portfolio at any particular time. We may also invest in real estate-related debt and securities that meet our investment strategy and return criteria. We expect the size of individual properties that we purchase to vary significantly, but we expect most of the properties we acquire are likely to have a purchase price between $10 million and $50 million. See the section entitled “Investment Objectives, Strategy and Policies — Investment Limitations” in this prospectus for a more detailed discussion of the limitations of the assets we may acquire.

Our executive offices are located at 4211 West Boy Scout Blvd., Suite 500, Tampa, Florida 33607. Our telephone number is (813) 287-0101, our fax number is (813) 287-0397 and the telephone number for our investor relations department is (888) 292-3178. Additional information about us and our affiliates may be obtained at www.cvmissioncriticalreit.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Investment Objectives

Our investment objectives are to:

•	acquire quality commercial real estate properties with a focus on the data center and medical sectors, which provide current cash flow from operations;

•	pay regular cash distributions to stockholders;

•	preserve, protect and return capital contributions to stockholders;

•	realize appreciated growth in the value of our investments upon the sale of such investments; and

•	be prudent, patient and deliberate with respect to the purchase and sale of our investments considering current and future real estate markets.

Our Dealer Manager

SC Distributors, LLC, a Delaware limited liability company formed in March 2009, is an affiliate of our sponsor and our advisor and serves as our dealer manager for this offering. Our dealer manager is a member firm of FINRA and is located at 610 Newport Center Drive, Suite 350, Newport Beach, California 92660.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have five directors, John Carter, Mario Garcia, Jr., Jonathan Kuchin, Randall Greene and Ronald Rayevich. Each of the latter three directors is independent of our advisor, Carter/Validus Advisors, LLC. Each of our directors was selected by our executive officers because of his qualifications and significant experience in the real estate business. Each of our executive officers and Messrs. Carter and Garcia are affiliated with our advisor. Our charter requires, subject to limited exceptions, that a majority of our directors be independent of us, our sponsor, our advisor and all of our or their affiliates, and provides that our independent directors are responsible for reviewing the performance of our advisor and must approve certain other matters as set forth in our charter. See the section entitled “Conflicts of Interest — Certain Conflict Resolution Procedures” in this prospectus. Our directors will be elected annually by our stockholders. Although we have executive officers who manage our operations, we do not have any paid employees.

Our Advisor

Carter/Validus Advisors, LLC, a Delaware limited liability company formed on December 29, 2009, is our external advisor and is responsible for managing our affairs on a day-to-day basis. Our advisor’s responsibilities include, among other things, identifying potential investments, evaluating potential investments, making investments, asset management, asset dispositions, financial reporting, regulatory compliance, investor relations and other administrative functions on our behalf. Our advisor is an affiliate of our sponsor and Carter & Associates and may contract with other affiliates of Carter & Associates or other third parties to perform or assist with these functions.

Our advisor also is the special limited partner of our operating partnership. Through our sponsor’s ownership and control of our advisor, our sponsor may be entitled to certain fees in connection with our liquidation or listing on a national stock exchange. The payment of these fees to our advisor is related to our successful performance and is paid indirectly to the sponsor through this entity for tax reasons that are advantageous to our sponsor and that have no impact on us.

The “subordinated participation in net sale proceeds,” also known as the “promote,” is a success-based performance fee. The fee is calculated as 15% of the remaining net sale proceeds after the investors have received a return of net capital contributions and an 8% annual cumulative, pre-tax, non-compounded return on their capital contributions. If our net sale proceeds do not result in such an annual cumulative, pre-tax, non-compounded return greater than 8%, then our advisor would not earn this performance fee. If we list our common stock on a national securities exchange, our advisor will be entitled to a fee equal to 15% of the amount, if any, by which (a) the market value of our outstanding common stock plus distributions paid by us prior to listing, exceeds (b) the aggregate remaining capital contributed by investors plus an amount equal to an 8% annual cumulative, pre-tax, non-compounded return to investors on their aggregate capital contributed.

Our Operating Partnership

We own substantially all our real estate properties through our operating partnership, Carter/Validus Operating Partnership, LP, a Delaware limited partnership formed on December 29, 2009. We may, however, own properties directly, through subsidiaries of Carter/Validus Operating Partnership, LP or through other entities. We are the sole general partner of Carter/Validus Operating Partnership, LP, and our advisor is the initial limited partner of Carter/Validus Operating Partnership, LP. Our ownership of properties in our operating partnership is referred to as an UPREIT. This UPREIT structure may enable sellers of properties to transfer their properties to our operating partnership in exchange for limited partnership units of our operating partnership and defer potential gain recognition for U.S. federal income tax purposes with respect to such transfers of properties. The holders of units in our operating partnership may have their units exchanged for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. At present, we have no plans to acquire any specific properties in exchange for units of our operating partnership.

Our Property Manager

Our property manager is Carter Validus Real Estate Management Services, LLC, a Delaware limited liability company formed on December 29, 2009. Our property manager, which is wholly-owned by our sponsor and is an affiliate of our advisor, provides services to us in connection with the rental, leasing, operation and management of our properties. Our property manager is located at 171 17th Street NW, Suite 1200, Atlanta, Georgia 30363 and its telephone number is (404) 888-3000.

Our REIT Status

We qualified and elected to be taxed as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2011. As a REIT, we generally are not be subject to U.S. federal income tax on income that we distribute currently to our stockholders. Under the Internal Revenue Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it generally distribute at least 90% of its annual REIT taxable income, excluding net capital gain, to its stockholders. If we fail to qualify for taxation as a REIT in any year, and the statutory relief provisions of the Internal Revenue Code do not apply, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to maintain our qualification. Even as a REIT, we may still be subject to state and local taxes on our income and property, U.S. federal income and excise taxes on our undistributed income and other U.S. taxes.

Terms of the Offering

We are offering an aggregate of up to $240,000,000 of shares of common stock in our primary offering on a “best efforts” basis at $10.00 per share. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering up to an additional $10,000,000 of shares of common stock under our distribution reinvestment plan at $9.50 per share, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. We will offer shares of common stock in our primary offering until the earlier of                     , 2015, which is two years from the effective date of this offering, or the date we sell $240,000,000 of shares, unless we elect to extend the offering. We may amend, suspend or terminate the distribution reinvestment plan at our discretion at any time upon ten days’ prior written notice to our stockholders. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier to occur of (a)                     , 2015, which is two years from the effective date of this offering, and (b) the date we sell all the shares registered for sale under the distribution reinvestment plan, unless we elect to extend it. We may sell shares under the distribution reinvestment plan beyond such time, but only if there is an effective registration statement with respect to the shares. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We may terminate this offering at any time prior to the stated termination date. Our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share and other factors that our board of directors deems relevant. If we determine to change the price at which we offer our shares, we do not anticipate that we will do so more frequently than quarterly. Our advisor will calculate our estimated value per share by dividing our estimated value by the number of shares of our common stock outstanding. Our estimated value will be determined by subtracting (1) our liabilities, including the accrued fees and other expenses attributable to this offering and our operations, from (2) our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our operating partnership is the excess of the fair value of its assets (including real estate properties, real estate-related assets and other investments) over the fair value of its liabilities (including debt and the expenses attributable to its operations), as determined by our advisor.

On December 10, 2010, our Registration Statement on Form S-11 (SEC File No. 333-165643), registering our initial public offering of up to 175,000,000 shares of our common stock, was declared effective by the SEC and we commenced our initial public offering. In our initial public offering, we offered up to $1,500,000,000 in shares of our common stock to the public in the primary offering at an offering price of $10.00 per share and up to $237,500,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan at an offering price of $9.50 per share. Our initial public offering terminated on                     , 2014. As of                     , 2014, we had sold                  shares of our common stock in our initial public offering, including                  shares of our common stock issued pursuant to our distribution reinvestment plan, for gross offering proceeds of $        .

Summary Risk Factors

Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. See the section entitled “Risk Factors” in this prospectus for a discussion of the risks which should be considered in connection with your investment in our common stock. Some of the more significant risks relating to this offering and an investment in shares of our common stock include:

•	We have a limited operating history and limited established financing sources. As a result, an investment in shares of our common stock is speculative.

•

Our investment policies permit us to invest in any type of commercial real estate, but we expect to focus primarily on commercial properties in the data center and medical sectors, preferably with long-term net leases to investment grade and other creditworthy tenants.

•

The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating income. It is likely that our board of directors will not determine a reasonable estimate of the value of our shares until 18 months after the termination of our initial public offering. Until such time, the price of our shares is not intended to reflect our per share net asset value.

•	We depend on our advisor to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or our relationship with our advisor could adversely affect us.

•	No public market currently exists for our shares of common stock, nor may a public market ever develop and our shares are illiquid.

•

There are substantial conflicts among the interests of our investors, our interests and the interests of our advisor, sponsor, dealer manager and our respective affiliates regarding compensation, investment opportunities and management resources.

•

We have incurred, and expect to continue to incur, additional debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•

To assist us in qualifying as a REIT, stockholders generally are restricted from owning more than 9.8% of our outstanding shares of common stock. In addition, our charter contains various other restrictions on ownership and transfer of our common stock.

•	Our board of directors may change our investment policies without stockholder consent, which could alter the nature of your investment.

•	We are obligated to pay substantial fees to our advisor, which may result in our advisor recommending riskier investments.

•

We have paid and may continue to pay distributions from any source, including from sources other than cash flow from operations. For the year ended December 31, 2012, our cash flow provided by operations of $1.3 million was a shortfall of $4.7 million, or 78.3%, of our distributions paid (total distributions were $6.0 million, of which $3.2 million were paid in cash and $2.8 million in shares of our common stock pursuant to our distribution reinvestment plan) during such period and such shortfall was paid from proceeds from our initial public offering and common stock issued pursuant to the distribution reinvestment plan. For the six months ended June 30, 2013, our cash flow provided by operations of approximately $8.0 million was a shortfall of $0.9 million, or 10.2%, of our distributions paid (total distributions were approximately $8.9 million, of which $4.9 million was paid in cash and $4.0 million in shares of our common stock pursuant to our distribution reinvestment plan and such shortfall was paid from common stock issued pursuant to our distribution reinvestment plan). We may use, and have no limits on the amounts we may use, proceeds from this offering, the sale of assets, advances and financings to fund distributions. Any distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations.

•	We may invest in collateralized mortgage-backed securities, or CMBS, which may increase our exposure to credit and interest rate risk.

•	If we fail to continue to qualify as a REIT, the amount of income available for distributions to be paid to you would be reduced.

Description of Real Estate Investments

We engage in the acquisition and ownership of quality income-producing commercial real estate with a focus on data centers and medical facilities, preferably with long-term net leases to investment grade and other creditworthy tenants.

Wholly-owned properties

As of October 2, 2013, our investment portfolio included 26 wholly-owned properties, comprising approximately 1,605,861 gross rentable square feet of commercial space. Our wholly-owned properties as of October 2, 2013 are listed below in order of date of acquisition.

Property Description	Date Acquired	Year Built	Purchase Price	Property Taxes(*)	Fees Paid to Sponsor(1)	Initial Yield(2)	Average Yield(3)	Physical Occupancy	Location (4)
Richardson Data Center(5)	07/14/2011	2005	$28,940,000	$466,571	$578,800	8.57%	9.25%	100%	Dallas/Ft. Worth, TX
St. Louis Surgical Center	02/09/2012	2005	8,470,000	96,310	169,400	7.50%	8.60%	100%	Creve Coeur, MO
Northwoods Data Center	03/14/2012	1986	5,300,000	43,993	106,000	8.11%	9.82%	100%	Norcross, GA
Stonegate Medical Center	03/30/2012	2008	9,100,000	106,606	182,000	7.93%	11.38%	100%	Austin, TX
Southfield Data Center	05/25/2012	1970(6)	7,250,000	95,633	145,000	10.20%	NA	100%	Southfield, MI
HPI Integrated Medical Facility	06/28/2012	2007	9,274,000	85,551	185,480	8.00%	9.02%	100%	Oklahoma City, OK
Texas Data Center Portfolio(7)	08/16/2012	1984/1986(8)	45,900,000	779,196	918,000	7.50%	8.44%	100%	Dallas/Ft. Worth, TX
Baylor Medical Center	08/29/2012	2010	31,000,000	594,646	620,000	7.66%	9.15%	100%	Dallas, TX
Vibra Denver Hospital	09/28/2012	1962(9)	18,733,000	343,222	374,660	9.50%	11.07%	100%	Thornton, CO
Vibra New Bedford Hospital	10/22/2012	1942	26,067,000	253,949	521,340	9.50%	11.07%	100%	New Bedford, MA
Houston Surgery Center	11/28/2012	1998	4,700,000	53,280	94,000	7.92%	8.77%	100%	Houston, TX
Akron General Medical Center	12/28/2012	2012	40,000,000	23,859	800,000	7.36%	8.27%	100%	Green, OH
Grapevine Hospital Property	02/25/2013	2007	23,000,000	76,904	460,000	9.36%	10.15%	100%	Grapevine, TX
Raleigh Data Center	03/21/2013	1997	19,500,000	132,132	390,000	8.50%	NA	100%	Morrisville, NC
Andover Data Center(10)	03/28/2013	1984(9)	12,000,000	135,927	240,000	8.31%	8.81%	100%	Andover, MA
Wilkes-Barre Healthcare Facility	05/31/2013	2012	4,375,000	22,825	87,500	7.54%	8.69%	100%	Mountain Top, PA
Fresenius Healthcare Facility	06/11/2013	2010	4,640,000	66,465	92,800	7.59%	8.93%	100%	Goshen, IN
Leonia Data Center	06/26/2013	1988	14,760,000	235,000	295,200	7.75%	8.35%	100%	Leonia, NJ
Physicians’ Specialty Hospital(11)	06/28/2013	1994	22,625,000	56,169	452,500	8.50%	9.80%	100%	Fayetteville, AR
Christus Cabrini Surgery Center	07/31/2013	2007	4,700,000	46,751	94,000	8.30%	9.41%	100%	Alexandria, LA
Valley Baptist Wellness Center	08/16/2013	2007	10,283,000	55,836	205,660	7.43%	8.58%	100%	Harlingen, TX
Akron General Intergrated Medical Facility	08/23/2013	2013	9,681,000	5,000	193,620	7.40%	8.47%	100%	Green, OH
Victory Medical Center Landmark	08/29/2013	2013	32,166,500	50,596	643,330	8.07%	10.30%	100%	San Antonio, TX
Post Acute/Warm Springs Rehab Hospital of Westover Hills	09/06/2013	2012	22,038,000	135,761	440,760	7.48%	8.69%	100%	San Antonio, TX
AT&T Wisconsin Data Center	09/26/2013	1989	51,870,000	109,870	1,037,400	6.55%	7.17%	100%	Waukesha, WI

			$466,372,500	$4,072,052	$9,327,450

(1)	Fees paid to sponsor include payments made to our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 84 of the prospectus.
(2)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income. Initial yield for the Southfield Data Center, which is subject to both a net lease and a gross lease, is calculated as the current annualized rental income for the in-place leases less property level expenses divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates.
(3)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place leases over the non-cancellable lease term at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income. Future costs of some properties are not predictable and therefore, the average yield for these properties cannot be determined at this time.

(4)	Our properties are located in the metropolitan areas of their respective cities and as such may compete with other facilities for tenants if the current lease is not renewed. Other than as disclosed, we currently have no plans for any renovations, improvements or development of any of our properties and we believe each property is adequately insured and each property is suitable for its present and intended use.
(5)	On July 16, 2012, we acquired the remaining noncontrolling interests in the Richardson Data Center and it became a wholly owned property of our company.
(6)	The Southfield Data Center was originally constructed in 1970 and renovated in 1997.
(7)	The Texas Data Center Portfolio consists of two data center properties.
(8)	The Plano Data Center was constructed in 1986 and redeveloped into a data center in 2011, and the Arlington Data Center was built in 1984.
(9)	The Vibra Denver Hospital was renovated in 1985.
(10)	The Andover Data Center was renovated in 2010.
(11)	The Physicians’ Specialty Hospital was renovated in 2009.
*	Represents the real estate taxes on the property for 2012.

Joint venture properties

Through two joint venture arrangements, as of October 2, 2013, we had interests in two properties comprising approximately 459,000 gross rentable square feet of commercial space. Properties acquired by our joint ventures as of October 2, 2013 are listed below in order of date of acquisition.

Property Description	Date Acquired	Year Built		Purchase Price	Property Taxes(1)		Fees Paid to Sponsor(2)	Initial Yield(3)	Average Yield(4)	Physical Occupancy	Location
180 Peachtree Data Center(5)	01/03/2012	1927	(6)	$94,750,000	$642,302		$419,000	8.20%	NA	100.00%	Atlanta, GA
Philadelphia Data Center(7)	11/13/2012	1993		65,000,000	—	(8)	1,300,000	7.27%	8.23%	100.00%	Philadelphia, PA

				$159,750,000	$642,302		$1,719,000

(1)	Represents the real estate taxes on the properties for 2012.
(2)	Fees paid to sponsor include payments made to our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 84 of the prospectus.
(3)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income. The 180 Peachtree Data Center includes parking facilities which incur monthly operating expenses; therefore, we use net operating income to calculate initial yield on this property.
(4)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place lease over the non-cancellable lease term at the property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The properties are generally subject to a long-term net lease. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.
(5)	Our operating partnership owns approximately 22% of this property. See below under the section captioned “— 180 Peachtree Data Center” for additional details on this property and the joint venture.
(6)	The 180 Peachtree Data Center was originally constructed in 1927 and renovated in 2000.
(7)	Our operating partnership owns approximately 56.35% of this property. We placed approximately $1.0 million in escrow for ongoing tenant improvements, which was funded by the seller of the property as a credit at closing. See below under the section captioned “— Philadelphia Data Center” for additional details on the property and the joint venture.
(8)	For 2012, the real estate taxes on the Philadelphia Data Center were $0 because the property qualifies for property tax relief through 2018.

For additional information regarding our acquisitions, see the section of this prospectus captioned “Investment Objectives, Strategy and Policies — Description of Real Estate Investments.”

Description of Real Estate-Related Investments

We have originated and may continue to originate or acquire real estate loans (including, but not limited to, investments in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property and loans on leasehold interest mortgages).

Walnut Hill Investment

We, through our operating partnership, are a party to a preferred equity loan agreement pursuant to which the operating partnership agreed to provide funds to WH Hospital Property Company, LLC, or Walnut Hill Property Company, an unaffiliated entity, in the aggregate principal amount of $20,000,000, or the Walnut Hill Investment, which will be used by Walnut Hill Property Company for the construction of a 100-bed acute care hospital, located in Dallas, Texas. As of October 2, 2013, the operating partnership had funded $20,000,000 in the aggregate under the Walnut Hill Investment.

In connection with making the Walnut Hill Investment, an affiliate of our advisor entered into a purchase agreement with WH Hospital Property Company for the purchase of the property upon its completion, which is expected to occur in 2014. The purchase price of the property is $90,000,000. Upon completion, the property will have in place a 30 year non-cancellable lease with an initial annual lease rate of $9,000,000, which will increase by 3.0% annually. For additional information regarding the Walnut Hill Investment, see the section of this prospectus captioned “Investment Objectives, Strategy and Policies–Investing in and Originating Loans — Walnut Hill Investment” beginning on page 105 of this prospectus.

Victory/Walnut Hill Bridge Loan

We, through our operating partnership, are a party to a bridge loan agreement with three unaffiliated borrowers, or the Victory/Walnut Hill Bridge Loan, pursuant to which the operating partnership agreed to provide funds to the borrowers in an aggregate principal amount of $18,000,000 to be used for the construction of certain properties directly or indirectly owned by the borrowers. In connection with our purchases of, and with proceeds from, the Valley Baptist Wellness Center and the Victory Medical Center Landmark, the borrowers repaid $11,000,000 of the Victory/Walnut Hill Bridge Loan.

As of October 2, 2013, there was still approximately $7 million outstanding under the Victory/Walnut Hill Bridge Loan. For additional information, see the section of this prospectus captioned “Investment Objectives, Strategy and Policies—Investing in and Originating Loans—Victory/Walnut Hill Bridge Loan” beginning on page 103 of this prospectus.

Bay Area Preferred Equity Loan

We, through our operating partnership, are a party to a bridge loan agreement with Bay Area Hospital Property Company, LLC, or Bay Area Hospital Company, an unaffiliated entity, pursuant to which the operating partnership agreed to provide funds to Bay Area Hospital Company in an aggregate principal amount of $22,500,000, or the Bay Area Preferred Equity Loan, which will be used for the construction of a 104-bed acute care hospital located in Webster, Texas, or the Bay Area Hospital. The Bay Area Hospital is expected to be completed in June 2014. As of October 2, 2013, the total outstanding balance under the loan was $22,500,000. For additional information regarding the Bay Area Preferred Equity Loan, see the section of this prospectus captioned “Investment Objectives, Strategy and Policies —Investing in and Originating Loans–Bay Area Preferred Equity Loan” beginning on page 104 of this prospectus.

Estimated Use of Proceeds of This Offering

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the maximum number of $240,000,000 of shares in the primary offering, and the second scenario assumes that we sell a maximum of $240,000,000 of shares in the primary offering and $10,000,000 of shares pursuant to our distribution reinvestment plan, with each scenario contemplating a price of $10.00 per share in the primary offering and $9.50 per share pursuant to our distribution reinvestment plan. We estimate that for each share sold in this offering, approximately 86.53% and 86.91%, respectively, will be available for the purchase of real estate and real estate-related investments in each scenario. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, to pay a fee to our advisor for its services in connection with the selection and acquisition of properties and for working capital reserves. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

	Maximum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$240,000,000	100.0%	$250,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee	23,400,000	9.75%	23,400,000	9.36%
Organization and offering expenses	3,000,000	1.25%	3,125,000	1.25%

Amount available for investment	$213,600,000	89.00%	$223,475,000	89.39%

Acquisition:
Acquisition and advisory fees	$4,153,622	1.73%	$4,345,649	1.74%
Acquisition expenses	1,557,608	0.65%	1,629,618	0.65%
Working capital reserve	207,681	0.09%	217,282	0.09%

Amount invested in properties	$207,681,089	86.53%	$217,282,451	86.91%

Prior Offerings

See the section entitled “Prior Performance Summary” in this prospectus for a summary of the prior offerings of our sponsor and its principals.

Distribution Policy

In order to maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income, excluding net capital gain (which does not equal net income, as calculated in accordance with GAAP). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We currently pay regular monthly distributions to our stockholders. We expect to continue paying distributions monthly unless our results of operations, our general financial conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. Our board of director’s discretion will be influenced in substantial part by its obligation to cause us to comply with REIT requirements of the Internal Revenue Code.

If we do not have enough cash to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions. There is no limit to the amount of distributions we may fund from these sources. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties or other permitted investments, and negatively impact the value of your investment. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT. Distributions made from offering proceeds are effectively a return of capital to stockholders from which we will have paid organization and offering expenses in connection with this offering.

Leverage Policy

Our charter provides that the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (total assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities) as of the date of any borrowing (which is the maximum level of indebtedness permitted under the Statement of Policy Regarding Real Estate Investment Trusts revised and adopted by the North American Securities Administrators Association on May 7, 2007, or the NASAA REIT Guidelines absent a satisfactory showing that a higher level is appropriate), which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.

In addition, our board of directors adopted a borrowing policy to limit our aggregate borrowings, following completion of our capital raising stage, to 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets, unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment Objectives, Strategy and Policies —Financing Strategies and Policies” in this prospectus for a more detailed discussion of our borrowing policies.

Exit Strategy — Liquidity Event

It is our intention to begin the process of achieving a Liquidity Event, as further described below, no later than five years after the termination of our initial public offering; however, we may seek to achieve a liquidity event prior to three years after the termination of our initial public offering if our board of directors determines that an opportune time is at hand. A “Liquidity Event” could include a sale of all or substantially all our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange (provided we meet the then applicable listing requirements), or other similar transaction. We currently intend to achieve a Liquidity Event by selling our assets; however, we may achieve a Liquidity Event through a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction if our board of directors determines that such a transaction is in the best interests of our stockholders.

If a Liquidity Event does not occur on or before the fifth anniversary of the completion or termination of our initial public offering, our charter requires that a majority of our board of directors and a majority of our independent directors adopt a resolution either (i) seeking stockholder approval of an extension or elimination of this deadline or (ii) seeking stockholder approval of the liquidation of the corporation. If we seek and do not obtain stockholder approval of an extension or elimination to the deadline, we would then be required to seek stockholder approval of our liquidation. If we seek and do not obtain stockholder approval of our liquidation and have not already sought stockholder approval of an extension or elimination to the Liquidity Event deadline, we would then be required to seek stockholder approval of an extension or elimination to this deadline. If we seek stockholder approval of both an extension or elimination of the Liquidity Event deadline and our liquidation and do not obtain either, our charter would not require us to achieve a Liquidity Event or liquidate and we could continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely. See “Description of Securities — Meetings and Special Voting Requirements” in this prospectus for a more detailed discussion on this requirement.

Market conditions and other factors could cause us to delay our Liquidity Event beyond the fifth anniversary of the termination of our initial public offering. Even after we decide to pursue a Liquidity Event, we are under no obligation to conclude our Liquidity Event within a set time frame because the timing of our Liquidity Event will depend on real estate market conditions, financial market conditions, U.S. federal income tax consequences to stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a Liquidity Event.

Conflicts of Interest

Our advisor experiences potential conflicts of interest in connection with the management of our business affairs, including the following:

•

The management and key personnel of our advisor, each of whom may in the future make investment decisions for other programs sponsored by our sponsor and its affiliates and direct investments, must determine which investment opportunities to recommend to us or another program sponsored by our sponsor and its affiliates or joint venture, and must determine how to allocate resources among us and any other future programs sponsored by our sponsor and its affiliates;

•	Our advisor may structure the terms of joint ventures between us and other programs sponsored by our sponsor and its affiliates;

•	We have retained Carter Validus Real Estate Management Services, LLC, an affiliate of our advisor, to manage and lease some or all our properties;

•	Our advisor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they may be involved in the future;

•

Our advisor and its affiliates receive fees in connection with transactions involving the purchase, financing, management and sale of our properties, and, because our advisor and its affiliates do not maintain a significant equity interest in us and are entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders; and

•

Our advisor is compensated on a fee structure that could result in it having an incentive to purchase properties using debt, as this would increase the amount of acquisition and asset management fees it would receive.

Our officers and two of our directors also will face these conflicts because of their affiliation with our advisor. These conflicts of interest could result in decisions that are not in our best interests. See the section entitled “Conflicts of Interest” in this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various entities that are affiliated with us, our sponsor and our advisor.

ORGANIZATIONAL STRUCTURE

1.	Sponsor owns 20,000 shares of common stock (less than .01% assuming maximum offering).

2.	Our advisor and dealer manager are owned through wholly-owned holding companies that are not shown on this Organizational Structure.

3.	Others consist of Lisa A. Drummond (5.2%), Todd M. Sakow (4.3%), Sharon Millburg (2.6%), Elizabeth B. Fay (0.7%) and April Tutor (0.3%).

4.	Indirect ownership through wholly-owned and/or controller entities.

5.	Represents voting ownership.

Compensation to Our Advisor and its Affiliates

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. In the sole discretion of our advisor, the advisor may elect to have certain fees and commissions paid, in whole or in part, in cash or OP Units. For a more detailed discussion of compensation, see the table included in the “Management Compensation” section of this prospectus, including the footnotes thereto. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the section entitled “Plan of Distribution” in this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and accounts for the fact that shares are sold through our distribution reinvestment plan at $9.50 per share with no selling commissions and no dealer manager fee.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering
	Offering Stage
Selling Commission – SC Distributors, LLC	We pay to SC Distributors, LLC 7.0% of gross proceeds of our primary offering; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan; SC Distributors, LLC may reallow all or a portion of its selling commissions to participating broker-dealers.	$16,800,000

Dealer Manager Fee – SC Distributors, LLC	We pay to SC Distributors, LLC 2.75% of gross proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan; SC Distributors, LLC may reallow all or a portion of its dealer manager fees to participating broker-dealers.	$6,600,000

Organization and Offering Expenses – Carter/Validus Advisors, LLC	We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of the gross offering proceeds of this offering. We expect that organization and offering expenses (other than selling commissions and dealer manager fees) will be approximately 1.25% of the gross offering proceeds.	$3,125,000
	Operational Stage
Acquisition Fees – Carter/ Validus Advisors, LLC	We pay to our advisor 2.0% of the contract purchase price of each property or asset acquired and 2.0% of the amount advanced with respect to a mortgage loan. For purposes of this prospectus, “contract purchase price” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage loan, exclusive of acquisition fees and acquisition expenses.	$4,345,649 (or $6,518,474, assuming that we incur our expected leverage set forth in our investment guidelines).

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering

Acquisition Expenses – Carter/Validus Advisors, LLC	We pay, or reimburse our advisor, as applicable, for acquisition expenses incurred in connection with the selection and acquisition of properties or other real estate-related investments (including expenses relating to potential investments that we do not close), such as legal fees and expenses, costs of real estate due diligence, appraisals, non-refundable option payments on property not acquired, travel and communications expenses, costs of appraisals, commissions to non-affiliated third parties, accounting fees and expenses and title insurance premiums, whether or not the property was acquired. We expect these expenses will be approximately 0.75% of the purchase price of each property or other real estate-related investment; however, expenses on a particular acquisition or investment may be higher.	$1,629,618 (or $2,444,428, assuming that we incur our expected leverage set forth in our investment guidelines.

Asset Management Fee –Carter/Validus Advisors, LLC

In connection with the management of our assets, we will pay our advisor a fee equal to one-twelfth of 1.0% of the cost of our assets, which includes the purchase price, acquisition expenses, and other customarily capitalized costs, but excludes acquisition fees. This fee will be payable monthly in arrears, based on assets held by us on the last day of such prior month. Our advisor has agreed to defer some or all of the asset management fees when our distribution payout ratio, which is our distribution rate per share divided by our modified funds from operations, or MFFO, per share, is 100% or greater. The amount of the asset management fees deferred in a particular period will be equal to the amount by which distributions exceeds MFFO. If our distribution payout ratio is less than 100%, the excess MFFO will be used to repay any previously deferred asset management fees. Our advisor irrevocably waived, without recourse, all deferred asset management fees earned during the period beginning January 1, 2012 and ended on the first date on which our distribution payout ratio was less than 100%, and has no recourse against us for the payment of such fees.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Practice Guideline. However, if a trade or industry promulgates a different definition of MFFO applicable to listed or non-listed REITs that we adopt in our periodic reports filed with the SEC, MFFO may have the meaning of such different definition.

Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering
Property Management and Leasing Fees – Carter Validus Real Estate Management Services, LLC	In connection with the rental, leasing, operation and management of our properties, we pay our advisor and its affiliates aggregate fees equal to: (a) with respect to single tenant properties, 3.0% of gross revenues from the properties managed; and (b) with respect to multi-tenant properties, 4.0% of gross revenues from the properties managed. We also will reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay Carter Validus Real Estate Management Services, LLC an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our property manager, our advisor or any affiliate both a property management fee and an oversight fee with respect to any particular property.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.

We also may pay Carter Validus Real Estate Management Services, LLC a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.

Construction Management Fee – Carter Validus Real Estate Management Services, LLC	For acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on our properties, we may pay Carter Validus Real Estate Management Services, LLC up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable.	Not determinable at this time. Because the fee is based on a fixed percentage of certain costs, there is no maximum dollar amount of this fee.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering
Operating Expenses – Carter/Validus Advisors, LLC	We reimburse Carter/Validus Advisors, LLC at the end of each fiscal quarter for operating expenses incurred on our behalf, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) in the four immediately preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, unless our independent directors have determined that such excess expenses are justified, based on unusual and non-recurring factors that they deem sufficient. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition fees or disposition fees.	Not determinable at this time.

Liquidation/Listing Stage

Disposition Fees – Carter/Validus Advisors, LLC	If our advisor or its affiliates provide a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay Carter/Validus Advisors, LLC a disposition fee, up to the lesser of 2.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange) – Carter/ Validus Advisors, LLC	Our advisor will receive 15.0% of the remaining net sale proceeds after return of capital contributions plus payment to investors of an 8.0% annual cumulative, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 8.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.	Not determinable at this time. There is no maximum amount of these payments.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time) – Carter/Validus Advisors, LLC	Our advisor will receive 15.0% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an 8.0% annual cumulative, non-compounded return to investors. We cannot assure you that we will provide this 8.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.	Not determinable at this time. There is no maximum amount of this fee.

Subordinated Termination Fee –Carter/Validus Advisors, LLC	Upon termination of the advisory agreement, as amended, referred to herein as the “advisory agreement,” our advisor shall be entitled to a subordinated termination fee. In addition, our advisor may elect to defer its right to receive a subordinated termination fee until either shares of our common stock are listed and traded on a national securities exchange or another Liquidity Event occurs.	Not determinable at this time. There is no maximum amount of this fee.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may elect to have the distributions you receive from us reinvested, in whole or in part, in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be the greater of 95% of the fair market value per share as determined by our board of directors and $9.50 per share. No selling commissions or dealer manager fees will be paid on shares sold under our distribution reinvestment plan.

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than any special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may amend, suspend or terminate the distribution reinvestment plan at our discretion at any time upon ten days’ prior written notice to you. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of                     , 2015, which is two years from the effective date of this offering, and the date we sell all the shares registered for sale under the distribution reinvestment plan, unless we elect to extend it to a date no later than                     , 2016. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan.

Share Repurchase Program

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us after you have held them for at least one year, subject to the significant conditions and limitations in our share repurchase program. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made monthly. We will limit the number of shares repurchased during any calendar year to 5.0% of the number of shares of our common stock outstanding on December 31st of the previous calendar year. In addition, we are only authorized to repurchase shares using the proceeds received from our distribution reinvestment plan during the prior calendar year. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or qualifying disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until we establish an estimated value of our shares. We do not currently anticipate obtaining appraisals for our investments (other than investments in transaction with affiliates) and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. We expect to begin establishing an estimated value of our shares based on the value of our real estate and real estate-related investments on an annual basis beginning 18 months after the close of our initial public offering, and will disclose the value in our SEC filings. We will retain persons independent of us and our advisor to prepare the estimated value of our shares. Prior to establishing the estimated value of our shares and unless the shares are being redeemed in connection with a stockholder’s death or qualifying disability, the price per share that we will pay to repurchase shares of our common stock will be as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

•	for stockholders who have continuously held their shares of our common stock for at least one year, the price will be 92.5% of the amount paid for each such share;

•	for stockholders who have continuously held their shares of our common stock for at least two years, the price will be 95.0% of the amount paid for each such share;

•	for stockholders who have continuously held their shares of our common stock for at least three years, the price will be 97.5% of the amount paid for each such share; and

•	for stockholders who have held their shares of our common stock for at least four years, the price will be 100.0% of the amount paid for each such share.

The share repurchase program immediately will terminate if our shares are listed on any national securities exchange. In addition, our board of directors may suspend (in whole or in part) the share repurchase program at any time and from time to time upon notice to our stockholders and amend or terminate the share repurchase program at any time upon 30 days’ prior written notice to our stockholders. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program and the shares, if any, purchased thereunder, refer to the section of this prospectus captioned “Share Repurchase Program.”

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that the company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act of 1940, or the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.” “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. Our assets are generally held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

Because we are organized as a holding company that conducts its business primarily through our operating partnership, which in turn is a holding company that conducts its business through its subsidiaries, we intend to conduct our operations and the operations of our operating partnership so that each will comply with the 40% test. In addition, we expect that our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and its wholly-owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that we, our operating partnership and any subsidiaries of our operating partnership will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We do not intend to request that the SEC staff approve our treatment of any particular entity as a majority-owned subsidiary. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Even if the value of investment securities held by any of our wholly-owned or majority-owned subsidiaries were to exceed 40% of their respective total assets, we expect that such subsidiaries would be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets. For purposes of the exclusions provided by Section 3(c)(5)(C), we will classify our investments based on no-action letters issued by the SEC staff and other SEC interpretive guidance.

Qualification for exemption from the definition of “investment company” under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Description of Shares

Uncertificated Shares

Our board of directors has authorized the issuance of shares of our stock without certificates. Instead, your investment will be recorded on our books only. Our transfer agent maintains a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner delivers a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required stock transfer form to you upon request.

Stockholder Meetings

We hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We also may call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restriction on Share Ownership and Transfer

Our charter contains restrictions on ownership and transfer of the shares that, among other restrictions, prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our stock, unless exempted by our board of directors. Your ability to transfer your shares to prospective stockholders also will be limited unless (a) they meet the minimum suitability standards regarding income or net worth, which are described in the “Investor Suitability Standards” section immediately following the cover page of this prospectus, and (b) the transfer complies with minimum purchase requirements, which are described in the sections of this prospectus entitled “Investor Suitability Standards” and “Plan of Distribution.” For a more complete description of the shares, including this and other restrictions on the ownership and transfer of our shares, please see the section entitled “Description of Securities” in this prospectus.

ERISA Considerations

Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Internal Revenue Code should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may harm our business.

Risks Related to an Investment in Carter Validus Mission Critical REIT, Inc.

We have a limited operating history and limited established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.

We have a limited operating history and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were incorporated on December 16, 2009. Therefore, the prior performance of real estate investment programs sponsored by Messrs. Carter, Garcia, Peterson and Winslow and other affiliates of our advisor may not be indicative of our future results.

Moreover, we have limited established financing sources. Presently, both we and our advisor are funded by capital contributions from our sponsor, Carter/Validus REIT Investment Management Company, LLC, a Florida limited liability company, which is directly or indirectly controlled by Messrs. Carter and Garcia. If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.

We may not succeed in achieving our goals, and our failure to do so could cause you to lose all or a portion of your investment.

Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

We have not identified all of the properties we will acquire with the net offering proceeds. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of properties. We seek to invest substantially all the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of properties in the data center and medical sectors. We also may, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate. In addition, our advisor may make or invest in mortgage, bridge or mezzanine loans or participations therein on our behalf if our board of directors determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that such investments are advantageous to us.

There is no public trading market for our shares and there may never be one; therefore, it may be difficult for you to sell your shares.

There currently is no public market for our shares and there may never be one. If you are able to find a buyer for your shares, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards and the sale does not violate state securities laws. Our charter also prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our stock by any one person, unless exempted by our board of directors, which may deter large investors from purchasing your shares. Moreover, our share repurchase program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors may reject any request for repurchase of shares, suspend (in whole or in part) the share repurchase program at any time and from time to time upon notice to our stockholders and amend or terminate our share repurchase program at any time upon 30 days’ notice to our stockholders. Therefore, it may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you likely will have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares. See the sections entitled “Investor Suitability Standards,” “Description of Securities — Restrictions on Ownership and Transfer” and “Share Repurchase Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

We have experienced losses in the past, and we may experience additional losses in the future.

Historically, we have experienced net losses and we may not be profitable or realize growth in the value of our investments. Many of our losses can be attributed to start-up costs and operating costs incurred prior to purchasing properties or making other investments that generate revenue and acquisition related expenses. Please see the “Selected Financial Data” section of the prospectus, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our consolidated financial statements and the notes thereto in our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that are incorporated by reference into the prospectus, for a discussion of our operational history and the factors for our losses.

The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating income.

The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating income. Our board of directors does not intend to provide an estimate of the value of our assets until 18 months after the end of our initial public offering period. However, our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share and other factors that our board of directors deems relevant. Until such time as our board of directors determines a reasonable estimate of the value of our assets, the price of our shares is not intended to reflect our per share net asset value.

The purchase price you pay for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating cash flows. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. See the section of this prospectus captioned “Investment Objectives, Strategy and Policies — Dilution of the Net Tangible Book Value of Our Shares” for further discussion.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

Except for investors who purchase shares in this offering after such time as this prospectus is supplemented to describe one or more identified investments, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and, if we develop properties, development of income-producing properties, likely would adversely affect our ability to make distributions and the value of your overall returns. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, if we acquire properties prior to the start of construction or during the early stages of construction, it typically will take at least several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties. If our advisor is unable to obtain additional suitable investments for us, we will hold the uninvested proceeds of this offering in an interest-bearing account or invest such proceeds in short-term, investment-grade investments. If we cannot invest all of the proceeds from this offering within a reasonable amount of time, or if our board of directors determines it is in the best interests of our stockholders, we will return the uninvested proceeds to investors and you may receive less than the amount you initially invested.

Our dealer manager has limited experience in public offerings, which may affect the amount of funds it raises in this offering.

Our dealer manager, SC Distributors, LLC, was formed in March 2009 and has conducted a limited number of other public offerings such as this offering. This lack of experience may affect the way in which our dealer manager conducts this offering. In addition, because this is a “best efforts” offering, we may not raise proceeds in this offering sufficient to meet our investment objectives.

Our properties are located in the continental United States and will be affected by the current economic downturn, as well as economic cycles and risks inherent to that area.

We expect to use substantially all the net proceeds of this offering to acquire commercial real estate located in the continental United States. Real estate markets are subject to economic downturns, as they have been in the past, and we cannot predict how economic conditions will impact this market in both the short and long term. Declines in the economy or a decline in the real estate market in the continental United States could hurt our financial performance and the value of our properties. The factors affecting economic conditions in the continental United States include:

•	financial performance and productivity of the publishing, advertising, financial, technology, retail, insurance and real estate industries;

•	business layoffs or downsizing;

•	industry slowdowns;

•	relocations of businesses;

•	changing demographics;

•	increased telecommuting and use of alternative work places;

•	infrastructure quality;

•	any oversupply of, or reduced demand for, real estate;

•	concessions or reduced rental rates under new leases for properties where tenants defaulted; and

•	increased insurance premiums.

The current market environment may adversely affect our operating results, financial condition and ability to pay distributions.

As of the date of this prospectus, the capital and credit markets have been experiencing extreme volatility and disruption for over three years. A protracted economic downturn could have a negative impact on our portfolio. If real property or other real estate-related asset values continue to decline after we acquire them, we may have a difficult time making new acquisitions or generating returns on your investment. If the current debt market environment persists, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

If the current economic downturn persists or if there is any further local, national or global worsening of the current economic downturn, our businesses and future profitability will be adversely affected.

Our stockholders may be more likely to sustain a loss on their investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsor has only invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share and may not have as much economic incentive as do sponsors who have invested more equity in their companies. Additionally, if we are successful in raising enough proceeds to be able to reimburse our sponsor for our significant organization and offering expenses, our sponsor will have little exposure to loss in value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor may have less to lose from a decrease in the value of our shares as does a sponsor that makes more significant equity investments in its company.

Distributions paid from sources other than our cash flow from operations will result in us having fewer funds available for the acquisition of properties and other real estate-related investments, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.

We have paid, and may continue to pay, distributions from sources other than from our cash flow from operations. For the year ended December 31, 2012, our cash flow provided by operations of $1.3 million was a shortfall of $4.7 million, or 78.3%, of our distributions paid (total distributions were $6.0 million, of which $3.2 million were paid in cash and $2.8 million in shares of our common stock pursuant to our distribution reinvestment plan) during such period and such shortfall was paid from proceeds from our initial public offering. For the six months ended June 30, 2013, our cash flow provided by operations of approximately $8.0 million was a shortfall of $0.9 million, or 10.2%, of our distributions paid (total distributions were approximately $8.9 million, of which $4.9 million was cash and $4.0 million was reinvested in shares of our common stock pursuant to our distribution reinvestment plan) during such period and such shortfall was paid from proceeds from our initial public offering. Additionally, we may in the future pay distributions from sources other than from our cash flow from operations. Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flow from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect.

We do not have any limits on the sources of funding distribution payments to our stockholders. We may pay, and have no limits on the amounts we may pay, distributions from any source, such as from borrowings, the sale of assets, the sale of additional securities, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements and offering proceeds. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock to third party investors. If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or real estate-related investments. Our inability to acquire additional properties or real estate-related investments may have a negative effect on our ability to generate sufficient cash flow from operations to pay distributions. As a result, the return you realize on your investment may be reduced and investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. Payment of distributions from any of the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you upon a Liquidity Event, any or all of which may have an adverse effect on your investment.

A high concentration of our properties in a particular metropolitan statistical area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

Based on leases in effect as of June 30, 2013, we owned 22 properties located in 17 metropolitan statistical areas, or MSAs, (including two properties owned through consolidated partnerships), three of which each accounted for 10.0% or more of annualized rental revenues. Properties located in the Dallas-Ft.Worth-Arlington, Texas area accounted for an aggregate of 26.2% of annualized rental revenues in effect as of June 30, 2013, properties located in the Atlanta-Sandy Springs-Marietta, Georgia area accounted for an aggregate of 18.6% of annualized rental revenues in effect as of June 30, 2013, and properties located in the Philadelphia-Camden-Wilmington, Pennsylvania area accounted for an aggregate of 12.1% of annualized rental revenues in effect as of

June 30, 2013. Accordingly, there is a geographic concentration of risk subject to fluctuations in each MSA’s economy. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

If our advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, including Messrs. Carter, Garcia, Miller, Seton, Sakow, Peterson and Winslow, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to separately maintain key person life insurance on Messrs. Carter, Garcia, Miller, Seton, Sakow, Peterson and Winslow or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, subject to certain limitations set forth therein or under Maryland law, our charter provides that no director or officer will be liable to us or our stockholders for money damages, requires us to indemnify and advance expenses to our directors, officers and advisor and our advisor’s affiliates and permits us, with approval of our board of directors or a committee of the board of directors to indemnify our employees and agents. Although our charter does not allow us to indemnify or hold harmless an indemnitee to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our ability to recover against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor and its affiliates in some cases, which would decrease the cash otherwise available for distribution to you. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere herein.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions, make additional investments and service our debt.

As of June 30, 2013, we had cash and cash equivalents in excess of federally insurable limits. The Federal Deposit Insurance Corporation only insures interest-bearing accounts in amounts up to $250,000 per depositor per insured bank. While we monitor our cash balance in our operating accounts, if any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits may have a material adverse effect on our financial condition.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Our advisor faces potential conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future. We may buy properties at the same time as one or more of the other programs sponsored by affiliates of our advisor and managed by officers and key personnel of our advisor. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another program sponsored by affiliates of our advisor. We cannot be sure that officers and key personnel acting on behalf of our advisor and on behalf of managers of other programs sponsored by affiliates of our advisor will act in our best interests when deciding whether to allocate any particular property to us. In addition, we may acquire properties in geographic areas where other programs sponsored by affiliates of our advisor own properties. Also, we may acquire properties from, or sell properties to, other programs sponsored by affiliates of our advisor. If one of the other programs sponsored by affiliates of our advisor attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisor determines to make or purchase mortgage, bridge or mezzanine loans or participations therein on our behalf, since other programs sponsored by affiliates of our advisor may be competing with us for these investments.

Our advisor faces conflicts of interest relating to joint ventures with its affiliates, which could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint ventures with other programs sponsored by affiliates of our advisor for the acquisition, development or improvement of properties. Our advisor may have conflicts of interest in determining which program sponsored by affiliates of our advisor should enter into any particular joint venture agreement. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

Our advisor and its officers and certain of its key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

Our advisor and its officers and employees and certain of our key personnel and their respective affiliates are key personnel, general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers and directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and generate returns to you.

Certain of our executive officers and directors, including John Carter, who also serves as the chairman of our board of directors, Mario Garcia, Jr. Todd Sakow and Lisa Drummond, also are officers and/or directors of our advisor, our property manager, our dealer manager and/or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to:

•	allocation of new investments and management time and services between us and the other entities,

•	our purchase of properties from, or sale of properties, to affiliated entities,

•	the timing and terms of the investment in or sale of an asset,

•	development of our properties by affiliates,

•	investments with affiliates of our advisor,

•	compensation to our advisor, and

•	our relationship with our dealer manager and property manager.

If we do not successfully implement our business strategy, we may be unable to generate cash needed to continue to make distributions to you and to maintain or increase the value of our assets.

Our advisor faces conflicts of interest relating to the performance fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, our advisor or its affiliates are entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments, or to use additional debt when acquiring assets, in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s or its affiliates’ entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement requires us to pay a performance-based termination fee to our advisor or its affiliates if we terminate the advisory agreement and have not paid our advisor a subordinated incentive listing fee to our advisor in connection with the listing of our shares for trading on an exchange. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to our advisor or its affiliates at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor will have the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control. For a more detailed discussion of the fees payable to our advisor and its affiliates in respect of this offering, see the section entitled “Management Compensation” in this prospectus.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Morris, Manning & Martin, LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Morris, Manning & Martin, LLP may inadvertently act in derogation of the interest of the parties, which could affect our ability to meet our investment objectives.

Risks Related to This Offering and Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. In this connection, among other things, unless exempted by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number, whichever is more restrictive) of any class or series of the outstanding shares of our stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. See the section entitled “Description of Securities — Restriction on Ownership and Transfer” in this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 350,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any such stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or independent legal counsel, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. As of October 2, 2013, we had 54,825,076 and 54,805,809 shares of our common stock issued and outstanding, respectively, and no issued and outstanding shares of our preferred stock. See the section entitled “Description of Securities — Preferred Stock” in this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has exempted from the business combination statute any business combination involving our advisor or any of its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any of its affiliates. As a result, our advisor and any of its affiliates may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section entitled “Description of Securities — Business Combinations” in this prospectus.

Maryland law limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors.

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer, directly or indirectly, to exercise or direct the exercise of voting power of shares of stock in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Securities — Control Share Acquisitions.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

The company is not registered, and does not intend to register itself or any of its subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

The company conducts its operations directly and through wholly or majority-owned subsidiaries, so that the company and each of its subsidiaries do not fall within the definition of an “investment company” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.”

The company intends to conduct its operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly and majority-owned subsidiary with this test. We expect that most, if not all, of the company’s wholly-owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

Since we are primarily engaged in the business of acquiring real estate, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

Under Section 3(c)(5)(C), the SEC staff generally requires the company to maintain at least 55% of its assets directly in qualifying assets and at least 80% of the entity’s assets in qualifying assets and in a broader category of real estate-related assets to qualify for this exception. Mortgage-related securities may or may not constitute such qualifying assets, depending on the characteristics of the mortgage-related securities, including the rights that we have with respect to the underlying loans. The company’s ownership of mortgage-related securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations. See the section entitled “Investment Objectives, Strategies and Policies — Investment Company Act Considerations” in this prospectus.

The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Accordingly, no assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75% of the useful life of the asset; or (iv) the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the U.S. Financial Accounting Standards Board, or FASB, and the International Accounting Standards Board, or IASB, initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB, or collectively, the Boards, issued an Exposure Draft on August 17, 2010, or the Exposure Draft, which proposes substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the tenant’s balance sheet for all lease arrangements. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact our operations and our ability to pay distributions to you.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders except to the extent that such policies are set forth in our charter. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•

any amendment of our charter (including a change in our investment objectives), except that our board of directors may amend our charter without stockholder approval to (a) increase or decrease the aggregate number of our shares or the number of shares of any class or series that we have the authority to issue, (b) effect certain reverse stock splits, and (c) change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock;

•	our liquidation or dissolution; and

•	certain mergers, reorganizations of our company, consolidations or sales or other dispositions of all or substantially all our assets, as provided in our charter and under Maryland law.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Except to the extent that policies and investment limitations are included in our charter, our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

Because of our holding company structure, we depend on our operating subsidiary and its subsidiaries for cash flow and we will be structurally subordinated in right of payment to the obligations of such operating subsidiary and its subsidiaries.

We are a holding company with no business operations of our own. Our only significant asset is and will be the general partnership interests of our operating partnership. We conduct all of our business operations through our operating partnership. Accordingly, our only source of cash to pay our obligations is distributions from our operating partnership and its subsidiaries of their net earnings and cash flows. We cannot assure you that our operating partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders from cash flows from operations. Each of our operating partnership’s subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all of our and our operating partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.

We will not calculate the net asset value per share for our shares until 18 months after completion of our initial public offering; therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering and for a substantial period of time thereafter.

We do not intend to calculate the net asset value per share for our shares until 18 months after the completion of our last offering. Beginning 18 months after the completion of our initial public offering of our shares (excluding offerings under our distribution reinvestment plan), our board of directors will determine the value of our properties and our other assets based on such information as our board of directors determines appropriate, which may or may not include independent valuations of our properties or of our enterprise as a whole. We will disclose this net asset value to stockholders in our filings with the SEC. Therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations — Annual or More Frequent Valuation Requirement” in this prospectus.

You are limited in your ability to sell your shares pursuant to our share repurchase program and may have to hold your shares for an indefinite period of time.

Our board of directors may reject any request for repurchase of shares, suspend (in whole or in part) the share repurchase program at any time and from time to time upon notice to our stockholders and amend, suspend, reduce, terminate or otherwise change our share repurchase program at any time upon 30 days’ notice to our stockholders for any reason it deems appropriate. Because we only repurchase shares on a monthly basis, depending upon when during the month our board of directors makes this determination, it is possible that you would not have any additional opportunities to have your shares repurchased under the prior terms of the program, or at all, upon receipt of the notice. In addition, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share repurchase program, subject to the right of our board of directors to waive such holding requirement in the event of the death or qualifying disability of the stockholder, or other involuntary exigent circumstances. Subject to funds being available, the purchase price for shares repurchased under our share repurchase program will be as set forth below until we establish an estimated value of our shares (unless the shares are being redeemed in connection with a stockholder’s death or qualifying disability). We do not currently anticipate obtaining appraisals for our investments (other than investments in transactions with affiliates) and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. We expect to begin establishing an estimated value of our shares based on the value of our real estate and real estate-related investments beginning 18 months after the completion of our initial public offering. We will retain persons independent of us and our advisor to prepare the estimated value of our shares. Prior to establishing the estimated value of our shares and unless the shares are being redeemed in connection with a stockholder’s death or qualifying disability, the price per share that we will pay to repurchase shares of our common stock will be as follows: (a) for stockholders who have continuously held their shares of our common stock for at least one year, the price will be 92.5% of the amount paid for each such share, (b) for stockholders who have continuously held their shares of our common stock for at least two years, the price will be 95.0% of the amount paid for each such share, (c) for stockholders who have continuously held their shares of our common stock for at least three years, the price will be 97.5% of the amount paid for each such share, and (d) for stockholders who have held their shares of our common stock for at least four years, the price will be 100.0% of the amount paid for each such share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). These limits might prevent us from accommodating all repurchase requests made in any year. See the section entitled “Share Repurchase Program” in this prospectus for more information about the share repurchase program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares. As a result, you should not rely on our share repurchase program to provide you with liquidity.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the selling price of the shares, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

Our dealer manager is one of our affiliates, therefore you will not have the benefit of the type of independent review of the prospectus or us customarily performed in underwritten offerings.

Our dealer manager, SC Distributors, LLC, is one of our affiliates and has not made an independent review of us or the offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by our dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, you will not have an independent review of our performance and the value of our common stock relative to publicly traded companies.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 350,000,000 shares of stock, of which 300,000,000 shares are designated as common stock and 50,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase or decrease the aggregate number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All such shares may be issued in the discretion of our board of directors except that issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. Further, we have adopted the Carter

Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan, or the Incentive Plan, pursuant to which we have the power and authority to grant restricted or deferred stock awards to persons eligible under the Incentive Plan. We have authorized and reserved 300,000 shares of our common stock for issuance under the Incentive Plan and have granted 3,000 restricted shares of common stock to each of our independent directors in connection with such director’s initial election to our board of directors, and 3,000 shares in connection with such director’s subsequent election or re-election, as applicable. Existing stockholders and investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, if we:

•	sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan;

•	sell securities that are convertible into shares of our common stock;

•	issue shares of our common stock in a private offering of securities to institutional investors;

•	issue additional restricted share awards to our directors;

•	issue shares to our advisor or its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement; or

•	issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership.

In addition, the partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other programs affiliated with our advisor and its affiliates, to merge into or cause the exchange or conversion of their interest for interests of our operating partnership. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-administered.

In the future, our board of directors may consider internalizing the functions performed for us by our advisor. The method by which we could internalize these functions could take many forms, including without limitation, acquiring our advisor. There is no assurance that internalizing our management functions will be beneficial to us and our stockholders. An acquisition of our advisor’s assets could result in dilution of your interests as a stockholder and could reduce earnings per share and funds from operation per share. Additionally, we may not realize the perceived benefits, we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our advisor, property manager or their affiliates. Internalization transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims, which would reduce the amount of funds available for us to invest in properties or other investments and to pay distributions. All of these factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions. See the section entitled “Management — The Advisor” of this prospectus for more information about the potential internalization of our management functions.

Payment of fees and reimbursements to our advisor, our dealer manager and their affiliates reduces cash available for investment and distribution.

We pay our dealer manager up to 9.75% of our gross offering proceeds in the form of selling commissions and a dealer manager fee, much of which is reallowed to participating broker-dealers. We will also reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds as on the date of the reimbursement. In addition, we pay substantial fees to our advisor and its affiliates for the services they provide to us. The payment of these fees and the reimbursements of these expenses reduces the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the section entitled “Management Compensation” in this prospectus.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions are based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to buy properties as offering proceeds become available, rental income from such properties and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. With limited prior operating history, we cannot assure you that we will be able to pay or maintain our current level of distributions or that distributions will increase over time. We cannot give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to maintain our REIT status. We may increase our borrowings or use proceeds from this offering to make distributions, each of which could be deemed to be a return of your capital and may reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section entitled “Description of Securities — Distribution Policy and Distributions” in this prospectus.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, which may prevent us from being profitable or from realizing growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which would reduce our cash flow from operations and the amount available for distributions to you.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only if funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues, resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.

We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets and a reduction in the value of your shares.

Some of our leases will not contain rental increases over time, or the rental increases may be less than fair market rate at a future point in time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

We may continue to acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Rising expenses could reduce cash flow and funds available for future acquisitions or distributions to you.

Our properties and any other properties that we buy in the future will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties are subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. While we expect that many of our properties will continue to be leased on a triple-net-lease basis or will require the tenants to pay all or a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we may have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the rehabilitation period. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government, and extends the federal terrorism insurance backstop through 2014. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate-related taxes may increase and if these increases are not passed on to tenants, our income will be reduced.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. From time to time our property taxes may increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

Covenants, conditions and restrictions may restrict our ability to operate a property.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

While we do not currently intend to do so, we may use proceeds from this offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

While we do not currently intend to do so, we may invest in unimproved real property, subject to the limitations on investments in unimproved real property contained in our charter. For purposes of this paragraph, “unimproved real property” is real property which has not been acquired for the purpose of producing rental or other operating income, has no development or construction in process and on which no construction or development is planned in good faith to commence within one year. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

We will be subject to additional risks of our joint venture partner or partners when we enter into a joint venture, which could reduce the value of our investment.

We have entered into, and in the future may enter into additional, joint ventures with other real estate groups. The success of a particular joint venture may be limited if our venture partner becomes bankrupt or otherwise is unable to perform its obligations in accordance with the terms of the particular joint venture arrangement. The joint venture partner may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, if we have a dispute with our joint venture partners, we could incur additional expenses and require additional time and resources from our advisor, each of which could adversely effect our operating results and your investment. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

Our properties face competition that may affect tenants’ willingness to pay the amount of rent requested by us and the amount of rent paid to us may affect the cash available for distributions and the amount of distributions.

There will be numerous other properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions and the amount available for distributions to you.

Delays in acquisitions of properties may have an adverse effect on your investment.

There may be a substantial period of time before all of the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and/or development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire; however, we will not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you. See the section entitled “Investment Objectives, Strategy and Policies — Investment Strategy — Investing in Real Property” in this prospectus.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Our recovery of an investment in a mortgage, bridge or mezzanine loan that has defaulted may be limited.

There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are subject to the Americans with Disabilities Act of 1990, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Economic conditions may adversely affect our income and we could be subject to risks associated with acquiring discounted real estate assets.

U.S. and international markets are currently experiencing increased levels of volatility due to a combination of many factors, including decreasing values of home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the current market dislocation may persist as financial institutions continue to take the necessary steps to restructure their business and capital structures. As a result, this economic downturn has reduced demand for space and removed support for rents and property values. Since we cannot predict when the real estate markets will recover, the value of our properties may decline if current market conditions persist or worsen.

In addition, we are subject to the risks generally incident to the ownership of discounted real estate assets. Such assets may be purchased at a discount from historical cost due to, among other things, substantial deferred maintenance, abandonment, undesirable locations or markets, or poorly structured financing of the real estate or debt instruments underlying the assets, which has since lowered their value. Further, the continuing instability in the financial markets has limited the availability of lines of credit and the degree to which people and entities have access to cash to pay rents or debt service on the underlying assets. Such illiquidity has the effect of increasing vacancies, increasing bankruptcies and weakening interest rates commercial entities can charge consumers, which can all decrease the value of already discounted real estate assets. Should conditions worsen, the continued inability of the underlying real estate assets to produce income may weaken our return on our investments, which, in turn, may weaken your return on investment.

Further, irrespective of the instability the financial markets may have on the return produced by discounted real estate assets, the evolving efforts to correct the instability make the valuation of such assets highly unpredictable. Though we intend to purchase real estate assets at a discount from historical cost, the fluctuation in market conditions makes judging the future performance of such assets difficult. There is a risk that we may not purchase real estate assets at absolute discounted rates and that such assets may continue to decline in value.

Risks Associated with Investments in the Medical Property Sector

Our real estate investments may be concentrated in medical facilities, making us more vulnerable economically than if our investments were diversified.

We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification become even greater as a result of our business strategy to invest to a substantial degree in medical facilities. A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees’

ability to make lease payments to us and our ability to make distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a concentration in medical facilities.

Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us to not be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.

Some of the properties we have acquired and seek to acquire are medical facilities that may only be suitable for similar medical-related tenants. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our medical facilities and tenants may be unable to compete successfully, which could result in lower rent payments, reduce our cash flow from operations and amounts available for distributions to you.

Any medical facilities we currently own, or will acquire in the future, may face competition from nearby hospitals and other medical facilities that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our properties. Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues. Any reduction in rental revenues resulting from the inability of our medical facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Reductions in reimbursement from third-party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.

Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs have intensified in recent years and will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the healthcare billing rules and regulations are complex, and the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs. Moreover, the state and federal government healthcare programs are subject to reductions by state and federal legislative actions.

On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012 which delays for one year the 26.5% physician pay cut under Medicare that was slated to be implemented January 1, 2013. However, unless Congress acts again to either eliminate or delay the Sustainable Growth Rate reductions that result from the existing statutory methodology, physicians’ Medicare reimbursement will be reduced on January 1, 2014, which may adversely impact our tenants’ ability to make rental payments.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. In addition, the healthcare legislation passed in 2010 included new payment models with new shared savings programs and demonstration programs that include bundled payment models and payments contingent upon reporting on satisfaction of quality benchmarks. The new payment models will likely change how physicians are paid for services. These changes could have a material adverse effect on the financial condition of some or all of our tenants in our medical facilities. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We face increasing competition for the acquisition of medical facilities, which may impede our ability to make future acquisitions or may increase the cost of these acquisitions.

We compete with many other entities engaged in real estate investment activities for acquisitions of medical facilities, including national, regional and local operators, acquirers and developers of medical facilities. The competition for medical facilities may significantly increase the price we must pay for medical facilities or other assets we seek to acquire and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare real estate REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets and therefore increased prices paid for them. Because of an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices for medical facilities, our business, financial condition and results of operations and our ability to make distributions to our stockholders may be materially and adversely affected.

The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.

The healthcare industry is heavily regulated by federal, state and local governmental bodies. The tenants in our medical facilities generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to make distributions to our stockholders. Many of our medical facilities and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON, would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of medical facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the United States and are subject to change; therefore, this may adversely impact our tenants’ ability to provide services in different states. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants. In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make current payments to us. In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Tenants of our medical facilities will be subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.

There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws. These laws include the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid; the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship; the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts. Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders.

The healthcare industry is currently experiencing changes in the demand for and methods of delivering healthcare services; changes in third party reimbursement policies; significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas; continuing pressure by private and governmental payors to reduce payments to providers of services; increased scrutiny of billing, referral and other practices by federal and state authorities; changes in federal and state healthcare program payment models; and increased emphasis on compliance with privacy and security requirements related to personal health information. These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues and our ability to make distributions to our stockholders.

Tenants of our medical facilities may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.

As is typical in the healthcare industry, certain types of tenants of our medical facilities may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our medical facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Recently enacted comprehensive healthcare reform legislation, the effects of which are not yet known, could materially and adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act of 2010, or the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act, which in part modified the Patient Protection and Affordable Care Act. Together, the two acts serve as the primary vehicle for comprehensive healthcare reform in the U.S. The acts are intended to reduce the number of individuals in the U.S. without health insurance and effect significant other changes to the ways in which healthcare is organized, delivered and reimbursed. Included with the legislation is a limitation on physician-owned hospitals from expanding, unless the facility satisfies very narrow federal exceptions to this limitation. Therefore, if our tenants are physicians that own and refer to a hospital, the hospital would be limited in its operations and expansion potential, which may limit the hospital’s services and resulting revenues and may impact the owner’s ability to make rental payments. The legislation will become effective through a phased approach, beginning in 2010 and concluding in 2018. On June 28, 2012, the United States Supreme Court upheld the individual mandate under the healthcare reform legislation, although substantially limiting the legislation’s expansion of Medicaid. At this time, the effects of healthcare reform and its impact on our properties are not yet known but could materially and adversely affect our business, financial condition, results of operations and ability to pay distributions to our stockholders.

Risks Associated with Investments in the Data Center Property Sector

Our data center properties depend upon the technology industry and a reduction in the demand for technology-related real estate could adversely impact our ability to find or keep tenants for our data center properties, which would adversely affect our results of operations.

A portion of our portfolio of properties consists of technology-related real estate. A decline in the technology industry or a decrease in the adoption of data center space for corporate enterprises could lead to a decrease in the demand for technology-related real estate, which may have a greater adverse effect on our business and financial condition than if we owned a portfolio with a more diversified tenant base. We are susceptible to adverse developments in the corporate and institutional data center and broader technology industries (such as business layoffs or downsizing, industry slowdowns, relocations of businesses, costs of complying with government regulations or increased regulation and other factors) and the technology-related real estate market (such as oversupply of or reduced demand for space). In addition, the rapid development of new technologies or the adoption of new industry standards could render many of our tenants’ current products and services obsolete or unmarketable and contribute to a downturn in their businesses, thereby increasing the likelihood that they default under their leases, become insolvent or file for bankruptcy.

Our data center properties may not be suitable for lease to certain data center, technology or office tenants without significant expenditures or renovations.

Because many of our technology-related properties will contain extensive tenant improvements installed at our tenants’ expense, they may be better suited for a specific corporate enterprise data center user or technology industry tenant and could require modification in order for us to re-lease vacant space to another corporate enterprise data center user or technology industry tenant. For the same reason, our properties also may not be suitable for lease to traditional office tenants without significant expenditures or renovations.

Our tenants may choose to develop new data centers or expand their existing data centers, which could result in the loss of one or more key tenants or reduce demand for our newly developed data centers.

Although our tenants generally enter into long-term leases with us and make considerable investments in housing their servers in our facilities, we cannot assure you that our larger tenants will not choose to develop new data centers or expand any existing data centers of their own. In the event that any of our key tenants were to do so, it could result in a loss of business to us or put pressure on our pricing. If we lose a tenant, there is no guarantee that we would be able to replace that tenant at a competitive rate or at all.

Our data center infrastructure may become obsolete and we may not be able to upgrade our power and cooling systems cost-effectively or at all.

The markets for data centers, as well as the industries in which data center tenants operate, are characterized by rapidly changing technology, evolving industry standards, frequent new service introductions, shifting distribution channels and changing tenant demands. The data center infrastructure in some of the data centers that we will acquire may become obsolete due to the development of new systems to deliver power to or eliminate heat from the servers we will house. Additionally, the data center infrastructure in some of the data centers that we have acquired or may acquire in the future could become obsolete as a result of the development of new server technology that does not require the levels of critical load and heat removal that such facilities may be designed to provide and could, possibly, be run less expensively on a different platform. In addition, the power and cooling systems in data centers are difficult and expensive to upgrade. Accordingly, we may not be able to efficiently upgrade or change these systems in some of our data centers to meet new demands without incurring significant costs that we may not be able to pass on to our tenants. The obsolescence of the power and cooling systems in such data centers could have a material negative impact on our business.

Risks Associated with Debt Financing and Investments

We have incurred, and expect to continue to incur, mortgage indebtedness and other borrowings, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

We expect that in most instances, we will continue to acquire real properties by using either existing financing or borrowing new funds. In addition, we have incurred and may continue to incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.

Our advisor believes that utilizing borrowings is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any single improved property. Our charter provides that, until such time as shares of our common stock are listed on a national securities exchange or traded in the over-the-counter market, our borrowings may not exceed 300% of our total “net assets” as of the date of any borrowing (which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines absent a satisfactory showing that a higher level is appropriate), which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, our board of directors adopted investment policies that prohibit us from borrowing, following the completion of our capital raising stage, in excess of 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets, unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess; provided, however, that this policy limitation does not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to comply with the limitations set forth in our charter and the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limitations. In the event our borrowings exceed these limitations, we will seek independent director approval of such borrowings. As a result, we expect that our debt levels may be higher until we have invested most of our capital, which may cause us to incur higher interest charges, make higher debt service payments or be subject to restrictive covenants.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.

The current state of debt markets could have a material adverse impact on our earnings and financial condition.

The domestic and international commercial real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. If these disruptions in the debt markets persist, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate, which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

By placing mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with providing us financing, certain of our lenders have imposed restrictions on us that affect our distribution, investment and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace Carter/Validus Advisors, LLC as our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment and operating objectives. Additionally, such restrictions could make it difficult for us to satisfy the requirements necessary to maintain our qualification as a REIT for U.S. federal income tax purposes.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

As of October 2, 2013, we had $223,421,168 of fixed rate debt outstanding, of which $81,300,881 was fixed through the use of interest rate swaps. As of October 2, 2013, we did not have any variable rate debt outstanding. Increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.

We may invest in CMBS, which may increase our exposure to credit and interest rate risk. We have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with our investments in CMBS. In this context, credit risk is the risk that borrowers will default on the mortgages underlying the CMBS. We intend to manage this risk by investing in CMBS guaranteed by U.S. government agencies, such as the Government National Mortgage Association (GNMA), or U.S. government sponsored enterprises, such as the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC). Interest rate risk occurs as prevailing market interest rates change relative to the current yield on the CMBS. For example, when interest rates fall, borrowers are more likely to prepay their existing mortgages to take advantage of the lower cost of financing. As prepayments occur, principal is returned to the holders of the CMBS sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, borrowers are more likely to maintain their existing mortgages. As a result, prepayments decrease, thereby extending the average maturity of the mortgages underlying the CMBS. We intend to manage interest rate risk by purchasing CMBS offered in tranches, or with sinking fund features, that are designed to match our investment objectives. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Any real estate debt security that we originate or purchase is subject to the risks of delinquency and foreclosure.

We may originate and purchase real estate debt securities, which are subject to risks of delinquency and foreclosure and risks of loss. Typically, we will not have recourse to the personal assets of our borrowers. The ability of a borrower to repay a real estate debt security secured by an income-producing property depends primarily upon the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the real estate debt security may be impaired. A property’s net operating income can be affected by, among other things:

•	increased costs, added costs imposed by franchisors for improvements or operating changes required, from time to time, under the franchise agreements;

•	property management decisions;

•	property location and condition;

•	competition from comparable types of properties;

•	changes in specific industry segments;

•	declines in regional or local real estate values, or occupancy rates; and

•	increases in interest rates, real estate tax rates and other operating expenses.

We bear the risks of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the real estate debt security, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to you. In the event of the bankruptcy of a real estate debt security borrower, the real estate debt security to that borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the real estate debt security will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a real estate debt security can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed real estate debt security. We also may be forced to foreclose on certain properties, be unable to sell these properties and be forced to incur substantial expenses to improve operations at the property.

U.S. Federal Income Tax Risks

Failure to maintain our qualification as a REIT would adversely affect our operations and our ability to make distributions.

In order for us to maintain our qualification as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual matters and circumstances that are not entirely within our control. We intend to continue structuring our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the IRS, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT. Morris, Manning & Martin, LLP, our tax counsel, has rendered its opinion that we qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions and satisfaction of the various tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the date of this prospectus. Morris, Manning & Martin, LLP’s opinion is not binding on the IRS or the courts and we will not apply for a ruling from the IRS regarding our status as a REIT. Future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to maintain our status as a REIT for any taxable year, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

To maintain our qualification as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations and could result in our inability to acquire appropriate assets.

To maintain the favorable tax treatment afforded to REITs under the Internal Revenue Code, we generally are required each year to distribute to our stockholders at least 90% of our REIT taxable income (excluding net capital gain), determined without regard to the deduction for distributions paid. We are subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to continue to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings, it is possible that we might not always be able to do so. See the section entitled “Federal Income Tax Considerations” in this prospectus.

You may have current tax liability on distributions you elect to reinvest in our common stock but would not receive cash from such distributions and therefore you would need to use funds from another source to pay such tax liability.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. Properties we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our taxable REIT subsidiaries, may, depending on how we conduct our operations, be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we would be subject to a 100% tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Any taxes we pay would reduce our cash available for distribution to you.

In certain circumstances, we may be subject to U.S. federal, state and local income taxes as a REIT, which would reduce our cash available for distribution to you.

Even as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. Further, a 100% excise tax would be imposed on certain transactions between us and any potential taxable REIT subsidiaries that are not conducted on an arm’s-length basis. We also may be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership, Carter/Validus Operating Partnership, LP, or at the level of the other companies through which we indirectly own our assets. Any taxes we pay would reduce our cash available for distribution to you.

The use of taxable REIT subsidiaries, which may be required to maintain our status as a REIT, would increase our overall tax liability and thereby reduce our cash available for distribution to you.

Some of our assets (e.g., qualified health care properties) may need to be owned by, or operations may need to be conducted through, one or more taxable REIT subsidiaries. Any of our taxable REIT subsidiaries would be subject to U.S. federal, state and local income tax on its taxable income. The after-tax net income of our taxable REIT subsidiaries would be available for distribution to us. Further, we would incur a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm’s-length basis. For example, to the extent that the rent paid by one of our taxable REIT subsidiaries exceeds an arm’s length rental amount, such amount would be potentially subject to a 100% excise tax. While we intend that all transactions between us and our taxable REIT subsidiaries would be conducted on an arm’s length basis, and therefore, any amounts paid by our taxable REIT subsidiaries to us would not be subject to the excise tax, no assurance can be given that no excise tax would arise from such transactions.

Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.

To maintain our status as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would subject us to U.S. federal income tax at corporate rates, which would reduce the amounts available for distribution to you.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes, the IRS could challenge such characterization. In the event that any such sale-leaseback is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification asset tests or income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which also might cause us to fail to meet the annual distribution requirement for a taxable year.

Legislative or regulatory action that affects our REIT status could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure our stockholders that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their own tax adviser with respect to the impact of recent legislation on their investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. Our stockholders also should note that our counsel’s tax opinion was based upon existing law, applicable as of the date of its opinion, all of which may be subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005 and 2010. One of the changes effected by that legislation generally reduced the tax rate on dividends paid by companies to individuals to a maximum of 15.0% prior to 2013. On January 3, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, extending such 15.0% qualified dividend rate for those unmarried individuals with income under $400,000 and for married couples with income under $450,000.

For those with income above such thresholds, the qualified dividend rate for 2013 and subsequent taxable years is 20.0%. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35.0% has not been affected. However, as a REIT, we generally would not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute to our stockholders, and, thus, we expect to avoid the “double taxation” to which other companies are typically subject.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, in the event that our board of directors determines that it is no longer in our best interest to continue to be qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available for distribution to you.

We intend to maintain the status of the operating partnership as a partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares or upon the payment of a capital gain dividend, which would reduce any gains they would otherwise have on their investment in our shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the gain recognized on the disposition. The FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will maintain our qualification as a “domestically controlled” REIT. If we were to fail to maintain such qualification, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See the section entitled “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Sales of Shares” in this prospectus.

A foreign investor also may be subject to FIRPTA tax upon the payment of any capital gain dividend by us, which dividend is attributable to gain from sales or exchanges of U.S. real property interests. See the section entitled “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” in this prospectus. We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a foreign investor.

In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for pension, profit-sharing, 401(k), Keogh and other qualified retirement plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all such plans and IRAs, individuals involved with making investment decisions with respect to such plans and IRAs should carefully review the items described below, and determine their applicability to their situation. Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In general, individuals making investment decisions with respect to such plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•

whether the investment will result in UBTI to the plan or IRA (see the section entitled “Income Tax Considerations — U.S. Federal Income Taxation of Stockholders — Taxation of Tax-Exempt Stockholders” in this prospectus);

•

whether there is sufficient liquidity for the plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such plan or IRA, after taking this investment into account;

•	the need to value the assets of the plan or IRA annually or more frequently; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by such plans or IRAs, please see the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could,” “would” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed under the heading “Risk Factors.” We do not undertake publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

ESTIMATED USE OF PROCEEDS

Depending primarily on the number of shares we sell in this offering, the amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes that we sell the maximum of $240,000,000 of shares in our primary offering and no shares pursuant to our distribution reinvestment plan, contemplating a price of $10.00 per share, and the second scenario assumes that we sell the maximum of $240,000,000 of shares in our primary offering at $10.00 per share and $10,000,000 of shares pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. We estimate that for each share sold in this offering, approximately 86.53% will be available for the purchase of real estate and real estate-related investments in the first scenario and approximately 86.91% will be available in the second scenario. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, to pay a fee to our advisor for its services in connection with the selection and acquisition of properties and for working capital reserves. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan.

Assuming the maximum amount of the primary offering is raised, we currently estimate that we will continue to invest assets in data centers and medical facilities. We may also invest in real estate-related debt and securities that meet our investment strategy and return criteria. We expect the size of individual properties that we purchase to vary significantly, but we expect most of the future properties we acquire are likely to have a purchase price between $10 million and $50 million. While we intend to have a balanced portfolio between the various property types at the end of our primary acquisition period, we may not have a balanced portfolio at any particular time. In addition, there is no assurance that upon the completion of this offering we will not allocate the proceeds from this offering in a different manner among our target assets. Our decisions will depend on prevailing market conditions and may change over time in response to opportunities available in light of different interest rates and economic and credit environments. Until we invest all of the net proceeds of this offering, we may invest the uninvested proceeds in short-term, highly liquid or other authorized investments, such as money market mutual funds, certificates of deposit, commercial paper, interest-bearing government securities and other short-term investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments. See the section entitled “Investment Objectives, Strategy and Policies — Investment Limitations” in this prospectus for a more detailed discussion of the limitations of the assets we may acquire.

If we encounter delays in the selection, acquisition or development of income-producing properties, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to maintain our qualification as a REIT.

The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

	Maximum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$240,000,000	100.0%	$250,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee(1)	23,400,000	9.75%	23,400,000	9.36%
Organization and offering expenses(2)	3,000,000	1.25%	3,125,000	1.25%

Amount available for investment(3)	$213,600,000	89.00%	$223,475,000	89.39%

Acquisition:
Acquisition and advisory fees(4)	$4,153,622	1.73%	$4,345,649	1.74%
Acquisition expenses(5)	1,557,608	0.65%	1,629,618	0.65%
Working capital reserve(6)	207,681	0.09%	217,282	0.09%

Amount invested in properties(7)	$207,681,089	86.53%	$217,282,451	86.91%

(1)	Includes selling commissions equal to 7% of aggregate gross offering proceeds and a dealer manager fee equal to 2.75% of aggregate gross offering proceeds, both of which are payable to the dealer manager, our affiliate. We will not pay any selling commissions or a dealer manager fee on sales of shares under our distribution reinvestment plan. SC Distributors, LLC, our dealer manager, in its sole discretion, may reallow all or a portion of its selling commissions in the aggregate amount of up to 7% of aggregate gross offering proceeds to unaffiliated broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, our dealer manager may reallow all or a portion of its dealer manager fee to participating dealers in the aggregate amount of up to 2.75% of gross offering proceeds to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealers in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See the section entitled “Plan of Distribution” in this prospectus for a description of such provisions.

(2)	Organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow holder, due diligence expense reimbursements to participating broker-dealers included in a detailed and itemized invoice and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Expenses of up to 0.13% of the aggregate gross offering proceeds of the primary offering relating to training and education meetings and non-accountable due diligence will constitute underwriting compensation. We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds of this offering. We also pay a $25.00 fee per subscription agreement to our advisor for reviewing and processing subscription agreements.

(3)	Until we invest all of the net proceeds of this offering, the uninvested net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(4)

Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and purchasing of properties. Acquisition and advisory fees exclude acquisition expenses and any construction fee paid to a person who is not our affiliate in connection with construction of a project after our acquisition of a property. We pay to our advisor acquisition and advisory fees of 2.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and up to 2.0% of the amount advanced for a loan or other real estate-related investment (including our pro rata share of debt attributable to such investment). Assuming that we incur our targeted leverage of 50% of the aggregate fair market value of our assets, as set forth in our investment policies, the maximum acquisition fee would be $6,518,474.

(5)	Acquisition expenses include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, commissions to non-affiliated third parties, accounting fees and expenses, title insurance premiums and expenses and other miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, including closing costs and non-refundable option payments, whether or not the property is acquired. For purposes of this table, we have assumed expenses of 0.75% of the purchase price of each property (including our pro rata share of debt attributable to such property or other real estate related investments; however, expenses on a particular acquisition or investment may be higher. Acquisition fees and expenses for any particular property will not exceed 6% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment) unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us. Assuming that we incur our targeted leverage of 50% of the aggregate fair market value of our assets, as set forth in our investment policies, the maximum acquisition expenses would be $2,444,428.

(6)	Working capital reserves will be maintained at the property level and are typically utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender party may require its own formula for escrow of working capital reserves.

(7)	Includes amounts anticipated to be invested in properties net of fees and expenses. Subject to certain limitations, this amount may be used to fund distributions.

MARKET OVERVIEW

Over the last 50-plus years, Carter & Associates, one of the principals of our sponsor, has been recognized as an industry leader with extensive experience in all facets of leasing, management, investment and development of commercial and residential properties. Carter & Associates currently owns, manages or leases approximately 10 million square feet of space in 12 states across the U.S. After successfully and responsibly navigating five decades of real estate cycles, we believe that Carter & Associates’ deep longstanding relationships and our lack of legacy property issues place us in a unique position to take advantage of the current and impending real estate investment opportunities.

Medical Industry and Property Sector

We believe that the medical property sector is uniquely poised to enter an expansion phase based on an aging population, fundamental changes to the healthcare system, medical innovation and a near shut down in speculative medical office development in the past few years.

Demographics

According to Marcus & Millichap — National Medical Research Report, First Half 2013, demographic trends point to substantial growth in the healthcare industry over the next decade. During this period the 65-plus age segment of the population is expected to expand significantly. The 65-year-plus age cohort will grow by approximately 18 million individuals over the same time period, accounting for 18% of the nation’s population by 2023. This age group currently comprises 13% of the U.S. population and already accounts for more than one-third of the all healthcare expenditures nationwide.

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The U.S. population age 65 and over is expected to more than double between 2010 and 2050 according to the US Census Bureau — U.S. Population Projections (2010). By 2030, almost one out of five Americans will be 65 years or older. As illustrated in the table below, population growth in the 55-plus age cohort alone will necessitate an additional 25 million square feet of medical office building space by the end of 2013, above and beyond normal absorption trends.

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Additionally, according to the U.S. Census Bureau (2010), the fastest growing age group in the country consists of those individuals age 85 or over. With such a tremendous increase in the aging population, we believe that medical office space in all U.S. markets will be in demand for much of the foreseeable future.

Healthcare Reform

As the healthcare industry continues to evolve as a result of recent healthcare reform legislation and increased government spending, we believe that new medical facilities and supporting office properties will be developed and existing facilities will need to be repositioned to conform to new standards and redefined user groups and to accommodate the increase in demand created by more insured Americans.

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As the number of insured individuals increases due to healthcare reform, the demand for healthcare services is expected to increase significantly. According the Marcus & Millichap — National Medical Office Research Report, First Half 2012, the passage of the Patient Protection and Affordable Care Act, or the PPACA, will bring healthcare coverage to approximately 30 million to 35 million previously uninsured individuals, and require approximately 62 million square feet of additional office facilities by 2014.

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According to the U.S. Bureau of Labor Statistics (“BLS”) — Career Guide to Industries (2010-2011), the healthcare industry is expected to generate 3.5 million new wage and salary jobs between 2010 and 2020. According to the BLS Current Employment Statistics Survey Summary, March 2013, healthcare jobs have increased by 295,000 over the last 12 months.

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According to Marcus & Millichap — National Medical Office Research Report, First Half 2012, the number of Americans over the age of 65, the population segment with the greatest healthcare needs, will expand by a considerable 36% over the next 10 years. This shift in demographics is expected to necessitate additional medical space, as individuals in this age bracket require almost double the number of visits per person than any other group.

Medical Innovation

We believe technology, innovation and research and development will play crucial roles in healthcare reform, providing yet another potential demand driver for medical space. The medical landscape is changing rapidly as new treatments, drugs and devices become available. We also believe that such change will result in increased spending on research, including investments in studies in the comparative effectiveness of drugs and treatment, thereby generating demand for research and development facilities and traditional medical office space. In addition, we believe these enhanced technologies will drive healthcare services that historically were provided in large, general hospitals to specialty out-patient and other dedicated specialty facilities that we believe are more efficiently designed.

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According to Government Technology.com (2010), the $787 billion American Recovery and Reinvestment Act of 2009, or the ARRA, has allocated approximately $19 billion to facilitate the development of electronic medical records. Additionally, according to the National Institute of Health (2009), the ARRA also contains $10 billion for medical research to the National Institute of Health to be distributed in the form of grants to top researchers around the country for, among other purposes, studies comparing the effectiveness of certain drugs and treatments. As a result, we believe that the ARRA will increase the demand for research and development facilities and traditional medical office space.

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According to the U.S. Department of Health and Human Services — Centers for Medicare and Medicaid Services (2011). From 2010 to 2020, the average annual growth rate for spending on healthcare is estimated to be 5.8% vs 4.7% of the gross domestic product.

Recent Performance

According to Marcus and Millichap — Special Report — Healthcare Outlook 2010, the medical office investment market proved more resilient than most other commercial property segments during the recent economic recession, and we expect demand for healthcare-related real estate to accelerate over the next several years due to passage of PPACA and existing demographic trends, as noted above. According to Marcus and Millichap — National Medical Office Research Report, First Half 2012, medical office vacancy will fall below 11% this year for the first time since 2008, as rising healthcare needs once again support outsized job creation in related industries.

Growth in Third-Party Ownership of Healthcare Real Estate

We believe that increased demand for newer, more convenient, technologically advanced and clinically efficient healthcare properties will cause existing and newly-formed medical service providers to modernize their facilities by renovating existing properties and building new facilities. Additionally, in order to operate profitably within a managed care environment, medical service providers are aggressively trying to increase patient populations, while maintaining lower overhead costs by building new healthcare facilities in areas of population and patient growth. Capital constraints aside, these medical service providers are likely to be less adept at managing and owning real estate and will tend to outsource these functions to third-parties. We further believe these trends encourage third-party ownership of existing and newly developed healthcare properties and will result in third-parties, including REITs, owning an increasing percentage of institutional-quality healthcare facilities.

Acquisition Strategy

Carter & Associates has significant expertise in developing and financing healthcare related real estate projects. Carter & Associates provides hospitals and health systems clients with a full spectrum of real estate facility financing and development services, as well as industry expertise in operations, strategic, facility and capital planning, program management, facility ownership and development, leasing and property management. Carter & Associates currently owns, manages or leases approximately 10 million square feet of space in 12 states across the U.S. Carter & Associates has a track record of long-term client relationships, which often span several decades. Our acquisition strategy focuses on the sourcing of medical property acquisitions, investments and developments through existing relationships of Carter & Associates with healthcare system, company and medical office users, as well as through various third party real estate brokers.

We focus on the following facility types:

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Inpatient rehabilitation facilities – Inpatient rehabilitation facilities are hospitals that provide inpatient rehabilitation services for patients recovering from injuries, organ transplants, amputations, cardiovascular surgery, strokes, and complex neurological, orthopedic, and other conditions. These hospitals are often the best medical alternative to traditional acute care hospitals, which receive reimbursement based upon diagnostic-related groups and thus are pressured to discharge patients to lower-cost, post-acute care settings after the patient becomes medically stable.

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Long-term acute care hospitals – Long-term acute care hospitals are hospitals that focus on extended hospital care, generally at least 25 days, for the medically complex patient. Long-term acute care hospitals have arisen from a need to provide care to patients in acute care settings, including daily physician observation and treatment, before they are able to go home or into a rehabilitation hospital.

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Acute care hospitals – Acute care hospitals are general medical and surgical hospitals providing both inpatient and outpatient medical services and are owned and/or operated either by a non-profit or for-profit hospital or hospital system. These facilities often act as feeder hospitals to dedicated specialty facilities.

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Medical office buildings – Medical office buildings are buildings occupied by physician practices located near or adjacent to acute care hospitals or other facilities where healthcare services are rendered. Medical office buildings can be leased by physicians, physician practice groups, hospitals or hospital systems. We intend to target primarily those medical office buildings that have at least one creditworthy tenant.

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Ambulatory surgery centers – Ambulatory surgery centers are freestanding facilities designed to allow patients to have surgery, spend a short time recovering at the center, then return home to complete their recovery. Ambulatory surgery centers offer a lower cost alternative to general acute care hospitals for many surgical procedures in an environment that is more convenient for both patients and physicians. Procedures commonly performed include those related to dermatology, ear, nose and throat/audiology, pain, ophthalmology, orthopedics and sports health, and urology.

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Other dedicated specialty acute care hospitals – Other dedicated specialty acute care hospitals are medical and surgical hospitals dedicated to specialized services, such as orthopedic hospitals, cardiac hospitals, hospitals and psychiatric hospitals. These hospitals typically are located in urban and suburban areas, and offer their specialized services in a lower cost setting than in a general acute care hospital.

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Integrated medical facilities – Integrated medical facilities are facilities containing multiple healthcare operators. These facilities typically contain a surgery center, diagnostic center and physician or physician clinic offices in a single building, and typically will have a hospital or hospital system operator as the single tenant/operator under a master lease.

•	Single-tenant/operator physician clinics – Single-tenant/operator physician clinics are freestanding physician clinics occupied by a single, creditworthy physician group.

We intend to continue to acquire healthcare properties from healthcare operators and from developers. Once we acquire a property, we will either (i) lease the property back to the original operator or to a third-party operator pursuant to a long-term net lease that provides for annual rent increases and inflation protection, (ii) assume a lease with a third party operator from the developer from whom we have acquired the property, or (iii) lease the property, on an arms-length basis, to a taxable REIT subsidiary and contract with the operator to manage the healthcare operations at the property. By leasing certain of our properties to our taxable REIT subsidiary, we will be able to benefit from the growth in facility-specific, after-tax cash flows generated by the operator engaged by our taxable REIT subsidiary and we will have more control over the operator’s performance. We seek to utilize our network of relationships with healthcare operators and third-party owners to source investments in properties with the following attributes:

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Strong asset quality. We seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

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Favorable demographic trends. We seek to acquire properties in local or regional markets that have potential for stable and growing property level cash flow over the long-term. These determinations are based in part on an evaluation of local economic, demographic and regulatory factors affecting the property and any competitive influences thereto. For instance, we favor markets that indicate a growing population and employment base and will limit our investments in areas that have limited potential for growth.

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Visible location. We seek to acquire properties that are located in established or otherwise appropriate markets for comparable properties, with access and visibility suitable to meet the needs of their occupants.

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Stable cash flow. We seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We evaluate cash flow as well as expected growth and the potential for appreciation.

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Strong lease coverage. For our leased properties, we seek to acquire properties where the tenants/operators’ operating profits comfortably support the ability to meet contractual rental obligations and to provide an adequate cushion to absorb decreases in the tenants/operators’ operating profits. We will apply the same discipline to properties we intend to lease to any taxable REIT subsidiary.

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Predictable capital needs. We seek to acquire properties where the future expected capital needs can be reasonably projected and allow us to meet our objectives of growth in cash flow and preservation of capital.

We expect the significant majority of our investments will continue to be in our targeted properties. However, while it will not be a primary focus of our investment strategy, we may opportunistically invest in debt secured by healthcare properties and other real estate-related investments that otherwise would meet our investment criteria.

Technology Industry and Data Center Property Sector

Data centers are the cornerstone of an emerging communication services industry and the technology real estate class. We expect demand for quality built “scalable” data centers will increase due to increased demand for bandwith intensive internet applications for both corporate users and consumers, federal regulations surrounding data security, access and storage and the functional and economic obsolescence of existing data center facilities.

A data center is a structure utilized by a company to house and operate its computer operations, including hardware, software applications, communications and all support mechanicals (MEP) necessary to the company’s operation. These specialized facilities typically house technical equipment, such as servers, routers and switches in secure, highly improved and resilient environments that run 24 hours a day, 365 days a year. Data centers are utilized by major corporations in all types of industries.

Power has become the primary resource required when operating data centers, having eclipsed square footage in importance. In this market space, revenue is directly related to available power and real estate square footage provided to a data center. As a result, higher power-density customer equipment will be hosted and priced at a higher rate.

The market for data center services has changed dramatically in the last five years. After the “dot.com era” collapsed and the huge investments made for “Y2K” had been completed, demand for data center services decreased considerably. As a result, many companies put off making any capital investments in data centers until there was a demonstrated need for upgrades. This lack of activity caused a pent-up demand for modern data centers in late 2005 when enterprises experienced increased heating/cooling requirements, space shortages in their own facilities and older third-party data centers did not have the infrastructure to support modern technologies.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the overall management and control of our affairs. Our board of directors has retained Carter/Validus Advisors, LLC, or our advisor, to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors supervision. As described in greater detail under the section entitled “— The Advisor” below, our advisor is responsible for making investment decisions subject, in most cases, to the approval of our board of directors.

Our board of directors reviewed and ratified, including all of the independent directors, our charter. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter provides that, an “independent director,” is a person who is not and within the last two years has not been, directly or indirectly, associated with our sponsor or advisor by virtue of (i) ownership of an interest in our sponsor, our advisor or their affiliates; (ii) employment by our advisor, our sponsor or their affiliates, or by us or our affiliates; (iii) service as an officer of our sponsor, our advisor or any of their affiliates; (iv) performance of services for us; (v) service as a director or trustee, including as a member of our board of directors, of more than three REITs organized or controlled by our sponsor or advised by our advisor; or (vi) maintenance of a “material” business or professional relationship with the sponsor, the advisor or any of their affiliates. A business or professional relationship qualifies as “material” per se if the aggregate gross revenue derived by the director from our sponsor, our advisor and their affiliates exceeds 5% of either the director’s annual gross revenue, derived from all sources, during either of the last two years or the director’s net worth on a fair market value basis. An indirect association includes circumstances in which a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law of the director is or has been associated with our sponsor, our advisor, any of their affiliates or us.

Our charter and bylaws provide that the number of our directors shall be five, which number may be increased or decreased from time to time by a majority of our entire board of directors; provided, however, that the number of directors will not be fewer than three nor more than ten, each of whom (other than a director elected to fill the unexpired term of another director) is elected by our stockholders and serves a term of one year, until our next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Our directors may be reelected for an unlimited number of successive one-year terms. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. We have a total of five directors, including three independent directors, each of whom is “independent” in accordance with the NASAA REIT Guidelines. Our charter provides that a majority of our directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. In addition, at least one of our independent directors must have at least three years of relevant real estate experience, and at least one of our independent directors must be a financial expert with at least three years of relevant financial experience. Currently, at least one of our independent directors has substantially more than three years of relevant real estate experience, and at least one of our independent directors is a financial expert with at least three years of relevant financial experience.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal, subject to the rights of any preferred stockholders to vote for such director. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor nor any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them after we accept any subscriptions for the purchase of shares in this offering. In determining the requisite percentage in interest required to approve such a matter after we accept any subscriptions for the purchase of shares in this offering, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. Our directors generally meet quarterly or more frequently, if necessary. Consequently, in the exercise of their responsibilities, our directors heavily rely on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions.

Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. Our directors may establish further policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

In general, a majority of our independent directors must approve matters relating to minimum capital, duties of our directors, the advisory agreement, liability and indemnification of our directors, advisor and affiliates, advisor and affiliate fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment plan.

Our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. In addition, a majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction, must determine that any transaction with our advisor or its affiliates is fair and reasonable to us. Our independent directors also are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and our investment performance and that the provisions of the advisory agreement are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by the independent directors:

•	the amount of the fees paid to our advisor or its affiliates in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor.

Neither our advisor nor any of its affiliates, nor any director of our advisor or its affiliates, may vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of such director or Carter/Validus Advisors, LLC as our advisor, or (2) any transaction between us and Carter/Validus Advisors, LLC, such director or any of their respective affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which a director, our advisor or any of their respective affiliates may not vote or consent, any shares owned by such director, our advisor or any of their respective affiliates will not be included.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business. However, our charter and bylaws provide that, subject to Maryland law, our board of directors may establish such committees as our board of directors believes appropriate. Our board of directors will appoint the members of the committee in our board of directors discretion, provided a majority of the members of each committee of our board of directors must be comprised of independent directors.

Audit Committee

Our board of directors has established an audit committee, which must be comprised of a minimum of two individuals appointed by our board of directors, with one member appointed as a chairperson. The audit committee must consist entirely of independent members of our board of directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees charged by the independent registered public accounting firm and reviews the adequacy of our internal accounting controls. Jonathan Kuchin, one of our independent directors, is designated as the audit committee financial expert and currently serves as the chairman of the audit committee. Each of our independent directors will serve as members of the audit committee. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
John Carter	53	Chairman of the Board, Chief Executive Officer and President
Todd Sakow	41	Chief Financial Officer and Treasurer
Lisa Drummond	49	Secretary
Mario Garcia, Jr.	43	Director
Randall Greene	64	Independent Director
Jonathan Kuchin	62	Independent Director
Ronald Rayevich	70	Independent Director

The information presented above is as of the date hereof.

John Carter is our Chief Executive Officer, President and Chairman of our board of directors. He also is Chief Executive Officer, and a member of the Investment Management Committee of Carter/Validus Advisors, LLC and Chief Executive Officer of Carter Validus Real Estate Management Services, LLC. In addition, Mr. Carter currently serves as Vice Chairman and principal of Carter & Associates, L.L.C., one of the principals of Carter Validus’ sponsor, serving in such capacity since 2000. At Carter & Associates, Mr. Carter plays a key role in establishing and maintaining some of Carter & Associates’ most significant institutional client relationships. From December 2003 through December 2009, Mr. Carter completed in excess of $3.5 billion of real estate property acquisitions and financings representing 18.5 million square feet of real estate and in September 2005, was responsible for orchestrating one of Carter & Associates’ largest transactions, a $1 billion acquisition and financing of Class A office portfolio consisting of 23 buildings in six states. Prior to 2000, Mr. Carter founded Newport Partners in November 1989 and grew the company into a full service real estate firm with 63 associates throughout Florida, later selling Newport Partners to Carter & Associates. Prior to founding Newport Partners, Mr. Carter worked at Trammell Crow Company. In the early 1980s, Mr. Carter was focused on tax shelter, Industrial Revenue Bonds (IRBs) and other real estate financing transactions for Citicorp. Mr. Carter is also a founding board member of Gulfshore Bank, a community bank located in Tampa, Florida. Mr. Carter received a Bachelor’s degree in Economics with a minor in Mathematics from St. Lawrence University and a Masters in Business Administration from Harvard University. Mr. Carter was selected to serve as a director because he is the Company’s Chief Executive Officer, has significant real estate experience in various areas and has been a partner with the company’s sponsor for over ten years. He has expansive knowledge of the real estate industry and relationships with chief executives and other senior management at numerous real estate companies. Mr. Carter brings a unique and valuable perspective to our board of directors.

Todd Sakow is our Chief Financial Officer and Treasurer. He also is the Chief Financial Officer and Treasurer of Carter/Validus Advisors, LLC. He has served in each position since August 2010. Mr. Sakow has more than ten years of real estate and tax experience in the REIT industry and is a Certified Public Accountant. From January 2002 until July 2010 Mr. Sakow worked for American Land Lease, Inc. (formerly NYSE: ANL). From January 2006 through July 2010 he served as its Vice President of Finance, from April 2003 though January 2010 he served as Tax Director and from January 2002 through January 2006 he served as Assistant Corporate Controller. Mr. Sakow’s responsibilities included SEC reporting, REIT tax compliance, and treasury management functions. Prior to joining American Land Lease, Inc., Mr. Sakow was a senior auditor at Ernst & Young, LLP from June 1999 through January 2002. Mr. Sakow received a B.S. in Accounting and a Masters in Accounting from the University of Florida, in 1997 and 1999, respectively.

Lisa Drummond is our Secretary. She also is Chief Operating Officer and Secretary of Carter/Validus Advisors, LLC. Ms. Drummond has more than 20 years of real estate experience involving real estate accounting, asset management, property management and financial analysis. Ms. Drummond joined Carter & Associates in January 2000 as a Vice President in its Transaction Services Group, as part of the merger of Newport Partners LLC and Carter & Associates. In such capacity, Ms. Drummond’s responsibility and focus is on all aspects of asset management, financial analysis, and acquisition and financing, including overseeing the due diligence work and support for acquisition and disposition transactions. From December 2003 to December 2010, Ms. Drummond has been actively involved in the acquisition and financing process of over $3.5 billion in real estate transactions. Prior to the merger with Carter & Associates, Ms. Drummond was with Newport Partners LLC since July 1996, serving as its Controller. Prior to joining Newport Partners LLC in July 1996, Ms. Drummond worked with JPI Multifamily for two years and Anterra Realty Corporation for five years, both of which are located in Dallas, Texas. Ms. Drummond obtained a Bachelor’s degree in Accountancy from the University of Missouri in Columbia, Missouri in 1985.

Mario Garcia, Jr. has been a director since November 2010. He also is a member of the Investment Management Committee of Carter/Validus Advisors, LLC and has over 14 years of real estate experience. Mr. Garcia is President and Chief Executive Officer of Electrostim Medical Services, Inc. (EMSI), a national medical device company that he established in 1995 as a start-up business. Presently, EMSI services over 40,000 patients and employs over 250 people. In 2004, Mr. Garcia also founded Validus Group Partners Ltd., which develops, owns and manages real estate and real estate related businesses. Validus Group Partners Ltd. is one of the principals of our sponsor. Mr. Garcia is one of the founding board members of GSB, a local community bank which focuses on small to medium size companies which started in 2007. Mr. Garcia is also active in the community where he serves on several boards. Currently, he is a board member of the Museum of Science and Industry (MOSI) as an active participant on the Finance Committee and is Chairman of the National Hispanic Scientist of the Year Gala. Mr. Garcia is also a member of Vistage International, a networking group of chief executive officers managing businesses throughout the community. Mr. Garcia and his businesses support Metropolitan Ministries, the American Cancer Society and a variety of other charitable foundations. Mr. Garcia was selected to serve as a director because he is a partner in the company’s sponsor. He has significant knowledge of, and relationships within, the real estate community due in part to his experience in founding a real estate development and management company over eight years ago, as well as his founding and operating his other businesses. Our board of directors believes that Mr. Garcia’s experience brings strong financial and operational expertise to the company.

Randall Greene is one of our independent directors. He has over 30 years of experience in real estate management, mortgage banking, construction and property development. Mr. Greene served as Vice President of Charter Mortgage Co. and as President of its subsidiary, St. John’s Management Company, from 1975 to 1977, in which he managed more than 3500 multifamily units and 300,000 square feet of commercial and retail space throughout Florida. He also was President and Chief Executive Officer of Coastland Corporation of Florida (formerly Nasdaq: CLFL), a community developer in Florida, from 1976 to 1986, in which he supervised the development of more than 2000 acres of residential and commercial properties, the construction of more than 500 homes and a number of commercial and retail developments. From 1986 to 1993, Mr. Greene was the President and a director of Beggins — Greene, Inc., which was the principal developer of Symphony Isles, a waterfront global community in Apollo Beach, Florida. From 1992 to 1995, Mr. Greene was a consultant for Eastbrokers, in which he consulted on, among other purchases, the acquisition of one of the largest dairy plants in the world, located in Krakow, Poland. Mr. Greene currently serves as the Managing Partner and a director for Greene Capital Partners, LLC, an investment and advisory firm, and has been in this position since 1999, as well as President and a Director of ITR Capital Management, LLC, an investment management firm, positions he has held since September 2009. Mr. Greene was the Florida Chapter Chairman of the Young Presidents’ Organization in 1995, and a member of the World Presidents’ Organization, Tampa Young President’s Organization Forum II, Association for Corporate Growth, Financial Planning Association and the British American Business Council. Since November 2004, Mr. Greene has been an executive coach for 30 Tampa-area CEOs through Vistage Florida. He also has been honored as an Outstanding Young Man of America, as an Alumnus of the Year by Phi Kappa Tau Fraternity and is a member of Florida Blue Key. Mr. Greene is a Certified Financial Planner and a Registered Investment Advisor. Mr. Greene obtained a Bachelor’s degree, with distinction, from Eckerd College in St. Petersburg, Florida in 1986 and a Masters in Business Administration from The Wharton School, University of Pennsylvania in Philadelphia, Pennsylvania in 1988. Mr. Greene was selected to serve as a director due to his knowledge of the real estate and mortgage banking industries and his previous service as the President and Chief Executive Officer of a public company that was a community developer. Mr. Greene’s experience assists the company in managing and operating as a public company in the real estate industry.

Jonathan Kuchin has been one of our independent directors since March 2011. Mr. Kuchin, a certified public accountant, has more than 29 years of experience in public accounting, focusing on public companies and their financial and tax issues, including initial public offerings, public financings, mergers and acquisitions, compensation issues (i.e., options, warrants, phantom stock, restricted stock), and implementation and compliance with the Sarbanes-Oxley Act of 2002, or SOX. On June 30, 2010, Mr. Kuchin retired as a tax partner from PricewaterhouseCoopers, or PwC. At retirement, he was a real estate tax partner in the New York City office, where he focused on public and private REIT clients and on SEC reporting aspects of public REITs, including accounting for income taxes and uncertainty of income taxes as well as compliance with SOX. He served in that capacity from June 2006 until his retirement date. From September 2004 to June 2006, Mr. Kuchin was a tax service partner for large corporations at PwC in the New York City office, where he focused on PwC audit clients and their issues relating to accounting for income taxes, compliance with SOX, deferred tax studies, SEC filings and conversion to GAAP. Prior to September 2004, Mr. Kuchin served as the tax partner in charge of the PwC Seattle office and focused his practice on large public companies and the issues related to SEC filings, accounting for income taxes, SOX, and all other tax issues for public companies. In addition to his client responsibilities in Seattle, he managed the tax practice of 85 tax professionals including partners specializing in international tax, state and local tax, financial service tax and private companies. From October 1988 to July 1997, when he was admitted to the Coopers and Lybrand partnership, Mr. Kuchin held various positions with Coopers & Lybrand. Mr. Kuchin is associated with the American Institute of Certified Public Accountants. Mr. Kuchin obtained a Bachelor’s degree in Business Economics from the University of California, Santa Barbara in March of 1981. Mr. Kuchin was selected to serve as an independent director because of his significant real estate experience and his expansive knowledge in the public accounting and real estate industries.

Ronald Rayevich is one of our independent directors. He has been active in residential and commercial real estate and investment management since 1965. Following an early retirement in 1995, Mr. Rayevich formed Raymar Associates, Inc., and since that time, has been active as a real estate consultant. Recent clients include Carlyle Realty, L.P., a Washington, DC based real estate investment arm of the Carlyle Group from 1996 through April 2011, where he served as an Independent Director for special purpose real estate entities; Advance Realty Group, a Bedminster, New Jersey based real estate investment and development companies with properties in New

Jersey, Maryland and Virginia and has been in this position since 1995. Company where he served as Director and Advisor; and Stiles Corporation, a Ft. Lauderdale, Florida based real estate developer and contractor from August 2006 to November 2008, where he served as Director. Mr. Rayevich spent the bulk of his career with Prudential Insurance Company (now Prudential Financial) from 1965 to 1979 and from 1985 to 1995, last servicing as President and Chief Operating Officer of The Prudential Realty Group with responsibility for the management of the insurance company’s then $6.5 billion commercial real estate portfolio. From 1982 to 1985, Mr. Rayevich was Managing Director in the Investment Banking Division of Prudential-Bache Securities, and from 1979 to 1982, he served as Vice President for Investments at Columbia University with management responsibility for the university’s endowment. Mr. Rayevich holds a Bachelor of Arts degree from The Citadel and a Master of Business Administration from Florida State University. Mr. Rayevich was selected to serve as a director due to his significant experience in the real estate and financial services industries. Mr. Rayevich’s experience will bring valuable knowledge and insight into the company’s acquisition and financing of its investments.

Compensation of Directors

We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board of directors or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $500 for each meeting the director attends by telephone. If there is a meeting of our board of directors and one or more of its committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is an employee of our advisor or its affiliates or otherwise not an “independent director,” we do not pay compensation for services rendered as a director.

Restricted Share Plan

Our board of directors adopted the Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan, pursuant to which we have the authority and power to grant restricted or deferred stock awards to eligible persons in order to:

•	furnish incentives to individuals chosen to receive restricted shares because they are considered capable of improving our operations and increasing profits;

•	encourage selected persons to accept or continue employment with our advisor and its affiliates; and

•	increase the interest of our employees, officers and directors in our welfare through their participation in the growth in the value of our common stock.

Our incentive restricted share plan provides us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or to entities that provide services to us. We authorized and reserved 300,000 shares of our common stock for issuance under the incentive restricted share plan on a fully diluted basis at any time.

Restricted share awards granted under the restricted share plan entitle the recipient to common stock from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common stock shall be subject to the same restrictions as the underlying restricted shares.

Pursuant to the restricted share plan, we granted 3,000 restricted shares of common stock to each of our independent directors in connection with each independent director’s initial election or appointment to the board of directors. The restricted share plan also provides for an annual grant of 3,000 restricted shares of common stock to each of our independent directors in connection with such independent director’s subsequent re-election to our board of directors, provided, such independent director is an independent director of our company during such annual period. Restricted stock issued to our independent directors will vest over a four-year period following the first anniversary of the date of grant in increments of 25% per annum.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating our independent directors, we intend to continue to issue restricted share awards under our incentive restricted share plan, which is described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code.

Under Section 409A, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. The guidance under Section 409A of the Internal Revenue Code provides that there is no deferral of compensation merely because the value of property (received in connection with the performance of services) is not includible in income by reason of the property being substantially nonvested (as defined in Section 83 of the Internal Revenue Code). Accordingly, it is intended that the restricted share awards will not be considered “nonqualified deferred compensation.”

If Section 409A applies to any of the awards issued under either plan described above, or if Section 409A applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Section 409A, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A. It is our current belief, based upon the statute, the regulations issued under Section 409A and legislative history, that the restricted share awards we currently intend to grant will not be subject to taxation under Section 409A because such restricted share awards will not be considered a “nonqualified deferred compensation plan.” Nonetheless, there can be no assurances that any restricted share awards that we grant will not be affected by Section 409A, or that any such restricted share awards will not be subject to income taxation under Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter limits, subject to Maryland law and certain provisions in our charter, directors’ and officers’ liability to us and our stockholders for money damages, requires us to indemnify and advance expenses in advance of final disposition of a proceeding to our directors, our officers, advisor and any of our advisors’ affiliates and permits us, with approval of our board of directors or a committee of the board of directors to provide such. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, as required by the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that all of the following additional conditions are met:

•	the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the person seeking indemnification was acting on our behalf or performing services for us; and

•

the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct.

In any such case, the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

In addition, we will not indemnify any director, our advisor or any of its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular person seeking indemnification;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered or sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of its affiliates in advance of final disposition of a proceeding only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;

•

the proceeding is initiated by a third party who is not a stockholder, or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement;

•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•

the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.

The Advisor

Our advisor is Carter/Validus Advisors, LLC. Our officers and one other director also are officers, key personnel and/or members of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement. Our advisor is indirectly majority-owned and controlled by Messrs. Carter and Garcia.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
John Carter	53	Chief Executive Officer and Member of Investment Management Committee
Michael Seton	41	President, Chief Investment Officer and Member of Investment Management Committee
Todd Sakow	41	Chief Financial Officer and Treasurer
Lisa Drummond	49	Chief Operating Officer and Secretary
Robert Winslow	63	Executive Vice President of Asset Management and Member of Investment Management Committee
Patrick Miller	49	Executive Vice President
Mario Garcia, Jr.	43	Member of Investment Management Committee
Robert Peterson	61	Member of Investment Management Committee
Robert A. Stacy	37	Vice President – Healthcare Division
Christof Hammerli	39	Vice President of Acquisitions and Due Diligence – Data Center Division
John Regan	49	Vice President of Acquisitions and Due Diligence – Data Center Division
Luke Lee	33	Vice President of Acquisitions and Due Diligence – Healthcare Division

The backgrounds of John Carter, Todd Sakow, Lisa Drummond and Mario Garcia, Jr. are described in the “Management — Executive Officers and Directors” section of this prospectus.

Michael Seton is the President and Chief Investment Officer of Carter/Validus Advisors, LLC and a member of its Investment Management Committee. He also is the President of our sponsor, Carter/Validus REIT Investment Company, LLC. Mr. Seton is responsible for all acquisitions, including underwriting and project and corporate level financings. Mr. Seton has more than 18 years of real estate and investment finance experience. From 1996 until joining Carter & Associates in September 2009, Mr. Seton worked for Eurohypo AG (including its predecessor organizations) in New York, New York. At Eurohypo AG, Mr. Seton was a Managing Director and Division Head in the Originations Group, leading a team of 12 professionals in the origination, structuring, documentation, closing and distribution of real estate financings for private developers and owners, REITs, and real estate operating companies (REOCs). Real estate finance transactions in which Mr. Seton was involved included both on and off-balance sheet executions, including senior debt and mezzanine financings. Mr. Seton has been directly involved in over $30 billion in financings for real estate clients, including high profile transactions such as the recapitalization of the Chrysler Building and the General Motors Building, both of which are located in New York, New York, Merchandise Mart in Chicago, Illinois, construction financing for 15 Central Park West in New York, New York, several Ritz-Carlton hotels throughout the United States, and many office developments in major U.S. cities. While at Eurohypo AG, Mr. Seton’s clients included Millennium Partners, Tishman Speyer Properties, Vornado Realty Trust, Carter & Associates, Boston Properties and Goldman Sachs. Mr. Seton obtained a Bachelor of Science in Economics from Vanderbilt University in Nashville, Tennessee in 1994.

Robert M. Winslow is Executive Vice President of Asset Management and a member of the Investment Management Committee of Carter/Validus Advisors, LLC. He has more than 36 years of real estate experience in the Southeastern United States, specializing in Florida. Over the past 24 years, Mr. Winslow has packaged and managed more than 50 commercial investments in hotels, offices and shopping centers with a value exceeding $300 million. He currently serves as President and Chief Executive Officer of Global Building and Consulting Corporation, a multi-service residential and commercial investment company specializing in performance-oriented management of real estate assets, and has served in such capacities since 1996. At Global Building and Consulting Corporation, Mr. Winslow has developed condominium, single family and commercial properties. From 1987 to 1989, Mr. Winslow structured a joint venture with Prentiss Properties to serve as the Florida Development Manager for proposed office projects for tenants including, among others, Loral Federal Systems and AT&T. In July 1980, Mr. Winslow founded Global Properties, a full service real estate brokerage firm with a unique international theme that grew to over 120 sales associates, and served as the President of its General Partner until Global Properties was sold to a private investment group under a multi-year payout from 1984 to 1985. Global Properties was the first firm with whom Merrill Lynch signed a non-binding Letter of Intent to purchase a property when it entered the Orlando market. Prior to founding Global Properties in 1980, Mr. Winslow was Vice President of Real Estate for Winter Park Land Company, where he managed a $35 million real estate portfolio, supervising the development, brokerage and maintenance operations, as well as reversing two unprofitable divisions into successful ventures and creating a compatible new construction strategy. Mr. Winslow obtained a Bachelor of Arts in Business Administration from Rollins College in Winter Park, Florida in 1971 and a Masters in Business Administration in International Finance from the Roy E. Crummer Graduate School of Business at Rollins College in Winter Park, Florida in 1973.

Patrick Miller is Executive Vice President of Carter/Validus Advisors, LLC. He is a co-founder of SC Distributors, LLC and has served as President since its formation in March 2009. He is co-founder and Managing Director of Strategic Capital Companies, LLC, a distribution and advisory business focused on marketing alternative investment products via professional financial intermediaries which was formed in June 2009. Mr. Miller is responsible for overall strategy and new business development at Strategic Capital Companies, LLC. Mr. Miller also is the Executive Vice President of O’Donnell Strategic Industrial Advisors, LLC, SIC Advisors, LLC and Trilinc Advisors, LLC. In addition, Mr. Miller serves on the Board of Trustees for the Investment Program Association. Mr. Miller also has been the Executive Vice President of O’Donnell Strategic Industrial Advisors, LLC since August 2010. Prior to founding Strategic Capital Companies, LLC, he served as President of KBS Capital Markets Group, LLC, or KBS, since the company’s inception in October 2005. During his tenure, KBS raised approximately $1.7 billion in investment capital for KBS Real Estate Investment Trust and successfully launched KBS Real Estate Investment Trust II, Inc. From 2002 until joining KBS Capital Markets Group in October 2005, Mr. Miller served as President and Chief Executive Officer of FinancialCampus, an online education and training company serving the financial services industry. He was responsible for facilitating the successful acquisition of the company by the Thomson Corporation in 2004. Mr. Miller also served as Chief Executive Officer of Equitable Distributors Inc., the wholesale distribution subsidiary of AXA Financial until 2001. Mr. Miller was elected Chief Executive Officer in 2000 after having joined Equitable Distributors at its inception in 1996 as President of the Wirehouse Division. Mr. Miller obtained a Bachelor of Arts from the University of California at Los Angeles in 1985.

Robert Peterson is a member of the Investment Management Committee of Carter/Validus Advisors, LLC. Mr. Peterson has more than 35 years of real estate experience. Mr. Peterson joined Carter & Associates in May 2001 as a partner and Executive Vice President. In October 2002, he assumed the role of Chairman of the board of directors and Chief Executive Officer of Carter & Associates, and has served in such capacities since. Prior to joining Carter & Associates, Mr. Peterson was Managing Director of CarrAmerica Realty Company (NYSE:CRE) and President of CarrAmerica Development Inc. He also served on CarrAmerica Realty Company’s investment and operating committees. Prior to joining CarrAmerica Realty Company and CarrAmerica Development Inc. in October 1996, Mr. Peterson served as Chief Executive Officer of Peterson Properties, a full-service commercial real estate company, which he founded in 1979 and subsequently sold to CarrAmerica Realty Company in October 1996. Peterson Properties developed over 30 office and industrial projects totaling approximately four million square feet, and handled more than $1 billion in investment transactions over a 17-year period ending in 1996. Mr. Peterson obtained a Bachelor of Science from the University of North Carolina in Chapel Hill, North Carolina in 1974.

Robert A. Stacy is the Vice President — Healthcare Division of Carter/Validus Advisors, LLC. Mr. Stacy has over 11 years of experience in real estate, finance, and development in the southeastern United States, specializing in healthcare and retail investment sales, leasing, acquisitions and development. Mr. Stacy was formerly the Senior Director of Corporate Real Estate and Construction for Novant, which included managing all leasing and development activities, advising market leaders on strategic real estate decisions, responsible for lease administration activities, led the property management team responsible for 3.3 million square feet, as well as a team responsible for $150 million sale/leaseback transaction. Prior to Novant, Mr. Stacy was Vice President of Contract and Government Sales for Drexel Heritage Furnishings where he advised in site selection and lease negotiations. Prior to 2005, Mr. Stacy was an Investment Associate for Edens & Avant, and Real Estate Services

for Branch Banking and Trust (BB&T). Mr. Stacy received a Bachelor’s degree in Business Economics from Wofford College and a Masters in Business Administration from the University of South Carolina, Darla Moore School of Business.

Christof Hammerli is the Vice President of Acquisitions and Due Diligence — Data Center Division of Carter/Validus Advisors, LLC. Mr. Hammerli has more than 15 years of experience in various finance, risk management and corporate development roles. Most recently, Mr. Hammerli was Director of Corporate Development for Equinix, Inc., a global network neutral collocation provider. In that role, Mr. Hammerli was responsible for coordinating growth efforts for Equinix in Europe and the United States. This included real estate selection decisions, buy versus lease assessments and the analysis of new markets to enter via acquisitions. Specific responsibilities also included building valuation models, management of the due diligence process (financial, operational, legal and commercial) and the coordination of the post-deal integration. Mr. Hammerli worked at Equinix from August 2007 until February 2011. From June 2004 until July 2007, Mr. Hammerli worked for MetLife, a life insurer and real estate investor, where he was responsible for enterprise-wide risk reporting, various strategic initiatives and merger integrations. Prior to MetLife, Mr. Hammerli worked at Credit Suisse and Ernst & Young Consulting in various roles including finance, risk management, project management and business development. Mr. Hammerli obtained a Bachelor’s Degree in Management and Finance from the University of Tampa in December, 1997 and a Master’s in Business Administration from Northwestern University’s Kellogg School of Business in June 2002. Mr. Hammerli is also a Licensed International Financial Analyst (LIFA — lifetime charter holder).

John Regan is the Vice President of Acquisitions and Due Diligence — Data Center Division of Carter/Validus Advisors, LLC. Mr. Regan has over 28 years of experience in information technology and facilities infrastructure. Mr. Regan joined Carter/Validus Advisors, LLC after nearly 18 years at PricewaterhouseCoopers LLP, an accounting and professional services firm. At PricewaterhouseCoopers, Mr. Regan served as National Director of Data Center Services from 2004 to December 2010, National Director of Network Services from March 2002 to September 2004, and National Director of Infrastructure Delivery from September 1999 to March 2002. Prior to PricewaterhouseCoopers, from September 1983 to March 1993, Mr. Regan worked as Principal Software Specialist at Digital Equipment Corporation, a computer hardware and software manufacturing firm. Mr. Regan’s experience has included a broad spectrum of responsibilities from systems, networking and facilities infrastructure design, through implementation and operations, to sales and technical sales support. Mr. Regan led a team of technology and facilities infrastructure engineers and project managers through the execution of more than 26 million square feet of real estate projects spanning renovations, restacks, retrofits, consolidations and new build outs of Coopers & Lybrand and PricewaterhouseCoopers technology and facilities infrastructure projects driving technology as a key business enabler to marketplace success. His extensive experience in the facilities space culminated with the achievement of building a state-of-the-art LEED Gold certified Mission Critical Facility commissioned in early 2010. The facility was recognized by Computer World and Network World as a key element in PricewaterhouseCoopers achieving the status as number one Green IT Organization worldwide. Mr. Regan is an expert in business continuity and disaster recovery having held the responsibility for PricewaterhouseCoopers Disaster Recovery program and achieving credentialed status as a Certified Business Continuity Professional (CBCP). Mr. Regan has also gone on to achieve status as an Accredited Tiering Specialist (ATS) through the Uptime Institute. Mr. Regan holds multiple certificates in the technology infrastructure space having achieved IT Infrastructure Library (ITIL) certification and various systems designations through Digital Equipment Corporation, Research Triangle Institute and North Carolina State University.

Luke Lee is the Vice President — Healthcare Division of Carter/Validus Advisors, LLC. Mr. Lee brings 15 years of experience in the west/southwest United States as a finance and real estate professional with a focus in acquisition, valuation, modeling and analysis of real estate assets. Most recently Mr. Lee was an Acquisitions Manager at Healthcare Trust of America, Inc. (HTA) a leading publicly traded REIT. In that role Mr. Lee sourced and closed over $500 million in acquisitions and analyzed over $6 billion in healthcare acquisition opportunities. Mr. Lee was also responsible for building Argus models, underwriting acquisition opportunities and due diligence. Prior to HTA, Mr. Lee earned his appraisal license in 2010 as a Valuation Manager at CB Richard Ellis. Additionally, Mr. Lee achieved his CPA designation in 2005 during his tenure at Ernst & Young, where he was early promoted to a Manager within the Real Estate Advisory Services Group. Mr. Lee began his career at Raymond James as a Financial Analyst where he attained his Series 7 and Series 63 licenses in 1999. Mr. Lee’s educational degrees include a Bachelor of Science in Finance from Arizona State University in 2001 and a Master of Science in Accountancy from University of Notre Dame in 2002.

Our advisor has established an Investment Management Committee, which consists of Messrs. Carter, Seton, Garcia, Peterson and Winslow. The Investment Management Committee’s primary function is to find, evaluate, present and recommend to our advisor’s executive officers and to our board of directors, as applicable, investment opportunities.

The Advisory Agreement

Many of the services our advisor performs in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our advisor performs for us as our advisor pursuant to the advisory agreement, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, Carter/Validus Advisors, LLC undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging a duly qualified and licensed affiliate or unaffiliated third party, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our, and our operating partnership’s, investment and financial advisor and provide research, economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our, and our operating partnership’s, management and operations;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with our officers and board of directors and assist our board of directors in formulating and implementing of our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•

enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and

•	assist us in preparing all reports and returns required by the SEC, IRS and other state or federal governmental agencies.

Our advisor may purchase on our account, without the specific prior approval of the board of directors, properties with a purchase price of less than $15,000,000, so long as the investment in the property would not, if consummated, violate our investment guidelines or any restrictions on indebtedness and the consideration to be paid for such properties does not exceed the fair market value of such properties. Where the purchase price is equal to or greater than $15,000,000, or otherwise does not meet certain investment guidelines, investment decisions must be approved by our board of directors upon recommendation of our advisor.

Our directors evaluate the performance of our advisor before renewing the advisory agreement, and the criteria used in such evaluation is reflected in the minutes of the meeting of our board of directors. On November 2, 2012, our board of directors, including all of our independent directors, approved the renewal of the advisory agreement with Carter/Validus Advisors, LLC, or our advisor, for a one-year term commencing on November 25, 2012, based upon an evaluation of (i) the advisor’s performance to date; (ii) the expenses incurred by us in light of our investment performance, net assets and net income; (iii) the compensation paid to our advisor in relation to the nature and quality of services performed (and such compensation being within the limits prescribed by our charter); (iv) the amount of the fees paid to our advisor in relation to the size, composition and performance of our portfolio; (v) the success of our advisor in generating opportunities that meet our investment objectives; (vi) rates charged to other unaffiliated real estate investment trusts and to investors other than real estate investment trusts by advisors performing the same or similar services; (vii) the performance of our portfolio, including income, conservation or appreciation of capital, frequency of problem investments; and (viii) the quality of our portfolio relative to the investments generated by our advisor for its own account. Based on the aforementioned factors and the supervision of our advisor by our independent directors, our board of directors determined that the provisions of the former advisory agreement were being carried out, and deemed it to be in our best interest to renew such agreement through the execution of the advisory agreement. The advisory agreement has a term of one year and will terminate on November 26, 2013, unless earlier terminated without cause or penalty by either party, subject to a 60-day transition period with respect to certain provisions of the advisory agreement, or renewed for an additional one-year term upon written mutual consent of the parties to the agreement. As a result, all references in this prospectus to the advisory agreement refer to the advisory agreement renewed on November 2, 2012.

The advisory agreement would automatically terminate upon the listing and trading of shares of our common stock on a national securities exchange, and may be terminated without cause or penalty by either party immediately upon a change of control of the company or upon 60 days’ written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by us to assist it in making an orderly transition of the advisory function. In addition, upon termination of the agreement, our advisor will be entitled to a subordinated termination fee, as described below.

We will reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds of this offering. We expect that organization and offering expenses (other than selling commissions and dealer manager fees) will be approximately 1.25% of the gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, due diligence expense reimbursements to participating broker-dealers included in a detailed and itemized invoice and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers.

We pay our advisor an asset management fee equal to 1.0% of the cost of our assets, which includes the contract purchase price, acquisition expenses and other customarily capitalized costs, but excludes acquisition fees. Our advisor has agreed to defer some or all of the asset management fees when our distribution payout ratio, which is our distribution rate per share divided by our MFFO per share, is 100% or greater. The amount of the asset management fees deferred in a particular period will be equal to the amount by which distributions exceed MFFO. We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income:

acquisition fees and expenses; amounts related to straight line rental income and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. If our distribution payout ratio in a particular period is less than 100%, the excess MFFO will be used to repay any previously deferred asset management fees. However, if a trade or industry group promulgates a different definition of MFFO applicable to listed or non-listed REITs that we adopt in our periodic reports filed with the SEC, MFFO may have the meaning of such different definition. If our distribution payout ratio is less than 100%, the excess MFFO will be used to repay any previously deferred asset management fees. We also pay our advisor acquisition fees equal to 2.0% of the contract purchase price of each property or asset that we acquire and 2.0% of the amount advanced with respect to a mortgage loan, along with reimbursement of acquisition expenses, as described below. Our advisor irrevocably waived, without recourse, all deferred asset management fees earned during the period beginning January 1, 2012 and ended on the first date on which our distribution payout ratio was less than 100%, and has no recourse against us for the payment of such fees.

In addition, we reimburse our advisor for expenses actually incurred (excluding personnel costs) related to selecting, evaluating, developing and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we also will pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties. We expect these expenses to be approximately 0.5% of the purchase price of each property (including our pro rata share of debt attributable to such property). The total of all acquisition fees and acquisition expenses payable with respect to a particular investment will not exceed 6.0% of the contract purchase price of each property (or, if a mortgage loan, 6.0% of the amount advanced) unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us.

If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor or its affiliates a disposition fee paid on the sale of property, up to the lesser of 2.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved.

Our advisor will receive a subordinated participation in net sale proceeds equal to 15.0% of the remaining net sale proceeds after return of capital contributions plus payment to investors of an 8.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors. In addition, our advisor will receive a subordinated incentive listing fee equal to 15.0% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an 8.0% annual cumulative, pre-tax, non-compounded annual return on the investors’ capital contributed to investors. However, our advisor cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee.

If for any reason our independent directors determine that we should become “self-administered,” including in contemplation of a listing on a national securities exchange, we may, among other methods, acquire the business conducted by our advisor after a good faith negotiation with our advisor. Alternatively, if at any time the shares become listed on a national securities exchange and our independent directors determine that we should not become “self-administered,” we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with our advisor. The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. If any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, then we will not be required to pay our advisor any further subordinated participation in net sale proceeds.

Upon termination of the advisory agreement, our advisor would be entitled to a performance fee similar to the subordinated performance fee it would have been entitled to had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Our advisor and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor is required to devote sufficient resources to our administration to discharge its obligations. Our advisor currently has no paid employees; however, as of the date of this prospectus, its affiliates had approximately 109 full time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. Our advisor may assign the advisory agreement to an affiliate upon approval of our board of directors, including a majority of our independent directors.

The fees payable to our advisor or its affiliates under the advisory agreement are described in further detail in the section captioned “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services, and payments made by our advisor to third parties in connection with potential acquisitions.

Affiliated Companies

Property Manager

Our properties are managed and leased initially by Carter Validus Real Estate Management Services, LLC, our property manager. Carter Validus Real Estate Management Services, LLC is wholly-owned by Carter/Validus REIT Investment Management Company and certain services will be provided by its affiliate, Carter & Associates. Mr. Carter serves as the Chief Executive Officer of our property manager.

The background of Mr. Carter is described in the “— Executive Officers and Directors” section above.

Carter Validus Real Estate Management Services, LLC was organized on December 29, 2009 to lease and manage properties that we or our affiliated entities acquire. In accordance with the property management and leasing agreement, we pay to our advisor and its affiliates aggregate fees equal to: (a) with respect to single tenant properties, 3.0% of gross revenues from the properties managed; and (b) with respect to multi-tenant properties, 4.0% of gross revenues from the properties managed. Notwithstanding the foregoing, our advisor and its affiliates may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of our directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. We also reimburse the property manager and its affiliates for property-level expenses that they pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the property manager or its affiliates. The property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay Carter Validus Real Estate Management Services, LLC an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our property manager or an affiliate both a property management fee and an oversight fee with respect to any particular property. Carter Validus Real Estate Management Services, LLC derives substantially all of its income from the property management and leasing services it performs for us.

If Carter Validus Real Estate Management Services, LLC assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5.0% of the cost of the tenant improvements. The property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations.”

The property management and leasing agreement among Carter Validus Real Estate Management Services, LLC, our operating partnership and us had an initial one-year term, which may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties. On November 2, 2012, our board of directors, including all independent directors, approved the renewal of the property management agreement with Carter Real Estate Management Services, LLC for a one-year term commencing on November 11, 2012, based upon an evaluation of (i) the property manager’s performance to date; (ii) the compensation paid to our property manager in relation to the nature and quality of services performed; (iii) rates charged to other unaffiliated real estate investment trusts by property managers performing the same or similar services; and (iv) the quality and extent of service furnished by our property manager. Based on the aforementioned factors and the supervision of our property manager by our independent directors, our board of directors determined that the provisions of the former property management agreement were being carried out, and deemed to be in our best interest to renew such agreement through the execution of the property management agreement. The property management agreement has a term of one year and will terminate on November 12, 2013, unless earlier terminated without cause or penalty by either party, subject to a 60-day transition period with respect to certain provisions of the property management agreement, or renewed for an additional one-year term upon written mutual consent of the parties to the agreement. As a result, all references in this prospectus to the property management agreement refer to the property management agreement renewed on November 2, 2012.

Carter Validus Real Estate Management Services, LLC hires, directs and establishes policies for employees who have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of the property manager may be employed on a part-time basis and also may be employed by our advisor or certain companies affiliated with it.

The property manager also directs the purchase of equipment and supplies, and supervises all maintenance activity, for our properties. The management fees paid to the property manager cover, without additional expense to us, all of the property manager’s general overhead costs. The principal office of the property manager is located at 171 17th Street NW, Suite 1200, Atlanta, Georgia 30363 and its telephone number is (404) 888-3000.

Dealer Manager

SC Distributors, LLC, our dealer manager, was organized in March 2009. SC Distributors, LLC is a member firm of FINRA and is registered under the applicable federal and state securities laws and qualified to do business as a securities broker-dealer throughout the United States. Patrick J. Miller, the President of our dealer manager, has over 25 years of experience in the financial services business, including extensive experience overseeing national sales and marketing.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. The compensation we pay to SC Distributors, LLC in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.”

Our dealer manager is an affiliate of both our advisor and our property manager. See the section entitled “Conflicts of Interest” in this prospectus.

The current officers of SC Distributors, LLC are:

Name	Age	Position(s)
Patrick Miller	49	President
Mark Brandenberger	47	Chief Financial Officer
Michael McDaniel	46	Vice President and Secretary

The background of Mr. Miller is described in “— The Advisor” section above.

Mark Brandenberger is a co-founder of SC Distributors, LLC and has been its Chief Financial Officer since the company’s formation in June 2009. Mr. Brandenberger has 24 years of experience and extensive knowledge of the financial services industry, including 13 years of experience in forming and operating distribution systems. From September 2005 to May 2009, Mr. Brandenberger served as the Chief Financial Officer of KBS Capital Markets Group, LLC, where he was responsible for all fiscal matters, including strategic planning and oversight of human resource functions. From February 2004 to August 2005, Mr. Brandenberger served as the Executive Vice President and Chief Financial Officer of Retirement Capital Group, Inc., a provider of executive compensation and benefit solutions, where he was responsible for finance, technology and human resources. From February 2003 to June 2003, Mr. Brandenberger served as President of Duvera Financial, which provides financing and servicing solutions to businesses, where he was in charge of the development of corporate strategy and oversight of sales and operations. From July 2000 to June 2002, Mr. Brandenberger served as the Chief Financial Officer of Metlife Investors Group, a provider of investment and insurance products, which included four life insurance companies, one FINRA broker-dealer and one investment advisory firm. From October 1996 to June 2000, Mr. Brandenberger served as Vice President of Strategic Planning for Equitable Distributors, Inc., where he was responsible for the strategic planning and financial operations for the distribution company which distributed annuities and life insurance to wirehouses, broker-dealers and banks on a wholesale basis. From July 1993 to September 1996, Mr. Brandenberger served as a Manager of fund accounting, where he was responsible for the preparation of semi-annual reports for Pacific Investment Management Company, a global investment management firm. From September 1989 to June 1993, Mr. Brandenberger served as senior accountant for Deloitte & Touche, where he planned and performed audit procedures in conjunction with the preparation of financial statements for investment and insurance company clients. Mr. Brandenberger holds a CPA designation and received a Bachelor of Science in Business Administration from California Polytechnic State University, San Luis Obispo.

Michael McDaniel is a co-founder of SC Distributors, LLC and has been its National Sales Manager since the company’s formation in June 2009. Mr. McDaniel is responsible for overall sales, wholesaling and strategic relationship management at SC Distributors. Prior to co-founding SC Distributors, Mr. McDaniel served as National Sales Manager of KBS Capital Markets Group, LLC from October 2005 to May 2009. During Mr. McDaniel’s tenure, KBS Capital Markets Group, LLC assembled a team of 18 wholesalers and raised approximately $2 billion of investment capital for KBS Real Estate Investment Trust, Inc. and KBS Real Estate Investment Trust II, Inc. From 1996 to 2005, Mr. McDaniel served as Senior Vice President and National Sales Manager at AXA Financial, Inc. During his nine years at AXA Financial, Mr. McDaniel held several positions, including Regional Vice President and Divisional Vice President, and, in 2000, Mr. McDaniel was named President and National Sales Manager for the Broker Dealer Channel. While in senior management at AXA Financial, Mr. McDaniel’s broker dealer channels were responsible for raising in excess of $20 billion in assets. From 1995 to 1996, Mr. McDaniel was the Midwest Director of Mutual Fund Sales for Mainstay Funds, a division of New York Life Insurance, a mutual life insurance provider. Mr. McDaniel is a graduate of Rollins College in Winter Park, FL.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with Messrs. Carter, Peterson, Seton, Winslow and Garcia, and requires the approval of at least three members of the committee to acquire, or recommend the acquisition of, a property. Our advisor seeks to invest in commercial properties on our behalf that satisfy our investment objectives. Except as described below, a majority of our directors approves the consideration paid for properties we invest in based on the fair market value of the properties. Notwithstanding the foregoing, our advisor may purchase on our account, without the specific prior approval of the board of directors, properties with a purchase price of less than $15,000,000, so long as the investment in the property would not, if consummated, violate our investment guidelines or any restrictions on indebtedness and the consideration to be paid for such properties does not exceed the fair market value of such properties.

We will maintain all appraisals in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request; however, appraisals are estimates of value and should not be relied on as measures of true worth or realizable value.

MANAGEMENT COMPENSATION

We have no paid employees. Carter/Validus Advisors, LLC, our advisor, and its affiliates, manages our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. In the sole discretion of our advisor, our advisor may elect to have certain fees and commissions paid, in whole or in part, in cash or OP Units. The selling commissions and the dealer manager fee may vary for different categories of purchasers. See the section entitled “Plan of Distribution” in this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and accounts for the fact that shares are sold through our distribution reinvestment plan at $9.50 per share with no selling commissions and no dealer manager fee.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering(1)
Offering Stage
Selling Commission – SC Distributors, LLC	We pay to SC Distributors, LLC 7.0% of gross proceeds of our primary offering; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan; SC Distributors, LLC may reallow all or a portion of its selling commissions to participating broker-dealers.	$16,800,000

Dealer Manager Fee – SC Distributors, LLC	We pay to SC Distributors, LLC 2.75% of gross proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan; SC Distributors, LLC may reallow all or a portion of its dealer manager fee to participating broker-dealers.	$6,600,000

Organization and Offering Expenses – Carter /Validus Advisors, LLC	We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds of this offering. We expect that organization and offering expenses (other than selling commissions and dealer manager fees) will be approximately 1.25% of the gross offering proceeds.(2)	$3,125,000

Operational Stage
Acquisition Fees – Carter/Validus Advisors, LLC	We pay to our advisor 2.0% of the contract purchase price of each property or asset acquired and 2.0% of the amount advanced with respect to a mortgage loan. For purposes of this prospectus, “contract purchase price” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage loan, exclusive of acquisition fees and acquisition expenses.(3)(4)	$4,345,649 (or $6,518,474, assuming that we incur our expected leverage set forth in our investment guidelines).

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering

Acquisition Expenses – Carter/Validus Advisors, LLC	We pay, or reimburse our advisor, as applicable, for acquisition expenses incurred in connection with the selection and acquisition of properties or other real estate-related investments (including expenses relating to potential investments that we do not close), such as legal fees and expenses, costs of real estate due diligence, appraisals, non-refundable option payments in property not acquired, travel and communications expenses, costs of appraisals, commissions to non-affiliated third parties, accounting fees and expenses and title insurance premiums, whether or not the property was acquired. We expect these expenses will be approximately 0.75% of the purchase price of each property or other real estate-related investment; however, expenses on a particular acquisition or investment may be higher.(5)	$1,629,618 (or $2,444,428, assuming that we incur our expected leverage set forth in our investment guidelines).

Asset Management Fee – Carter/Validus Advisors, LLC	In connection with the management of our assets, we will pay our advisor a fee equal to one-twelfth of 1.0% of the cost of our assets, which includes the purchase price, acquisition expenses, and other customarily capitalized costs, but exclude acquisition fees. This fee will be payable monthly in arrears, based on assets held by us on the last day of such prior month. Our advisor has agreed to defer some or all of the asset management fees when our distribution payout ratio, which is our distribution rate per share divided by our MFFO per share, is 100% or greater. The amount of the asset management fees deferred in a particular period will be equal to the amount by which distributions exceeds MFFO. If our distribution payout ratio is less than 100%, the excess MFFO will be used to repay any previously deferred asset management fees. Our advisor irrevocably waived, without recourse, all deferred asset management fees earned during the period beginning January 1, 2012 and ended on the first date on which our distribution payout ratio was less than 100%, and has no recourse against us for the payment of such fees.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.

Property Management and Leasing Fees – Carter Validus Real Estate Management Services, LLC	In connection with the rental, leasing, operation and management of our properties, we pay our advisor and its affiliates aggregate fees equal to: (a) with respect to single tenant properties, 3.0% of gross revenues from the properties managed; and (b) with respect to multi-tenant properties, 4.0% of gross revenues from the properties managed. We also will reimburse the property manager and its affiliates for property-level expenses that any of them pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by the property manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our property manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If we contract directly with third parties for	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering
such services, we will pay them customary market fees and will pay Carter Validus Real Estate Management Services, LLC an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our property manager, our advisor or any affiliate both a property management fee and an oversight fee with respect to any particular property.(6)

We may also pay Carter Validus Real Estate Management Services, LLC a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.

Construction Management Fee – Carter Validus Real Estate Management Services, LLC	For acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on our properties, we may pay Carter Validus Real Estate Management Services, LLC up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable.	Not determinable at this time. Because the fee is based on a fixed percentage of certain costs, there is no maximum dollar amount of this fee.

Operating Expenses – Carter/Validus Advisors, LLC	We reimburse our advisor at the end of each fiscal quarter for operating expenses incurred on our behalf, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) in the four immediately preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, unless our independent directors have determined that such excess expenses are justified based on unusual and non-recurring factors that they deem sufficient. For these purposes: “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets before deducting reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period; and “net income” means total revenues less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves, and excluding excludes any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition fees or a disposition fee.	Not determinable at this time.

Type of Compensation/Affiliate	Determination of Amount	Estimated Amount for Maximum Offering

Liquidation/Listing Stage
Disposition Fees – Carter/Validus Advisors, LLC	If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor a disposition fee, up to the lesser of 2.0% of the contract sales price and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.(7)	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)(8)(9) – Carter/Validus Advisors, LLC	Our advisor will receive 15.0% of the remaining net sale proceeds after return of capital contributions plus payment to investors of an 8.0% annual cumulative, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 8.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time)(8)(9) – Carter/Validus Advisors, LLC	Our advisor will receive 15.0% of the amount by which the sum of our adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an 8.0% annual cumulative, non-compounded return to investors. We cannot assure you that we will provide this 8.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ performance compensation.	Not determinable at this time. There is no maximum amount of this fee.

Subordinated Termination Fee – Carter/Validus Advisors, LLC	Upon termination of the advisory agreement, our advisor shall be entitled to a subordinated termination fee. In addition, our advisor may elect to defer its right to receive a subordinated termination fee until either shares of our common stock are listed and traded on a national securities exchange or another Liquidity Event occurs.(10)	Not determinable at this time. There is no maximum amount of this fee.

(1)	The estimated maximum dollar amounts are based on the sale to the public of $240,000,000 of shares at $10.00 per share and $10,000,000 of shares at $9.50 per share pursuant to our distribution reinvestment plan. We will not pay any selling commissions or a dealer manager fee on sales of shares under our distribution reinvestment plan.

(2)

These organization and offering expenses include, without limitation, all expenses (other than selling commissions and the dealer manager fee) incurred by and to be paid by us in connection with this offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agents, due diligence expense reimbursements to participating broker-dealers included in a detailed and itemized invoice, and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Expenses of up to 0.13% of the aggregate gross offering proceeds relating to training and education meetings and non-accountable due diligence expenses will constitute underwriting compensation. We reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of the gross offering proceeds of this offering. We also will pay a $25.00 fee per subscription agreement to our advisor for reviewing and processing subscription agreements.

(3)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or OP Units. For the purposes of the payment of these fees, each OP Unit will be valued at the per share offering price of our common stock minus the maximum selling commissions and dealer manager fee allowed in the offering, to account for the fact that no selling commissions or dealer manager fees will be paid in connection with any such issuances (at the offering price, each such OP Unit would be issued at $9.025 per share). Each OP Unit will be exchangeable for the cash value of one share of our common stock or, at our option, one share of our common stock.

(4)	In addition, if during the period ending two years after the close of this offering, we sell an asset and then reinvest the proceeds from such sale in other assets, we will pay to our advisor 2.0% of the contract purchase price of each property acquired with reinvested proceeds (including our pro rata share of debt attributable to such property) and 2.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that in no event shall the aggregate acquisition fee paid in respect of such sale or reinvestment exceed 6.0% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment), unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction determine the transaction to be commercially competitive, fair and reasonable to us and approve excess fees.

(5)	Our board of directors’ investment policies limit our ability to purchase a property if the total of all acquisition fees and expenses relating to the purchase, including fees and expenses paid to third parties, exceeds 6.0% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us. Included in the computation of such fees will be any acquisition expenses, acquisition fees or construction management fees or any fees of a similar nature.

(6)	Notwithstanding the foregoing, our advisor and its affiliates may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of our directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.

(7)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or OP Units. See footnote 3 above.

(8)	Our advisor cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. The subordinated participation in net sale proceeds or the subordinated incentive listing fee, as the case may be, will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to our advisor under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

(9)

If for any reason our independent directors determine that we should become “self-administered,” including in contemplation of a listing on a national securities exchange, we may, among other methods, acquire the business conducted by our advisor after a good faith negotiation with our advisor. Alternatively, if at any time the shares become listed on a national securities exchange and our independent directors determine that we should not become “self-administered,” we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with our advisor. The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. Any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, then we will not be required to pay our advisor any further subordinated participation in net sale proceeds.

(10)	The subordinated termination fee, if any, will equal to the sum of: (A) 15.0% of the amount, if any, by which (1) the sum of (v) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (w) any loans secured by such investments, plus (x) total distributions paid through the termination date on shares issued in this offering on the termination date, less (y) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in this offering on the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase plan) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in this offering on or prior to the termination date, would have provided such stockholders an annual 8.0% cumulative, non-compounded return on the gross proceeds raised in this offering on the termination date, measured for the period from inception through the termination date. In addition, our advisor may elect to defer its right to receive a subordinated termination fee until either a listing or an other Liquidity Event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur).

The following table summarizes the cumulative compensation, fees and reimbursements incurred by our company, the advisor and its affiliates related to the offering stage during the respective periods (amounts are rounded):

	As of June 30, 2013	As of December 31, 2012
Offering Stage:
Selling commissions	$25,011,000	$12,849,000
Selling commissions reallowed by our dealer manager	$25,011,000	$12,849,000
Dealer manager fee	$10,690,000	$5,505,000
Dealer manager fee reallowed by our dealer manager	$3,009,000	$1,567,000
Other organization and offering expenses	$7,953,000	$6,065,000

The following table summarizes any compensation, fees and reimbursements incurred by us, our advisor and its affiliates related to the acquisitions, operations and liquidation/listing stages during the respective periods (amounts are rounded):

	For the Six Months Ended June 30, 2013	For the Year Ended December 31, 2012
Acquisitions and Operations Stage:
Acquisition fees and expenses	$3,197,000	$11,474,000
Asset management fees(1)	$1,626,000	$133,000
Property management and leasing fees and expenses	$608,000	$561,000
Operating expenses(2)	$428,000	$280,000

(1)	Our advisor irrevocably waived, without recourse, all deferred asset management fees earned during the period beginning January 2012 and ended on the first day on which our distribution payout ratio was less than 100% and has no recourse against us for the payment of such fees.

(2)	Our advisor waived, without recourse, 67.0% of the indirect administrative expenses during the year ended December 31, 2012 as a result of the limitation imposed by the NASAA Guidelines limiting general and administrative expenses to 2.0% of average invested assets or 25.0% of net income.

During the six months ended June 30, 2013 and the year ended December 31, 2012, no commissions or fees were incurred for services provided by our advisor and its affiliates related to the liquidation/listing stage.

The advisor, or its affiliates, incurred other organization and offering expenses in connection with our initial public offering, on our behalf, of approximately $7,953,000 and $6,065,000 as of June 30, 2013 and December 31, 2012, respectively. As of June 30, 2013, we paid our dealer manager approximately $35,701,000 in selling commissions and broker dealer fees, reimbursed our advisor and its affiliates approximately $7,953,000 in offering expenses and accrued approximately $2,943,000 of other offering expenses, the total of which represents our maximum liability for organization and offering costs in connection with our initial public offering. As of June 30, 2013, we reimbursed our advisor approximately $6,354,000 in offering costs in connection with our initial public offering.

During the six months ended June 30, 2013, we reimbursed our advisor $428,000 in indirect general administrative expenses, including legal accounting and board of directors’ compensation, paid by the advisor on behalf of our company in connection with our initial public offering. Our advisor did not waive any indirect administrative services expenses, such as overhead or payroll-related expenses, incurred by the advisor in performance of the services provided to us as of such period.

As of June 30, 2013, compensation incurred but not yet paid to our advisor or its affiliates in connection with our initial public offering was $3,716,000 representing asset and property management fees, acquisition costs, general and administrative costs, and offering costs, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

PRINCIPAL STOCKHOLDERS

The following table provides, as of the date of this prospectus, information regarding the number and percentage of shares of our common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5.0% of our outstanding shares. As of October 2, 2013, we had 15,212 stockholders of record and 54,805,809 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by it.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
Carter/Validus REIT Investment Management Company, LLC(2)	20,000		*
John Carter(2)	20,000		*
Todd Sakow	—	—
Lisa Drummond	—	—
Mario Garcia, Jr.(2)	20,000		*
Jonathan Kuchin(3)	9,000		*
Randall Greene(3)	12,000		*
Ronald Rayevich(3)	12,000		*

All executive officers and directors as a group (7 persons)(2)	53,000		*

*	Less than 1%

(1)	The address of each beneficial owner listed is c/o Carter Validus Mission Critical REIT, Inc., 4211 West Boy Scout Blvd., Suite 500, Tampa, Florida 33607.

(2)	Carter/Validus REIT Investment Management Company, LLC is directly or indirectly controlled by John Carter and Mario Garcia, Jr. Messrs. Carter and Garcia disclaim beneficial ownership of the shares held by Carter/Validus REIT Investment Management Company, LLC.

(3)	Represents restricted shares of our common stock issued to the beneficial owner in connection with his initial election and, if applicable, his subsequent election to the board of directors.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Carter/Validus Advisors, LLC, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which our advisor and its affiliates are compensated by us. Our agreements and compensation arrangements with our advisor and its affiliates were not determined by arm’s-length negotiations. See the section entitled “Management Compensation” in this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

Affiliates of our advisor have sponsored and may sponsor one or more other real estate investment programs in the future. The officers and key personnel of our advisor may spend a portion of their time on activities unrelated to us. Our advisor and its affiliates employ personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus, our advisor is the sole limited partner of our operating partnership.

We may buy properties at the same time as one or more of the other programs by affiliates of our advisor and/or managed by officers and key personnel of our advisor. As a result, they owe duties to each of these entities, their members and limited partners and investors, which duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors and officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a discussion of the restrictions included in our charter relating to limits placed upon our directors, officers and certain of our stockholders, see the section of entitled “— Certain Conflict Resolution Procedures” below. In addition, for a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise.

Interests in Other Real Estate Programs

Affiliates of our officers and entities owned or managed by such affiliates may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers and entities owned or managed by such affiliates may form additional real estate investment entities in the future, whether public or private, which may have the same investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our officers are not obligated to present to us any particular investment opportunity that comes to their attention, unless such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of the properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

Other Activities of Our Advisor and Its Affiliates

We rely on our advisor for the day-to-day operation of our business. As a result of the interests of members of its management in other programs sponsored by affiliates of our advisor and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its affiliates have conflicts of interest in allocating their time between us and other programs sponsored by affiliates of our advisor and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the programs sponsored by affiliates of our advisor and other ventures in which they are involved. Our advisor will share certain resources with Carter & Associates and its affiliates. The allocation of these corporate resources, and the related expense that may be reimbursed by the Company, will not be determined on an arms’-length basis.

In addition, each of our executive officers also serves as an officer of our advisor, our property manager, our dealer manager and/or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

We may purchase properties or interests in properties from affiliates of our advisor. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from our advisor, our sponsor, their affiliates or a director may not exceed its current appraised value, as determined by an independent appraiser, that is, a person with no material current or prior business or personal relationship with our advisor or directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of real estate of the type held by us. In addition, the price must be approved by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction as fair and reasonable to us. If the price to us exceeds the cost paid, our board of directors (including a majority of the independent directors) not otherwise interested in the transaction must determine that there is substantial justification for the excess cost and that the excess is reasonable. There is no dollar or number limitation on transactions with our advisor and its affiliates.

Competition in Acquiring, Leasing and Operating of Properties

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other programs sponsored by affiliates of our advisor are located. In such a case, a conflict could arise in the acquisition or leasing of properties if we and another program sponsored by affiliates of our advisor were to compete for the same properties or tenants in negotiating leases, or a conflict could arise in connection with the resale of properties if we and another program sponsored by affiliates of our advisor were to attempt to sell similar properties at the same time. Conflicts of interest also may exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Since SC Distributors, LLC, our dealer manager, is an affiliate of our advisor, we have not had the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus.

Affiliated Property Manager

Our properties are managed and leased by our property manager, Carter Real Estate Management Services, LLC, which is an affiliate of our advisor, pursuant to a property management and leasing agreement. Our agreement with Carter Validus Real Estate Management Services, LLC has a one-year term, which may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties. Each renewal shall be for a term of no more than one year. It is the duty of our board of directors to evaluate the performance of the property manager annually before renewing the agreement. We may terminate the agreement in the event of gross negligence or willful misconduct on the part of Carter Validus Real Estate Management Services, LLC. We expect Carter Validus Real Estate Management Services, LLC to also serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the section entitled “Management Compensation” in this prospectus.

Lack of Separate Representation

Morris, Manning & Martin, LLP acts, and may in the future act, as counsel to us, Carter/Validus Advisors, LLC, SC Distributors, LLC, Carter Validus Real Estate Management Services, LLC and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If a dispute were to arise between us, Carter/Validus Advisors, LLC, SC Distributors, LLC, Carter Validus Real Estate Management Services, LLC or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures With Affiliates of Our Advisor

We may enter into joint ventures with other programs sponsored by affiliates of our advisor (as well as other parties) for the acquisition, development or improvement of properties. See the section entitled “Investment Objectives, Strategy and Policies — Investment Strategy — Joint Ventures” in this prospectus. We will not enter into a joint venture with our sponsor, our advisor, any director or any affiliate thereof, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures. Our advisor and its affiliates may have conflicts of interest in determining that program sponsored by affiliates of our advisor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, disposition fees, brokerage commissions and participation in net sale proceeds. Subject to oversight by our board of directors, our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees generally will be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See the section entitled “Management Compensation” in this prospectus.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first receiving agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you receive the returns on which we have conditioned other incentive compensation. Therefore, our advisor may have conflicts of interest concerning our listing/liquidation stage, particularly due to the fact that, depending on our advisor’s tax situation, capital needs and exit horizon, our advisor may receive more value from a listing rather than a liquidation.

In an effort to continue to align its incentive payments with the value created to our stockholders, our advisor has waived receipt of any internalization fee upon listing.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our advisor or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, (A) our charter contains a number of restrictions relating to (1) transactions we enter into with our sponsor, our directors, and our advisor and its affiliates, and (2) certain future offerings, and (B) the advisory agreement contains procedures and restrictions relating to the allocation of investment opportunities among entities affiliated with our advisor. These restrictions include, among others, the following:

•

We will not purchase or lease properties from our sponsor, our advisor, any of our directors, or any of their respective affiliates without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value, as determined by an independent appraiser. We will not sell or lease properties to our sponsor, our advisor, any of our directors, or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.

•

We will not make any loans to our sponsor, our advisor, any of our directors, or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, if such mortgage loan is insured or guaranteed by a government or government agency or provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. We may also make loans to any of our wholly-owned subsidiaries. In addition, our sponsor, our advisor, any of our directors, and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•

Our advisor and its affiliates will be entitled to reimbursement, at cost, at the end of each fiscal quarter for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that we will not reimburse our advisor at the end of any fiscal quarter for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the four consecutive fiscal quarters then ended exceeded the greater of: (i) 2.0% of our average invested assets for such period, or (ii) 25.0% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for such period.

•

If an investment opportunity becomes available that is deemed suitable, after our advisor’s and our board of directors’ consideration of pertinent factors, for both us and one or more other entities affiliated with our advisor, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one such entity, our advisor and our board of directors, shall examine, among others, the following factors:

•	the anticipated cash flow of and the cash requirements of each such entity;

•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;

•	the policy of each program relating to leverage of properties;

•	the income tax effects of the purchase to each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of the acquisition or construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors, including our independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is reasonable and applied fairly to us.

•

We will not accept goods or services from our sponsor, our advisor, our directors, or any of their or its affiliates or enter into any other transaction with our sponsor, our advisor, our directors, or any of their affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Independent Directors

In order to reduce the risks created by conflicts of interest, our charter requires our board of directors to be comprised of a majority of persons who are independent directors. Our charter also authorizes the independent directors to retain their own legal and financial advisors. A majority of the independent directors must approve matters relating to, or act upon:

•	the requirement that a majority of directors and of independent directors review and ratify the charter at or before the first meeting of the board of directors;

•

the duty of our board of directors to establish written policies on investments and borrowing and to monitor the administrative procedures, and our, and our advisor’s, investment operations and performance to assure that such policies are carried out;

•	our minimum capitalization;

•	the advisory agreement;

•	liability and indemnification;

•	the reasonableness of our fees and expenses;

•	limitations on organization and offering expenses;

•	limitations on acquisition fees and acquisition expenses;

•	limitations on total operating expenses;

•	limitations on real estate expenses;

•	limitations on incentive fees;

•	independent director or advisor compensation;

•	the independent directors’ periodic duty to review our investment policies;

•

the authority of a majority of the independent directors to select an independent appraiser to determine the fair market value that we pay for real estate that we acquire both (a) when a majority of the independent directors determine to appoint an independent appraiser to determine fair market value in connection with any acquisition by us and (b) whenever we acquire property from the advisor, directors or their affiliates;

•	the restrictions and procedures relating to meetings of stockholders;

•

the authority of a majority of stockholders present in person or by proxy at an annual meeting at which a quorum is present, without the necessity for concurrence by our board of directors, to vote to elect our directors;

•

those requirements of any reinvestment plan that our board of directors establishes, relating to periodic distribution of certain material information to stockholders and opportunity for participating stockholders to withdraw; and

•	the adoption of an extension amendment or a plan of liquidation.

Organizational Structure

The following chart shows the ownership structure of the various entities that are affiliated with us, our sponsor and our advisor.

1.	Sponsor owns 20,000 shares of common stock (less than .01% assuming maximum offering).

2.	The advisor and dealer manager are owned through wholly-owned holding companies that are not shown on this Organizational Structure.

3.	Others consist of Lisa A. Drummond (5.2%), Todd M. Sakow (4.3%), Sharon Millburg (2.6%), Elizabeth B. Fay (0.7%) and April Tutor (0.3%).

4.	Indirect ownership through wholly-owned and/or controller entities.

5.	Represents voting ownership.

INVESTMENT OBJECTIVES, STRATEGY AND POLICIES

Investment Objectives

Our investment objectives are to:

•	acquire well-maintained and well-located, or quality, commercial real estate properties with a focus on the data center and medical sectors, which provide current cash flow from operations;

•	pay regular cash distributions to stockholders;

•	preserve, protect and return capital contributions to stockholders;

•	realize appreciated growth in the value of our investments upon the sale of such investments; and

•	be prudent, patient and deliberate with respect to the purchase and sale of our investments considering current and future real estate markets.

We cannot assure you that we will be able to continue to attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our board of directors.

Investment Strategy

Primary Investment Focus

There is no limitation on the number, size or type of properties we may acquire or the percentage of net proceeds of this offering that may be invested in a single investment. We focus our investment activities on acquiring strategically located, well constructed income-producing commercial real estate predominantly in the data center and medical sectors located throughout the continental United States, preferably with long-term net leases to investment grade and other creditworthy tenants, and originating or acquiring real estate debt backed by similar income-producing commercial real estate predominantly in such sectors. The real estate debt we originate or acquire may include first mortgage debt, bridge loans, mezzanine loans or preferred equity. While we intend to have a balanced portfolio between the various property types at the end of our primary acquisition period, we may not have a balanced portfolio at any particular time. We may also invest in real estate-related debt and securities that meet our investment strategy and return criteria. The size of individual properties that we purchase varies significantly, but we expect most of the properties we acquire in the future to continue to have a purchase price between $10 million and $50 million. The number and mix of properties and other real estate-related investments comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire the properties and other real estate-related investments, and the amount of proceeds raised in this offering.

Investing in Real Property

Our advisor uses the following criteria to evaluate potential investment opportunities:

•	“mission critical” (as defined below) to the business operations of the tenant;

•	leased to investment grade and other creditworthy tenants, preferably on a net-leased basis;

•	long-term leases, preferably with terms of 10 years or longer, which include annual or periodic fixed rental increases; and

•	located in geographically diverse, established markets with superior access and visibility.

“Mission critical” properties are those properties that are essential to the successful operations of the companies within the industries in which such companies operate.

When and as determined appropriate by our advisor, we may acquire properties in various stages of development or that require substantial refurbishment or renovation. Our advisor will make this determination based upon a variety of factors, including the available risk-adjusted returns for such properties when compared with other available properties, the effect such properties would have on the diversification of our portfolio, and our investment objectives of realizing both current income and capital appreciation upon the sale of such properties.

To the extent feasible, we seek to achieve a well-balanced portfolio diversified by geographic location within the United States, age and lease maturities of the various properties in our portfolio. We also focus on acquiring properties in multiple high growth sectors, that is, the data center and medical property sectors. Tenants of our properties are generally diversified between national, regional and local companies. We generally target properties with lease terms of 10 years or longer. We may acquire properties with shorter lease terms if the property is in an attractive location, is difficult to replace, or has other significant favorable attributes. We expect that these investments will provide long-term value by virtue of their size, location, quality and condition, and lease characteristics.

Many data center and medical companies currently are entering into sale-leaseback transactions (as described below) as a strategy for applying capital to their core operating businesses that would otherwise be invested in their real estate holdings. We believe that our investment strategy will enable us to take advantage of this trend and companies’ increased emphasis on core business operations and competence in today’s competitive corporate environment as many of these companies attempt to divest of their real estate assets.

We have incurred and intend to continue to incur debt to acquire properties where our board of directors determines that incurring such debt is in our best interest. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties and other real estate-related investments. We intend to limit our aggregate borrowings to 50% of the fair market value of our assets (calculated after the close of our capital raise stage and once we have invested substantially all the net proceeds), unless excess borrowing is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for such excess borrowing.

We believe that our investment focus may present lower investment risks and greater stability to investors than other sectors of today’s commercial real estate market, such as the office and multifamily property sectors. By acquiring a large number of mission critical properties, we believe that lower than expected results of operations from one or a few investments will have a less significant effect on our ability to realize our investment objectives than an alternative strategy in which fewer or different properties are acquired.

We also believe that net-leased properties, as compared to other asset classes, offer a distinct investment advantage since such properties generally require less management and operating capital, have less recurring tenant turnover and, with respect to single-tenant properties, often are located in superior locations that are less dependent on the financial stability of adjoining tenants. Further, since we seek to acquire properties within the United States that are geographically diverse, we expect to minimize the potential adverse impact of economic slowdowns or downturns in specific geographic markets. We believe that a portfolio consisting of freestanding, single-tenant and multi-tenant mission critical properties long-term net-leased to creditworthy tenants will enhance our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a potential listing of our shares attractive to the public investment community.

Creditworthy Tenants

In evaluating potential property acquisitions, we apply credit underwriting criteria to the existing tenants of such properties. Similarly, we will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio.

Tenants are considered creditworthy if they have financial profiles that our advisor believes meet our investment objectives. In evaluating the creditworthiness of a tenant or prospective tenant, our advisor does not use specific quantifiable standards, but considers many factors, including, but not limited to, the proposed terms of the property acquisition, the financial condition of the tenant and/or guarantor, the operating history of the property with the tenant, the tenant’s market share and track record within its industry segment, the general health and outlook of the tenant’s industry segment, and the lease length and the terms at the time of the property acquisition.

A tenant also will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s of Baa3 or better or credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such a rating. Changes in tenant credit ratings, coupled with acquisition and disposition activity, may change our concentration of creditworthy tenants from time to time.

Description of Leases

We have acquired, and expect to continue to acquire, properties with existing tenant leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases. “Net” leases typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, most typically classified as triple net or double net. Triple net leases typically require the tenant to pay all costs associated with a property, including real estate taxes, insurance, utilities and common area maintenance charges in addition to the base rent. Double net leases typically require the tenant to pay all the costs as triple net leases, but hold the landlord responsible for the roof and structure, or other aspects of the property. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. With respect to multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases to those tenants. We expect that office space will be subject to “gross” leases. “Gross” leases typically require the tenant to pay a flat rental amount and require us to pay for all property charges regularly associated with ownership of the property.

A majority of our acquisitions generally have lease terms of ten years or longer at the time of the property acquisition. We may acquire properties under which the lease term is in progress and has a partial term remaining. We also may acquire properties with shorter lease terms if the property is in an attractive location, difficult to replace, or has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also contain provisions that increase the amount of base rent payable at points during the lease term. In general, we will not permit leases to be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, generally the original tenant will remain fully liable under the lease unless we release that tenant from its obligations under the lease.

We may enter into sale-leaseback transactions. A sale-leaseback is when a property is purchased from a seller and leased back to such seller. While we will use our best efforts to structure any such sale-leaseback transactions so that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for U.S. federal income tax purposes, the Internal Revenue Service could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See the “Federal Income Tax Considerations — Other Tax Considerations” section of this prospectus.

Investment Decisions

Our advisor may purchase on our account, without the specific prior approval of our board of directors, properties with a purchase price of less than $15,000,000, so long as the investment in the property would not, if consummated, violate our investment guidelines or any restrictions on indebtedness and the consideration to be paid for such properties does not exceed the fair market value of such properties. Where the purchase price is equal to or greater than $15,000,000, investment decisions will be made by our board of directors upon recommendation of our advisor. In evaluating and presenting investments for approval, our advisor, to the extent such information is available, considers and provides to our board of directors, with respect to each property, the following:

•	proposed purchase price, terms and conditions;

•	physical condition, age, curb appeal and environmental reports;

•	location, visibility and access;

•	historical financial performance;

•	tenant rent roll and tenant creditworthiness;

•

lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, renewal, expansion, termination, purchase options, exclusive and permitted uses provisions, assignment and sublease provisions, and co-tenancy requirements;

•	local market economic conditions, demographics and population growth patterns;

•	neighboring properties; and

•	potential for new property construction in the area.

Investing in and Originating Loans

We have originated and may continue to originate or acquire real estate loans (including, but not limited to, investments in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages). Although we do not have a formal policy, our criteria for investing in loans is substantially the same as those involved in our investment in properties. We also may invest in participations in mortgage, bridge or mezzanine loans. Further, we may invest in unsecured loans or loans secured by assets other than real estate; however, we will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors. A bridge loan is short term financing for an individual or business, until permanent or the next stage of financing, can be obtained. A mezzanine loan is a loan made in respect of certain real property that is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. These loans are subordinate to the mortgage loans directly on the underlying property.

Our underwriting process typically will involve comprehensive financial, structural, operational and legal due diligence. We will not require an appraisal of the underlying property from a certified independent appraiser for an investment in mortgage, bridge or mezzanine loans, except for investments in transactions with our directors, our advisor or any of their affiliates. For each such appraisal obtained, we will maintain a copy of such appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage, bridge or mezzanine loans on any one property if the aggregate amount of all mortgage, bridge or mezzanine loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by our board of directors, including a majority of our independent directors unless substantial justification exists, as determined by our board of directors, including a majority of our independent directors. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and, in respect of transactions with our affiliates, in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans that are in default where we intend to foreclose upon the property in order to acquire the underlying assets and, in respect of transactions with our affiliates, where the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

When evaluating prospective investments in and originations of real estate loans, our management and our advisor will consider factors such as the following:

•	the ratio of the total amount of debt secured by property to the value of the property by which it is secured;

•	the amount of existing debt on the property and the priority of that debt relative to our proposed investment;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located; and

•	any other factors that our advisor believes are relevant.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor will inspect the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. We do not expect to make or invest in bridge loans with a maturity of more than one year (with the right to extend the term for an additional one year) from the date of our investment. Most loans which we will consider for investment would provide for monthly payments of interest and some also may provide for principal amortization, although many loans of the nature which we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

Our charter does not limit the amount of gross offering proceeds that we may apply to loan originations or investments; however, our charter limits the percentage of our total assets that may be invested in mortgage loans on unimproved property to 10% and prohibits us from making or investing in a mortgage (including construction loans) on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property, as determined by our board of directors, including a majority of our independent directors, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge or mezzanine loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

The following are the real estate-related investments in which we had invested as of October 2, 2013:

Walnut Hill Investment

We, through our operating partnership, entered into a preferred equity loan agreement with WH Hospital Property Company, LLC, or the Walnut Hill Property Company, an unaffiliated Texas limited partnership. Pursuant to the agreement, as amended from time to time, the operating partnership agreed to provide funds to Walnut Hill Property Company in an aggregate principal amount of $20,000,000, or the WH Investment, which will be used by Walnut Hill Property Company for the construction of the Walnut Hill Physicians Hospital, a 100-bed acute care hospital, located in Dallas, Texas. The Walnut Hill Physicians Hospital is expected to be completed in 2014.

The WH Investment is collateralized by an assignment made by the two sole members of the parent company of Walnut Hill Property Company to the operating partnership of 100% of the membership interest in the parent company, and is guaranteed by the parent company and its two sole members under continuing, absolute and unconditional limited guaranty agreements, such that each guarantor is jointly and severally liable for payment of the obligations under the WH Investment (including, but not limited to the equity participation described below) as a primary obligor.

The interest rate under the WH Investment is 10% per annum. The WH Investment can be prepaid in accordance with the terms of the preferred equity loan agreement and matures in February 2018 (which is co-terminus with the maturity date of the Senior Loan (as defined below)), or earlier upon the occurrence of certain events.

Walnut Hill Property Company has also borrowed a construction loan, or the Senior Loan, in the principal amount of $34,000,000 from a senior lender, unaffiliated to us, to finance the construction of the Walnut Hill Physicians Hospital. The Senior Loan is secured by a first mortgage on the property and by the parent company’s membership interest in Walnut Hill Property Company, and the rights of the operating partnership under the WH Investment are subordinated to the rights of the senior lender under the Senior Loan.

As required by the loan agreement, and as a condition precedent to the initial funding under the WH Investment, Walnut Hill Property Company was capitalized in an amount equal to $21,000,000. As of October 2, 2013, the operating partnership had funded $20,000,000 in the aggregate under the WH Investment.

As additional consideration for making the WH Investment, Walnut Hill Property Company has agreed to pay the operating partnership an amount of up to $4,000,000 as the equity participation, derived from a sale of the Walnut Hill Hospital. This payment will be calculated and paid in accordance with the terms of the promissory note evidencing the WH Investment.

In conjunction with making the WH Investment, an affiliate of our advisor entered into a purchase agreement with WH Hospital Property Company for the purchase of the Walnut Hill Physicians Hospital upon its completion. The purchase agreement and the rights and obligations thereunder can be assigned to the operating partnership. The purchase of the property is subject to certain conditions as set forth in the purchase agreement, including the maintenance by WH Hospital Property Company of certain financial benchmarks on the property, and the affiliate of our advisor has the right to terminate the purchase agreement for any or no reason within 30 days after the satisfaction of such conditions. The purchase price of the Walnut Hill Property is $90,000,000.

Upon completion, the Walnut Hill Property will have in-place a 30 year non-cancellable lease with an initial annual lease rate of $9,000,000, which increases by 3% annually. In the event that certain principal closing conditions have not been satisfied by WH Hospital Property Company on or before December 31, 2016, the purchase agreement will automatically terminate and will be of no further force and effect.

Victory/Walnut Hill Bridge Loan

We, through our operating partnership, are a party to a bridge loan agreement with three unaffiliated borrowers, or the Victory/Walnut Hill Bridge Loan, pursuant to which, the operating partnership agreed to provide funds to the borrowers in an aggregate principal amount of $18,000,000 to be used for the construction of certain properties directly or indirectly owned by the borrowers. In connection with entering into the Victory/Walnut Hill Bridge Loan, the borrowers paid us a commitment fee in the aggregate of $200,000 and we paid our advisor an origination fee of $200,000.

In connection with our purchases of, and with proceeds from, the Valley Baptist Wellness Center and the Victory Medical Center Landmark, the borrowers repaid $11,000,000 of the Victory/Walnut Hill Bridge Loan. As of October 2, 2013, there was still approximately $7,000,000 outstanding under the Victory/Walnut Hill Bridge Loan.

The obligations of the borrowers under the Victory/Walnut Hill Bridge Loan are guaranteed by Manfred Co., L.C., which is the parent company of the borrowers, under a continuing, unconditional and absolute guaranty. The guarantor also promises to pay all costs and expenses incurred in endeavoring to collect the guaranteed payments.

The Victory/Walnut Hill Bridge Loan is collateralized by a 23-acre parcel of land in Houston, Texas and a 150,000 square feet medical office building in Houston, Texas. The Victory/Walnut Hill Bridge Loan bears interest at a per annum rate equal to 12% and matures upon the earlier to occur of (i) the sale or refinancing of the properties under construction; (ii) May 7, 2014; and (iii) the date on which all of the obligations of the borrowers under the loan agreement become due and payable.

Bay Area Preferred Equity Loan

We, through our operating partnership, are a party to a preferred equity loan agreement, or the Bay Area Preferred Equity Loan, with Bay Area Hospital Property Company, LLC, an unaffiliated entity, to provide funds to the borrower in an aggregate principal amount of $22,500,000, proceeds from which will be used for the construction of a 104-bed acute care hospital, located in Webster, Texas, or the Bay Area Hospital. The Bay Area Regional Medical Center is expected to be completed in June 2014. The Bay Area Preferred Equity Loan is collateralized by the membership interest in the members of the parent company of Bay Area Hospital Real Estate, LLC, and is guaranteed by the parent company and its two members.

The Bay Area Preferred Equity Loan bears interest at a per annum rate equal to 17%. The borrower will pay a current interest rate of 10% per annum and will accrue interest at 7% as exit interest per annum based on the average daily outstanding balance during the term of the Bay Area Preferred Equity Loan. The exit interest is due upon repayment of the Bay Area Preferred Equity Loan. In connection with entering into the Bay Area Preferred Equity Loan, we paid our advisor an origination fee of $450,000. The Bay Area Preferred Equity Loan can be prepared in accordance with the terms of the loan agreement and matures in November 2018. As of October 2, 2013, we had funded $22,500,000 under the Bay Area Preferred Equity Loan.

Investing in Real Estate Securities

We may invest in non-majority owned securities of both publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets or real estate-related assets. We may purchase the common stock, preferred stock, debt, or other securities of these entities or options to acquire such securities. However, any investment in equity securities (including any preferred equity securities) must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable.

Acquisition Structure

We generally acquire fee interests in properties (a “fee interest” is the absolute, legal possession and ownership of land, property, or rights), although other methods of acquiring a property may be utilized if we deem it to be advantageous. Our focus is on acquiring commercial real estate predominantly in the data center and medical property sectors, but we also may acquire other types of real property, including office, industrial and retail properties.

To achieve our investment objectives, and to further diversify our portfolio, we invest in properties using a number of acquisition structures, which may include direct and indirect acquisitions, joint ventures, leveraged investments, issuing OP Units in our operating partnership in exchange for properties and making mortgages or other loans secured by the same types of properties which we may acquire. Further, our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us or any other purpose related to our business.

Joint Ventures

We have entered and may enter into additional joint ventures, partnerships and other co-ownership arrangements for the purpose of making investments. Some of the potential reasons to enter into a joint venture would be to acquire assets we could not otherwise acquire, to reduce our capital commitment to a particular asset, or to benefit from certain expertise that a partner might have. In determining whether to invest in a particular joint venture, we evaluate the assets of the joint venture under the same criteria described elsewhere in this prospectus for the selection of our investments. In the case of a joint venture, we also evaluate the terms of the joint venture as well as the financial condition, operating capabilities and integrity of our partner or partners. We may enter into joint ventures with our directors, our advisor or its affiliates only if a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.

We have entered and may enter into additional joint ventures in which we have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. If the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. If any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Our advisor may have conflicts of interest in determining which program sponsored by affiliates of our advisor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may have liabilities that exceed the percentage of our investment in the joint venture.

International Investments

We intend to primarily invest in real estate in the United States, however, we may also invest in assets located outside of the United States. While we do not have specific locations identified, we could invest in North America or Europe, or such other location as determined by our board of directors.

Exit Strategy — Liquidity Event

It is our intention to commence the process of achieving a Liquidity Event no later than five years after the termination of our initial public offering; however, we may seek to achieve a Liquidity Event prior to three years after the termination of our initial public offering if our board of directors determines that an opportune time is at hand. A “Liquidity Event” could include a sale of all or substantially all our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange (provided we meet the then applicable listing requirements), or other similar transaction. We currently intend to achieve a Liquidity Event by selling our assets; however, we may achieve a Liquidity Event through a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction if our board of directors determines that such a transaction is in the best interests of our stockholders.

If a Liquidity Event does not occur on or before the fifth anniversary of the completion or termination of our initial public offering, our charter requires that a majority of our board of directors and a majority of our independent directors adopt a resolution either (i) seeking stockholder approval of an extension or elimination of this deadline or (ii) seeking stockholder approval of the liquidation of the corporation. See “Description of Securities —Meetings and Special Voting Requirements” in this prospectus for a more detailed discussion on this requirement.

Market conditions and other factors could cause us to delay our Liquidity Event beyond the fifth anniversary of the termination of our initial public offering. Even after we decide to pursue a Liquidity Event, we are under no obligation to conclude our Liquidity Event within a set time frame because the timing of our Liquidity Event will depend on real estate market conditions, financial market conditions, federal income tax effects on stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a Liquidity Event.

Many REITs that are listed on a national stock exchange are considered “self-administered,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like us, typically engage a third party, such as our advisor and property manager, to perform management functions on its behalf.

If our shares of our common stock are listed for trading on a national securities exchange, we anticipate that we will become self-administered. The method by which we could internalize these functions can take many forms, including without limitation, by acquiring our advisor. The compensation paid to our advisor in connection with the listing of shares of our common stock for trading on a national securities exchange likely will be paid in the form of a promissory note that will be repaid from the net sale proceeds of each of our investments after the date of the termination or listing, although we may pay this compensation with cash or shares of our common stock, or any combination of the foregoing. At the time of such listing, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock. See “Management — The Advisory Agreement.” If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. As the parent of our advisor and thus the recipient of such shares, our sponsor has an incentive to direct our advisor to effect such listing. In connection with any such acquisition, to assist in the process, a special committee of our independent directors will be formed and will retain a recognized financial advisor or institution providing valuation services to serve as the committee’s financial advisor. The financial advisor will be required to render an opinion to the special committee with respect to the fairness to our stockholders from a financial point of view of the consideration paid in such acquisition of our advisor and property manager.

Investment Limitations

Charter Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations apply until such time as our shares of common stock are listed on a national securities exchange or traded in an over-the-counter market. Until such time as we list our shares on a national securities exchange, we will not:

•

borrow in excess of 300% of our total “net assets” as of the date of any borrowing (which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines absent a satisfactory showing that a higher level is appropriate), which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit; provided, however, this charter limitation does not apply to individual real estate assets or investments;

•	invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

•

make or invest in any mortgage loans if the transaction is with our advisor, our sponsor, any of our directors, or any of their affiliates unless an appraisal is obtained concerning the underlying property from an independent appraiser (which appraisal must be maintained in our records for at least five years and will be available for inspection and duplication by any stockholder for a reasonable charge) and a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title is obtained, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85% of the appraised value of such property, as determined by our board of directors, including a majority of the independent directors, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria; for purposes of this limitation, the “aggregate amount of all mortgage loans outstanding on such property, including our loans” includes all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness of our sponsor, our advisor, any director or any of our affiliates;

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invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

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issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

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issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests; or

•

issue options or warrants to purchase shares to our sponsor, our advisor, our directors or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public; provided that options or warrants issuable to our sponsor, our advisor, our directors, or any affiliate thereof may not exceed 10% of the outstanding shares on the date of grant and that options or warrants may be issued to persons other than our sponsor, our advisor, our directors, or any affiliate thereof, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our independent directors has a market value less than the value of such option or warrant on the date of grant; or issue equity securities that are assessable after the receipt of the consideration for which our board of directors authorized the issuance.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described above in the section of this prospectus captioned “Conflicts of Interest,” and restrictions on roll-up transactions, which are described in the section of this prospectus captioned “Description of Securities.”

Investment Policy Limitations

Our board of directors adopted investment policies that further limit the manner in which we may invest our funds or issue securities. Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders and our investment policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Except to the extent that policies and investment limitations are included in our charter, our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. Our board of directors adopted investment policies that prohibit us from borrowing, following the completion of our capital raise stage, in excess of 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets, unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess; provided, however, that this policy limitation does not apply to individual real estate assets or investments.

Financing Strategies and Policies

Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at a later time. In addition, debt financing may be used from time to time for property improvements, tenant improvements, leasing commissions and other working capital needs. The form of our indebtedness will vary and could be long-term or short-term, secured or unsecured, or fixed-rate or floating rate. As of June 30, 2013, $92,212,000 of our $224,259,000 outstanding indebtedness were subject to variable interest rates, and we had $92,212,000 of variable rate debt and borrowings that were fixed through the use of interest rate swaps. We will not enter into interest rate swaps or caps, or similar hedging transactions or derivative arrangements for speculative purposes but may continue to do so in order to manage or mitigate our interest rate risks on variable rate debt.

Our charter provides that the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” as of the date of any borrowing (which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines absent a satisfactory showing that a higher level is appropriate), which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.

In addition, our board of directors adopted investment policies that further limit our aggregate borrowings, following the completion of our capital raise stage, to 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets, unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. Such limitation, however, does not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to comply with the limitations set forth in our charter and the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limitations.

We will not borrow from our sponsor, advisor, any member of our board of directors or any of their affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our financing policies without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, our expected investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

Insurance Policies

We typically purchase comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war. If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. See the section entitled “Risk Factors — General Risks Related to Investments in Real Estate” in this prospectus for additional discussion regarding insurance.

Disposition Policies

We intend to hold each asset we acquire for an extended period of time, generally three to five years. However, circumstances may arise that could result in the earlier sale of some assets. The determination of whether an asset will be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market conditions, tax implications for our stockholders, and other factors. The requirements for qualification as a REIT for federal income tax purposes also put some limits on our ability to sell assets after short holding periods. See the section entitled “Federal Income Tax Considerations” in this prospectus.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market circumstances, and current tenant creditworthiness, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease and the “sales multiple” applied to that rent. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

In addition, if during the period ending two years after the close of this offering, we sell assets and then reinvest in other assets, we will pay our advisor 2.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 2.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that in no event shall the aggregate acquisition fee paid in respect of such sale or reinvestment exceed 6.0% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).

Other Policies

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and/or preferred stock (except that issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel) or otherwise raise capital in any manner and on terms and for the consideration it deems appropriate, including in exchange for property and/or as consideration for acquisitions. Existing stockholders will have no preemptive right to purchase additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause dilution of your investment. In addition, preferred stock could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common stock. See the section entitled “Description of Securities” in this prospectus. We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for property, other assets, or entities. We also may issue units of partnership interests in our operating partnership in connection with acquisitions of property or other assets or entities.

Money Market Investments

Pending the purchase of other permitted investments, or to provide the reserve described below, we will temporarily invest in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments. We intend to hold net proceeds from this offering that have not been invested in real estate or real estate-related assets in assets which will allow us to maintain our status as a REIT. These investments will be highly liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables which arise in our ordinary course of operation, commercial paper and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See the section entitled “Federal Income Tax Considerations —REIT Qualification Tests” in this prospectus.

Appraisals

To the extent we make mortgage, bridge or mezzanine loans or invest in mortgage, bridge or mezzanine loans in transactions with affiliates, a majority of our directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by our independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Investment Company Act Considerations

We intend to conduct our operations and the operations of our operating partnership so that each is exempt from registration as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•

pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to continue to acquire real estate and real estate-related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We have acquired and also may acquire additional real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

Because we are organized as a holding company that conducts its business primarily through our operating partnership, which in turn is a holding company that conducts its business through its subsidiaries, we intend to continue to conduct our operations and the operations of our operating partnership so that each will comply with the 40% test. In addition, we expect that our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that we, our operating partnership and any subsidiaries of our operating partnership will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries are primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to continue to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We do not intend to request that the SEC staff approve our treatment of any particular entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Even if the value of investment securities held by any of our wholly-owned or majority-owned subsidiaries were to exceed 40% of their respective total assets, we expect that such subsidiaries would be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of additional qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

We classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Accordingly, no assurance can be given that the SEC will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the exclusion provided by Section 3(c)(5)(C), as interpreted by the staff of the SEC, we classify the assets in which we invest as follows:

•

Real Property.    Based on the no-action letters issued by the SEC staff, we classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, such investments will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

•

Securities.    We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets or real estate-related assets.

•

Loans.    Based on the no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We will treat our mezzanine loan investments as qualifying assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

We will classify our investments in construction loans, if any, as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Consistent with no-action positions taken by the SEC staff, we will consider any participation in a whole mortgage loan, to be a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) if the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

We will base our treatment of any other investments as qualifying assets and real estate-related assets on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and we will make these determinations in a manner consistent with guidance issued by the SEC staff.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Objectives, Policies and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. Our investment policies and objectives and the methods of implementing our investment objectives and policies, except to the extent set forth in our charter, may be altered by our board of directors, without approval of our stockholders. If we change these policies during the offering period, we will disclose these changes in a prospectus supplement prior to the effective time of these changes. If we change these policies after the offering, we will inform our stockholders of the change within ten days after our board of directors alters our investment objectives and policies, by either a letter to investors or another method deemed reasonable by our board of directors.

Dilution of the Net Tangible Book Value of Our Shares

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) the substantial fees paid in connection with our initial public offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker-dealers and (iii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments. As of June 30, 2013, our net tangible book value per share was $7.99. The offering price under our primary offering of our initial public offering (without considering purchase price discounts for certain categories of purchasers) as of June 30, 2013 was $10.00 per share.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Description of Real Estate Investments

We engage in the acquisition and ownership quality income-producing commercial real estate with a focus on data centers and medical facilities, preferably with long-term net leases to investment grade and other creditworthy tenants.

Wholly-owned properties

As of October 2, 2013, we, through separate wholly-owned limited liability companies, owned a 100% fee simple interest in 26 properties located in fifteen states, consisting of approximately 1,605,861 gross rentable square feet of commercial space including parking facilities. The properties were purchased from sellers unaffiliated to us, our advisor or our respective affiliates, and generally were acquired through the use of proceeds from our initial public offering of our common stock and debt.

The following table summarizes the properties in order of acquisition date:

Property Description	Date Acquired	Year Built	Purchase Price	Property Taxes(*)	Fees Paid to Sponsor(1)	Initial Yield(2)	Average Yield(3)	Physical Occupancy	Location (4)
Richardson Data Center(5)	07/14/2011	2005	$28,940,000	$466,571	$578,800	8.57%	9.25%	100%	Dallas/Ft. Worth, TX
St. Louis Surgical Center	02/09/2012	2005	8,470,000	96,310	169,400	7.50%	8.60%	100%	Creve Coeur, MO
Northwoods Data Center	03/14/2012	1986	5,300,000	43,993	106,000	8.11%	9.82%	100%	Norcross, GA
Stonegate Medical Center	03/30/2012	2008	9,100,000	106,606	182,000	7.93%	11.38%	100%	Austin, TX
Southfield Data Center	05/25/2012	1970(6)	7,250,000	95,633	145,000	10.20%	NA	100%	Southfield, MI
HPI Integrated Medical Facility	06/28/2012	2007	9,274,000	85,551	185,480	8.00%	9.02%	100%	Oklahoma City, OK
Texas Data Center Portfolio(7)	08/16/2012	1984/1986(8)	45,900,000	779,196	918,000	7.50%	8.44%	100%	Dallas/Ft. Worth, TX
Baylor Medical Center	08/29/2012	2010	31,000,000	594,646	620,000	7.66%	9.15%	100%	Dallas, TX
Vibra Denver Hospital	09/28/2012	1962(9)	18,733,000	343,222	374,660	9.50%	11.07%	100%	Thornton, CO
Vibra New Bedford Hospital	10/22/2012	1942	26,067,000	253,949	521,340	9.50%	11.07%	100%	New Bedford, MA
Houston Surgery Center	11/28/2012	1998	4,700,000	53,280	94,000	7.92%	8.77%	100%	Houston, TX
Akron General Medical Center	12/28/2012	2012	40,000,000	23,859	800,000	7.36%	8.27%	100%	Green, OH
Grapevine Hospital Property	02/25/2013	2007	23,000,000	76,904	460,000	9.36%	10.15%	100%	Grapevine, TX
Raleigh Data Center	03/21/2013	1997	19,500,000	132,132	390,000	8.50%	N/A	100%	Morrisville, NC
Andover Data Center(10)	03/28/2013	1984	12,000,000	135,927	240,000	8.31%	8.81%	100%	Andover, MA
Wilkes-Barre Healthcare Facility	05/31/2013	2012	4,375,000	22,825	87,500	17.54%	8.69%	100%	Mountain Top, PA
Fresenius Healthcare Facility	06/11/2013	2010	4,640,000	66,465	92,800	7.59%	8.93%	100%	Goshen, IN
Leonia Data Center	06/26/2013	1988	14,760,000	235,000	295,200	7.75%	8.35%	100%	Leonia, NJ
Physicians’ Specialty Hospital(11)	06/28/2013	1994	22,625,000	56,169	452,500	8.50%	9.80%	100%	Fayetteville, AR
Christus Cabrini Surgery Center	07/31/2013	2007	4,700,000	46,751	94,000	8.30%	9.41%	100%	Alexandria, LA
Valley Baptist Wellness Center	08/16/2013	2007	10,283,000	55,836	205,660	7.43%	8.58%	100%	Harlingen, TX
Akron General Intergrated Medical Facility	08/23/2013	2013	9,681,000	5,000	193,620	7.40%	8.47%	100%	Green, OH
Victory Medical Center Landmark	08/29/2013	2013	32,166,500	50,596	643,330	8.07%	10.30%	100%	San Antonio, TX
Post Acute/Warm Springs Rehab Hospital of Westover Hills	09/06/2013	2012	22,038,000	135,761	440,760	7.48%	8.69%	100%	San Antonio, TX
AT&T Wisconsin Data Center	09/26/2013	1989	51,870,000	109,870	1,037,400	6.55%	7.17%	100%	Waukesha, WI

			$466,372,500	$4,072,052	$9,327,450

(1)	Fees paid to sponsor include payments made to our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 84 of the prospectus.
(2)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income. Initial yield for the Southfield Data Center, which is subject to both a net lease and a gross lease, is calculated as the current annualized rental income for the in-place leases less property level expenses divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates.
(3)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place leases over the non-cancellable lease term at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income. Future costs of some properties are not predictable and therefore, the average yield for these properties cannot be determined at this time.
(4)	Our properties are located in the metropolitan areas of their respective cities and as such may compete with other facilities for tenants if the current lease is not renewed. Other than as disclosed, we currently have no plans for any renovations, improvements or development of any of our properties and we believe each property is adequately insured and each property is suitable for its present and intended use.
(5)	On July 16, 2012, we acquired the remaining noncontrolling interests in the Richardson Data Center and it became a wholly owned property of our company.
(6)	The Southfield Data Center was originally constructed in 1970 and renovated in 1997.
(7)	The Texas Data Center Portfolio consists of two data center properties.
(8)	The Plano Data Center was constructed in 1986 and redeveloped into a data center in 2011, and the Arlington Data Center was built in 1984.
(9)	The Vibra Denver Hospital was renovated in 1985.
(10)	The Andover Data Center was renovated in 2010.
(11)	The Physicians’ Specialty Hospital was renovated in 2009
*	Represents the real estate taxes on the property for 2012.

Joint venture properties

As of October 2, 2013, we, through separate partially-owned subsidiaries, owned two properties located in two states, consisting of approximately 459,000 gross rentable square feet of commercial space. The properties were acquired through the use of proceeds from our initial public offering of our common stock, debt and capital contributions from the joint venture partners. The following table summarizes the properties in order of acquisition date:

Property Description	Date Acquired	Year Built		Purchase Price	Property Taxes(1)		Fees Paid to Sponsor(2)	Initial Yield(3)	Average Yield(4)	Physical Occupancy	Location
180 Peachtree Data Center(5)	01/03/2012	1927	(6)	$94,750,000	$642,302		$419,000	8.20%	NA	100.00%	Atlanta, GA
Philadelphia Data Center(7)	11/13/2012	1993		65,000,000	—	(8)	1,300,000	7.27%	8.23%	100.00%	Philadelphia, PA

				$159,750,000	$642,302		$1,719,000

(1)	Represents the real estate taxes on the properties for 2012.
(2)

Fees paid to sponsor include payments made to our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 84 of the prospectus.
(3)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income. The 180 Peachtree Data Center includes parking facilities which incur monthly operating expenses; therefore, we use net operating income to calculate initial yield on this property.
(4)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place lease over the non-cancellable lease term at the property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The properties are generally subject to a long-term net lease. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.
(5)	Our operating partnership owns approximately 22% of this property. See below under the section captioned “— 180 Peachtree Data Center” for additional details on this property and the joint venture.
(6)	The 180 Peachtree Data Center was originally constructed in 1927 and renovated in 2000.
(7)	Our operating partnership owns approximately 56.35% of this property. We placed approximately $1.0 million in escrow for ongoing tenant improvements, which was funded by the seller of the property as a credit at closing. See below under the section captioned “—Philadelphia Data Center” for additional details on the property and the joint venture.
(8)	For 2012, the real estate taxes on the Philadelphia Data Center were $0 because the property qualifies for property tax relief through 2018.

Tenant Lease Terms

Wholly-owned properties

The following table sets forth the principal provisions of the lease terms for the major tenants at our wholly-owned properties:

Property Description	Major Tenants(1)	Total Square Feet Leased	% of Total Square Feet Leased	Renewal Options(2)	Annual Base Rent at Acquisition		Base Rent Per Square Foot	Lease Expiration(3)
Richardson Data Center(4)	Catholic Health Initiatives	20,000	100.00%	2/5 yr.	$2,460,000	(5)	$123.00	02/28/2021
St. Louis Surgical Center	St. Louis Surgical	21,823	100.00%	None	$632,867	(5)	$29.00	02/28/2027
Northwoods Data Center	Peak 10, Inc.	32,740	100.00%	2/10 yr.	$423,254	(6)	$12.93	08/31/2025
Stonegate Medical Center	Austin Pain Associates, P.A.	9,100	33.00%	None	$245,286	(7)	$26.95	04/01/2016
	Austin Radiological Association	9,173	34.00%	None	$196,761	(6)	$21.45	09/01/2026
	Stonegate Surgery Center	9,100	33.00%	None	$255,528	(7)	$28.08	04/04/2026
Southfield Data Center(8)	Level 3 Communications, LLC	39,357	74.34%	2/5 yr.	$499,834	(5)	$12.70	05/28/2027
	Siena Heights University Association	13,583	25.66%	2/5 yr.	$285,243	(9)	$21.00	07/31/2017
HPI Integrated Medical Facility	HPI	34,970	100.00%	None	$741,000	(10)	$21.19	06/27/2029
Texas Data Center Portfolio	InterNap Network Services Corp.(11)	128,753	100.00%	None	$1,448,471	(12)	$11.25	06/30/2022
	Atos IT Solutions and Services, Inc.(13)	90,689	100.00%	3/5 yr.	$1,995,158	(5)	$22.00	03/31/2023
Baylor Medical Center	MSH Partners, L.L.C.(14)	62,390	100.00%	4/5 yr.	$2,347,000	(5)	$37.62	01/31/2031
Vibra Denver Hospital	Pearl Street Operating Company, LLC(15)	131,210	100.00%	2/5 yr.	$1,779,624	(5)	$13.56	09/27/2028
Vibra New Bedford Hospital	4499 Acushnet Avenue Operating Company, LLC(16)	70,657	100.00%	2/5 yr.	$2,476,365	(5)	$35.05	10/21/2028
Houston Surgery Center	Northwest Surgery Center(17)	14,000	100.00%	2/5 yr.	$372,400	(18)	$26.60	11/30/2026
Akron General Medical Center	Akron General Health System(17)	98,705	100.00%	2/10 yr.	$2,915,744	(5)	$29.54	06/30/2025
Grapevine Hospital Property	Ethicus	61,400	100.00%	1/10yr.	$2,137,669	(19)	$34.82	06/30/2028
Raleigh Data Center	Peak 10, Inc.(22)	69,980	48.67%	2/3 yr.	$885,947	(6)	$12.66	10/31/2017
	PPD Development LP(23)	45,922	31.94%	2/5 yr.	$495,612	(5)	$10.79	11/30/2023
	Perimeter Internetworking Corp.(24)	18,624	12.95%	1/5 yr.	$229,075	(6)	$12.30	02/28/2015
Andover Data Center	PAETEC Communications, Inc.(20)	92,700	100.00%	3/5 yr.	$997,776	(21)	$10.76	09/30/2022
Wilkes-Barre Healthcare Facility	Wilkes-Barre Hospital Company, LLC(25)	15,996	100.00%	2/5 yr	$328,000	(26)	$20.50	02/29/2024
Fresenius Healthcare Facility	Fresenius Medical Care Nephrology Partners Renal Care Centers, LLC(25)	15,462	100.00%	3/5 yr	$346,000	(27)	$22.40	02/28/2025
Leonia Data Center	Infocrossing, Inc.(26)	67,000	100.00%	—	$1,183,000		$17.66	06/30/2022
Physicians’ Specialty Hospital	Physicians’ Specialty Hospital, LLC(25)	55,740	100.00%	3/5 yr	$1,923,000	(5)	$34.50	04/01/2024
Christus Cabrini Surgery Center	Christus Cabrini Surgery Center, LLC	15,600	100.00%	2/5 yr	$390,000	(29)	$25.00	07/31/2025
Valley Baptist Wellness Center	Valley Baptist	38,111	100.00%	2/5 yr.	$758,147	(29)	$19.89	03/15/2027
Akron General Intergrated Medical Facility	Akron General Health System	38,564	100.00%	2/10 yr.	$711,506	(26)	$18.45	04/30/2025
Victory Medical Center Landmark	Victory Medical Center	82,316	100.00%	3/5 yr.	$2,595,052	(26)	$31.53	09/01/2033
Post Acute/Warm Springs Rehab Hospital of Westover Hills	Post Acute Medical	50,000	100.00%	2/5 yr.	$1,638,175	(5)	$32.76	07/31/2029
AT&T Wisconsin Data Center	AT&T Services	142,952	100.00%	4/5 yr.	$3,395,110	(5)	$23.75	09/30/2023

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is credit worthy.
(2)	Represents option renewal period/term of each option.
(3)	Represents lease term beginning with the rent commencement date through the end of the non-cancellable lease term.
(4)	On July 16, 2012, we acquired the remaining noncontrolling interests in the Richardson Data Center and it became a wholly-owned property of our company.
(5)	The annual base rent under the net lease increases by 2.0% of the then-current base rent.
(6)	The annual base rent under the net lease increases by 3.0% of the then-current base rent.
(7)	The annual base rent under the net lease increases by 5.0% of the then-current base rent.
(8)	As of October 2, 2013, we had invested $303,000 in improvements to the property to repair and correct deferred maintenance items associated with the exterior of the building.

(9)	Annual base rent under the gross lease increased by 2.38% on August 1, 2012, and the annual base rent increases by an additional 2.33% on August 1, 2015.
(10)	The annual base rent under the lease increases by 1.5% of the then current-base rent.
(11)	InterNap Network Services Corp. runs a colocation data center.
(12)	Annual rent increases by $1.00 per square foot every two years. Compounded annual growth rate over the lease term is 3.44%.
(13)	Atos IT Solutions and Services, Inc. run a colocation data center.
(14)	All of the operations and the principle nature of business of MSH Partners, L.L.C. are healthcare related.
(15)	The tenant’s obligations under the lease are guaranteed by the seller of the property, Vibra Healthcare, LLC, which wholly-owns the tenant. All of the operations and the principal nature of business of the tenant are healthcare related. The tenant has escrowed approximately $1.2 million for future renovation and improvements to the property, which the tenant anticipates to complete within a year.
(16)	The tenant’s obligations under the lease are guaranteed by the seller of the property, Vibra Healthcare LLC, which wholly-owns the tenant. All of the operations and the principal nature of business of the tenant are healthcare related. The tenant has escrowed approximately $1.0 million for future renovation and improvements to the property, which the tenant anticipates completing within a year.
(17)	All of the operations and the principal nature of business of the Northwest Surgery Center and the Akron General Health System are healthcare related.
(18)	The annual base rent under the lease increases every five years by 9.60% of the then-current base rent.
(19)	The annual base rent under the lease increases each year by 1.125% of the then–current base rent.
(20)	All of the operations and the principal nature of business of PAETEC Communications, Inc. are data center related.
(21)	The annual base rent under the lease increases by 1.32% every year of the then–current base rent.
(22)	All of the operations and principal nature of business of Peak 10, Inc. are data center related.
(23)	All of the operations and principal nature of business of PPD Development LP are pharmaceutical in nature.
(24)	All of the operations and principal nature of business of Perimeter Internetworking Corp. are related to network security services.
(25)	All of the operations and the principal nature of business of the tenants are healthcare related. The Wilkes-Barre Healthcare Facility is located in the Scranton-Wilkes-Barre, Pennsylvania metropolitan statistical area, and as such may compete with other medical facilities for tenants if the current tenant lease is not renewed. The Fresenius Healthcare Facility is located in the Elkhart-Goshen, Indiana metropolitan statistical area, and as such may compete with other medical facilities for tenants if the current tenant lease is not renewed. The Physicians’ Specialty Hospital is located in the Fayetteville-Springdale-Rogers, Arkansas metropolitan statistical area, and as such may compete with other medical facilities for tenants if the current tenant lease is not renewed.
(26)	The annual base rent under the lease increases every year by 2.50% of the then-current base rent.
(27)	The annual base rent under the lease increases every year by the lower of (i) the percentage change in the Consumer Price Index or (ii) 3.0% of the then-current base rent.
(28)	All of the operations and the principal nature of business of the tenant are data center related. The Leonia Data Center is located in the New-York-Northern New Jersey-Long Island metropolitan statistical area, and as such may compete with other data centers for tenants if the current tenant lease is not renewed.
(29)	The annual base rent under the lease increases every year by 2.25% of the then-current base rent.

Joint venture properties

The following table sets forth the principal provisions of the lease terms for the major tenants at our partially owned properties:

Property Description	Major Tenants(1)	Total Square Feet Leased	% of Total Square Feet Leased	Renewal Options (2)	Annual Base Rent at Acquisition	Base Rent Per Square Foot	Lease Expiration(3)
180 Peachtree Data Center(4)	Level 3 Communications, LLC	145,882	43%	2/10 yr.	$3,873,471(5)	$26.55	05/31/2021
	Switch and Data GA Four, LLC	83,473	25%	1/10 or 1/15 yr.	$1,016,134(5)	$12.17	11/30/2023
	City of Atlanta, Georgia	54,485	16%	None	$761,292(5)	$13.97	06/30/2037
Philadelphia Data Center(6)	Vanguard Group, Inc.(7)	121,000	100%	None	$4,371,020(8)	$36.12	12/31/2024

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is credit worthy.
(2)	Represents option renewal period/term of each option.
(3)	Represents lease term beginning with the rent commencement date through the end of the non-cancellable lease term.
(4)	Our operating partnership owns approximately 22% of this property.
(5)	The annual base rent under the lease increases each year by 2.5% of the then-current base rent.
(6)	Our operating partnership owns approximately 56.35% of this property.
(7)	All of the operations and the principal nature of business of Vanguard Group, Inc. are data center related.
(8)	The annual base rent under the lease increases each year by 2.0% of the then-current base rent.

Placement of Debt on Certain Real Property Investments

Wholly-owned properties

As of October 2, 2013, we had obtained the following notes payable in connection with certain property acquisitions:

Property Description	Lender	Loan Balance		Interest Rate(1)	Loan Date
Richardson Data Center	Goldman Sachs Commercial Mortgage Capital, L.P.	$15,015,185	(3)	5.10%	07/14/2011	08/06/2016
St. Louis Surgical Center	American Momentum Bank	6,158,914	(2)	4.75%	02/09/2012	02/10/2017
Northwoods Data Center	American Family Life Insurance Company	3,162,667	(3)	5.25%	03/14/2012	04/10/2022
HPI Integrated Medical Facility	American Momentum Bank	5,868,023	(3)	4.75%	06/28/2012	06/28/2017
Baylor Medical Center	Texas Capital Bank	20,432,858	(3)	4.67%	10/12/2012	10/11/2017
Vibra New Bedford Hospital	Capital One National Association	16,589,708	(3)	5.50%	10/22/2012	10/21/2017
Grapevine Hospital Property (4)	Providence Bank	13,849,900	(3)	4.50%	02/25/2013	02/28/2018

		$81,077,255

(1)	Represents interest rates as of October 2, 2013. As of October 2, 2013, we had five fixed rate and two variable rate mortgages with interest rates ranging from 4.50% to 5.50% per annum, and a weighted average effective interest rate of 5.07%. In addition, we had two fixed rate interest rate swaps ranging from 4.67% to 5.50% per annum, thereby fixing the interest rates on two of our variable rate mortgage loans.
(2)	Subject to certain exceptions, the loan is recourse as to the St. Louis Surgical Center. In addition, pursuant to a guaranty, the operating partnership’s liability is limited to 20% of the outstanding principal balance of the loan. The loan agreement also contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of additional debt by the St. Louis Surgical Center.
(3)	The loan is non-recourse, except for customary non-recourse carve-outs. The loan agreement also contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type.
(4)	The loan can be prepaid in whole but not in part with the payment of a 2% fee during the first year of the loan, a 1% fee during the second and third year of the loan, and thereafter prepayment in whole of the loan may be made without penalty or premium.

Joint venture properties

As of October 2, 2013, we had obtained the following notes payable in connection with our partially owned property acquisitions:

Property Description	Lender	Loan Balance	Interest Rate	Loan Date
180 Peachtree Data Center(1)(2)	German American Capital Corporation	$53,920,919	5.93%	01/03/2012	01/06/2022
Philadelphia Data Center(1)(2)	German American Capital Corporation	33,422,994	4.13%	11/13/2012	12/06/2017

		$87,343,913

(1)	The loan is secured by a first priority interest in the property. The loan has a prepayment prohibition until the earlier of (x) two years after the “startup day” within the meaning of Section 860(a) of the Internal Revenue Code or (y) three years after the effective date of the loan; with prepayment in whole without any penalty being permitted on any payment date during the last four months of the loan term. Once the prepayment restriction lapses, and until four months prior to the maturity date, the loan is permitted to be prepaid through defeasance. The loan agreement also contains a requirement to escrow certain funds for capital reserves, taxes, insurance and lease rollover costs.

(2)	The loan is non-recourse, except for customary non-recourse carve-outs. The loan agreement also contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type.

Entry Into a Line of Credit Facility

We, through the operating partnership, are a party to a credit agreement with KeyBank National Association (the “KeyBank Loan Agreement”) to obtain a secured revolving credit facility in an aggregate maximum principal amount of $225,000,000 (as amended from time to time, the “KeyBank Credit Facility”) consisting of a $170,000,000 revolving line of credit, with a maturity date of August 9, 2016, subject to the operating partnership’s right to a 12-month extension, and a $55,000,000 term loan, with a maturity date of August 9, 2017, subject to the operating partnership’s right to a 12-month extension. The proceeds of loans made under the KeyBank Credit Facility may be used to finance the purchase of properties, capital expenditures with respect to real estate and for general corporate working capital purposes. Additional financial institutions are expected to become lenders under the KeyBank Loan Agreement and, subject to certain conditions, the KeyBank Credit Facility can be increased up to $350,000,000.

The KeyBank Credit Facility bears interest at per annum rates equal to, at the operating partnership’s option, either: (a) the London Interbank Offered Rate (“LIBOR”), plus an applicable margin ranging from 2.25% to 3.00%, which is determined based on the overall leverage of the operating partnership; or (b) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day, plus an applicable margin ranging from 1.00% to 1.75%, which is determined based on the overall leverage of the operating partnership. In connection with the KeyBank Credit Facility, the operating partnership entered into interest swap agreements with KeyBank National Association to effectively fix LIBOR on the term loans at a weighted average rate of 0.91%, resulting in an interest rate under the term loans of the KeyBank Credit Facility ranging from 3.41% to 4.41% per annum, as of June 30, 2013. The revolving line of credit and the term loan can be prepaid prior to maturity without penalty; provided, however, that any portion of the term loan that is prepaid may not be reborrowed, and the operating partnership may be subject to a breakage fee under the swap agreement, if applicable.

In addition to interest, the operating partnership is required to pay a fee on the unused portion of the lenders’ commitments under the KeyBank Loan Agreement at a per annum rate equal to 0.30% if the average daily amount outstanding balance under the KeyBank Loan Agreement is less than 50% of the lenders’ commitments or 0.20% if the average daily amount outstanding under the KeyBank Loan Agreement is greater than 50% of the lenders’ commitments, and the unused fee is payable quarterly in arrears. In the event of a default, the operating partnership shall be required to pay a default interest rate equal to the interest rate calculated in accordance with the KeyBank Loan Agreement plus 5.00% per annum. Additionally, in the event of default the lender has the right to terminate its obligations under the KeyBank Loan Agreement, including the funding of future loans, to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon and may seek foreclosure on the properties that are added to the collateral pool, as further described below.

The KeyBank Loan Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries that own properties that serve as collateral for the KeyBank Credit Facility, limitations on the nature of the operating partnership’s business, and limitations on distributions by us, the operating partnership and its subsidiaries. The KeyBank Loan Agreement also imposes the following financial covenants, which are specifically defined in the KeyBank Loan Agreement, on us, the operating partnership and subsidiaries that are added to the collateral pool: (a) minimum liquidity thresholds; (b) a minimum ratio of operating cash flow to fixed charges; (c) a maximum ratio of liabilities to asset value; (d) a maximum daily distribution covenant; (e) a minimum quarterly equity raise; (f) a minimum number of properties in the collateral pool; (g) a minimum debt yield; and (h) a minimum tangible net worth. In addition, the KeyBank Loan Agreement includes events of default that are customary for credit facilities and transactions of this type. The obligations with respect to the KeyBank Loan Agreement are guaranteed by us, including but not limited to, the payment of any outstanding indebtedness under the KeyBank Loan Agreement and all terms, conditions and covenants of the KeyBank Loan Agreement.

The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Loan Agreement. The credit available for the operating partnership to borrow under the KeyBank Loan Agreement will be a maximum principal amount of the value of the assets that are included in the collateral pool. The following table reflects the collateral pool under the KeyBank Loan Agreement, which may be updated from time to time. Each subsidiary of the operating partnership in the collateral pool is a party to, and guarantor of, the KeyBank Loan Agreement and has secured the KeyBank Credit Facility by executing a Mortgage or a Deed of Trust and an Assignment of Leases and Rents for the benefit of the lender. The following table presents information on the properties in which the operating partnership has pledged a security interest that serves as collateral for the KeyBank Credit Facility as of October 2, 2013:

Property(2)	Date Added	Borrowing Base Availability (amounts are rounded)
Stonegate Medical Center	March 30, 2012	$5,069,000
Southfield Data Center	May 25, 2012	5,159,000
Texas Data Center Portfolio(3)	August 16, 2012	23,164,000
Vibra Denver Hospital	September 28, 2012	11,031,000
Houston Surgery Center	November 28, 2012	2,300,000
Akron General Medical Center	December 28, 2012	19,792,000
Raleigh Data Center	March 21, 2013	11,563,000
Andover Data Center	March 28, 2013	6,624,000
Wilkes-Barre Healthcare Facility	June 6, 2013	2,187,000
Fresenius Healthcare Facility	June 24, 2013	2,359,000
Leonia Data Center	July 26, 2013	7,719,000
Physicians’ Specialty Hospital	July 31, 2013	13,107,000
Akron General Integrated Medical Facility	August 28, 2013	4,789,000
Victory Medical Center Landmark	September 19, 2013	17,703,000
Post Acute/Warm Springs Rehab Hospital of Westover Hills	September 19, 2013	11,063,000
AT&T Wisconsin Data Center	September 26, 2013	23,268,000
Christus Cabrini Surgery Center	October 2, 1013	2,612,000

Total		$169,509,000

(1)	The operating partnership has assigned its rights under respective property management agreements of the entities as additional collateral to secure the KeyBank Credit Facility.
(2)	The operating partnership has pledged a security interest in the properties that serve as collateral for the KeyBank Credit Facility pursuant to the terms of the KeyBank Loan Agreement and through the KeyBank Mortgage or Deed of Trust.
(3)	The Texas Data Center Portfolio consists of two data center properties. The borrowing base availability of the Plano Data Center and the Arlington Data Center was $13,512,000 and $9,652,000, respectively, as of October 2, 2013.

As of October 2, 2013, the borrowing base availability under the KeyBank Credit Facility was $169,509,000 and we had drawn down $55,000,000 under the KeyBank Credit Facility. As of October 2, 2013, we had approximately $114,509,000 remaining available under the KeyBank Credit Facility.

Tenant Lease Expirations

The following is a schedule of lease expiration of the properties by year:

Year	Number of Tenants Whose Leases Expire	Total Square Footage Expiring	Minimum Annual Base Rentals (in thousands)	% of Annual Base Rentals
2013	—	—	—	—
2014	1	9,244	$107	0.2%
2015	1	18,624	$243	0.4%
2016	4	63,409	$1,395	2.2%
2017	1	13,583	$299	0.4%
2018	—	—	—	—
2019	—	—	—	—
2020	—	—	—	—
2021	2	165,882	$7,767	12.2%
2022	3	288,453	$4,337	6.9%
Thereafter	27	1,505,742	$49,351	77.7%

	39	2,064,937	$63,499	100.0%

Depreciable Tax Basis

Wholly-owned and joint venture properties

When we calculate depreciation expense for federal income tax purposes, we depreciate personal property and buildings based upon an estimated useful life of 7 and 39 years, respectively. The preliminary depreciable basis in the properties noted above is estimated, as of October 2, 2013, as follows:

Wholly-owned Properties	Depreciable Tax Basis
Richardson Data Center	$28,470,000
St. Louis Surgical Center	$7,623,000
Northwoods Data Center	$4,770,000
Stonegate Medical Center	$8,190,000
Southfield Data Center	$6,514,000
HPI Integrated Medical Facility	$8,575,000
Texas Data Center Portfolio	$41,310,000
Baylor Medical Center	$27,900,000
Vibra Denver Hospital	$16,859,700
Vibra New Bedford Hospital	$23,460,300
Houston Surgery Center	$4,230,000
Akron General Medical Center	$36,000,000
Grapevine Hospital Property	$20,700,000
Raleigh Data Center	$17,550,000
Andover Data Center	$10,800,000
Wilkes-Barre Healthcare Facility	$4,115,000
Fresenius Healthcare Facility	$4,176,000
Leonia Data Center	$13,284,000
Physicians’ Specialty Hospital	$20,363,000
Christus Cabrini Surgery Center	$4,230,000
Valley Baptist Wellness Center	$9,254,700
Akron General Integrated Medical Facility	$8,712,900
Victory Medical Center Landmark	$28,949,850
Post Acute/Warm Springs Rehab Hospital of Westover Hills	$19,834,200
AT&T Wisconsin Data Center	$46,683,000

Joint Venture Properties	Depreciable Tax Basis
180 Peachtree	$90,470,000
Philadelphia Data Center	$58,500,000

180 Peachtree Data Center

Partnership Agreement of MM Peachtree

MM Peachtree is a limited partnership between our operating partnership and certain unaffiliated entities (the “Limited Partners”). None of the Limited Partners are affiliated with us, our advisor or affiliates.

All current investments into MM Peachtree consist of 25% equity and 75% partner loans. The operating partnership has a 2% general partner interest, and the Limited Partners in the aggregate have a 98% limited partner interest, in MM Peachtree. The operating partnership funded its obligation of an equity cash contribution of approximately $171,000 and its loan of approximately $514,000 to MM Peachtree with the net proceeds from our initial public offering. All funding by the partners to MM Peachtree, including MM Peachtree’s obligations to 180 Holdings, is on a pro rata basis among the partners. The operating partnership and the Limited Partners or their respective affiliates, collectively, the Lenders, entered into loan agreements and promissory notes dated December 6, 2011, collectively, the Partner Loans, with MM Peachtree. The Partner Loans are unsecured and the material terms provide for the following: (i) a fixed interest rate of 12%; (ii) a default interest rate of the lesser of 17% or the highest rate allowable by law; (iii) interest and principal payments only required from surplus cash; and (iv) a maturity date of December 31, 2021. The operating partnership funded approximately $514,000 in principal loans to MM Peachtree. The Lenders also entered into an intercreditor agreement dated December 7, 2011, pursuant to which they will receive proceeds under the Partner Loans pari passu with one another, and each Lender will be considered as having the same priority. The equity and loan proceeds, in the aggregate amount of approximately $34,406,000, were used to acquire MM Peachtree’s 79.47% interest in 180 Holdings, which, through a wholly owned subsidiary, agreed to purchase the fee interest in the 180 Peachtree Property.

The material terms of the partnership agreement provide that: (a) the operating partnership will serve as the general partner of and will be responsible for the administrative duties of MM Peachtree; all operating decisions will require consent from the Limited Partners holding 75% of the ownership interest; (b) with the consent of the Limited Partners holding 75% of the ownership interest, the operating partnership can be removed as general partner for any reason or no reason; (c) income and distributions will be allocated in proportion to each partner’s ownership percentage; and (d) each partner will vote its interest on matters pertaining to MM Peachtree’s rights under the operating agreement for 180 Holdings.

Operating Agreement of 180 Holdings

We, through our operating partnership, entered into an operating agreement with MM Peachtree, or the 180 Peachtree Joint Venture, pursuant to which MM Peachtree contributed to 180 Holdings approximately $34,406,000 in cash in exchange for a 79.47% ownership interest therein. The operating partnership funded its obligation under the operating agreement, for approximately $8,858,000 in cash from the net proceeds from our initial public offering, in exchange for a 20.53% ownership interest in 180 Holdings. The aggregate contributions of approximately $43,264,000 were used to fund 180 Holdings’ purchase of the 180 Peachtree Property and funding its initial operating cash balances.

The material terms of the operating agreement provide for the following: (i) the operating partnership will serve as the manager of 180 Holdings and have the exclusive and complete responsibility for the operations and management of 180 Holdings; provided, however, that MM Peachtree has approval rights over certain “major decisions,” as provided for in the operating agreement; (ii) with the consent of the members holding 75% of the ownership interest, the operating partnership can be removed as manager for “cause” or for “good reason,” as provided for in the operating agreement; provided however, that if the operating partnership is removed for good reason, the buy/sell arrangement is triggered; (iii) a customary buy/sell arrangement; provided however, that the operating partnership cannot exercise its option within the first 48 months of the operating agreement unless it is removed as manager for good reason; (iv) the operating partnership will serve as the tax matters partner of 180 Holdings; (v) income and distributable cash flow will be allocated in proportion to each member’s ownership interest; (vi) an acquisition fee of 1% of the purchase price of the 180 Peachtree Property will be paid to our advisor; (vii) members holding 75% of the ownership interest may require the sale of the 180 Peachtree Property (subject to a right to purchase the property by the other members); (viii) each member has tag along and drag along rights, as provided for in the operating agreement; (ix) if the operating partnership invests in a competing wholesale data center in Atlanta, the operating partnership must provide MM Peachtree with the right to invest in such wholesale data center on terms and conditions to be mutually agreed by the parties; provided however, that if the operating partnership and MM Peachtree fail to enter into a binding agreement within 30 days of good faith negotiations, the operating partnership may invest in such wholesale data center without MM Peachtree; and (x) other customary terms of a real estate joint venture.

Neither member may freely transfer its interest in 180 Holdings without the consent of the other members, which consent will not be unreasonably withheld, except that each member can transfer its interest to an affiliate, and MM Peachtree may transfer its interest to certain qualified institutional investors.

As of October 2, 2013, since inception, the 180 Peachtree Joint Venture had invested $954,000 in improvements to the 180 Peachtree Data Center to repair and correct deferred maintenance items associated with the parking facilities. As of October 2, 2013, additional improvements of $35,000 were scheduled for the 180 Peachtree Data Center. An affiliate of our advisor provides certain administrative activities to the institutional investors in connection with the 180 Peachtree Joint Venture, for which the institutional investors will pay a fee equal to 0.75% of the monthly revenues from the 180 Peachtree Data Center. Other affiliates of our advisor may receive additional fees or compensation as a result of the acquisition of the 180 Peachtree Data Center in accordance with the compensation provisions described in the prospectus.

Partnership Agreement for Philadelphia Data Center

We, through the operating partnership, entered into a limited partnership agreement of DC-2000 Kubach Road, LP (as amended and restated, the “Philadelphia Data Center Partnership”) with DC-2000 Kubach Road, LLC, a wholly-owned subsidiary of our operating partnership (“Kubach Road Partnership”), and PAL DC Philadelphia, LLLP, which is an affiliate of Palatine Capital Partners (the “Investing Partner”) and is not affiliated with us, our advisor or affiliates. The Philadelphia Data Center Partnership was formed to acquire, own and manage the Philadelphia Data Center.

The material terms of the partnership agreement provide for the following: (a) commencing on November 13, 2013, the operating partnership has the right to require the Investing Partner to sell its entire equity interest in the Kubach Road Partnership to the operating partnership for $18,750,000, (b) distributable cash flow from the Kubach Road Partnership, will be disbursed 100% to the operating partnership for the first 12 months from November 13, 2012, 100% to the Investing Partner thereafter for the following four years, 100% thereafter to the operating partnership for the following three years, and thereafter pro rata to the partners in accordance with their respective ownership interest; (c) the net proceeds from a capital transaction of the Kubach Road Partnership will be disbursed first to the Investing Partner, up to an amount equal to its initial capital contribution, and then to the operating partnership up to an amount equal to its initial capital contribution, and thereafter pro rata to the partners in accordance with their respective ownership interests; (d) beginning December 13, 2014, and each month thereafter, the operating partnership will transfer to the investing limited partner 1% of its ownership interest in the Kubach Road Partnership in consideration of managing the Kubach Road Partnership and the Philadelphia Data Center; and (e) on December 13, 2014, the operating partnership will pay to the investing limited partner a one-time management fee of $1,500,000.

None of the partners may freely transfer their respective interest in the Philadelphia Data Center Partnership without the reasonable consent of the other party, except that the operating partnership may transfer its interest to any of our affiliates.

COMPETITION

The data center and medical real estate markets are highly competitive. We compete in all of our markets with other owners and operators of such real estate. The continued development of new data center and medical properties has intensified the competition among owners and operators of these types of real estate in many market areas in which we intend to operate. We compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to prospective tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.

In addition, we compete with other entities engaged in real estate investment activities to locate suitable properties to acquire and to locate tenants and purchasers for our properties. These competitors include other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, governmental bodies and other entities. There also are other REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels to our company. Therefore, we compete for institutional investors in a market where funds for real estate investment may decrease.

Competition from these and other third party real estate investors may limit the number of suitable investment opportunities available to us. It also may result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to maintain distributions to stockholders.

We believe that our senior management’s experience, professionalism and reputation in the industry, coupled with our anticipated financing and diversity of properties will enable us to compete with the other real estate investment companies.

Because we are organized as an UPREIT, we are positioned within the industries in which we intend to operate to offer existing owners the opportunity to contribute those properties to our company in tax-deferred transactions using OP units as transactional currency. As a result, we have a competitive advantage over most of our competitors that are structured as traditional REITs and non-REITs in pursuing acquisitions with tax-sensitive sellers.

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the period ended June 30, 2013, incorporated by reference in this prospectus. Our historical results are not necessarily indicative of results for any future period. We had limited results of operations for the period from December 16, 2009 (Date of Inception) through December 31, 2009 and for the years ended December 31, 2010 and 2011, and therefore our results of operations for the years ended December 31, 2012, 2011 and 2010 and for the period from December 16, 2009 (Date of Inception) through December 31, 2009 are not comparable.

The selected financial data presented below as of and for the years ended December 31, 2012, 2011, 2010 and for the period from December 16, 2009 (date of inception) to December 31, 2009, has been derived from our audited consolidated financial statements for such periods. The selected financial data as of and for the six months ended June 30, 2013 has been derived from our unaudited financial statements for such period (amounts in thousands, except shares outstanding).

	As of and for the Six Months Ended June 30, 2013	As of and for the Year Ended December 31,			December 16, 2009 (Date of Inception) Through December 31, 2009
Selected Financial Data		2012	2011	2010
BALANCE SHEET DATA:
Total investment in real estate assets, net	$540,254	$443,423	$30,143	$—	$—
Cash and cash equivalents	$43,752	$4,377	$8,969	$202	$200
Derivative assets	$801	$—	$—	$—	$—
Total assets	$660,281	$483,797	$85,351	$202	$200
Notes payable	$169,259	$156,847	$15,850	$—	$—
Credit Facility	$55,000	$55,500	$—	$—	$—
Accounts payable and accrued liability	$8,106	$6,913	$1,394	$49	$—
Accounts payable due to affiliates	$3,716	$5,674	$1,622	$17	$—
Derivative liabilities	$17	$963	$—	$—	$—
Intangible lease intangibles, net	$55,775	$54,022	$1,679	$—	$—
Total liabilities	$291,873	$279,919	$20,545	$66	$—
Stockholders’ equity	$320,688	$155,448	$24,777	$135	$200

OPERATING DATA:
Total revenue	$26,564	$27,754	$1,345	$—	$—
General and administrative expenses	$2,781	$1,172	$675	$66	$—
Rental and parking expenses	$5,371	$7,066	$96	$—	$—
Acquisition related expenses	$3,197	$11,474	$1,084	$—	$—
Depreciation and amortization	$7,864	$8,080	$517	$—	$—
Income (loss) from operations	$7,351	$(38)	$(1,027)	$(66)	$—
Total other income (expense)	$(3,647)	$(5,602)	$(412)	$—	$—
Consolidated net income (loss)	$3,704	$(5,640)	$(1,439)	$(66)	$—
Net (income) loss attributable to noncontrolling interest in consolidated partnerships	$(840)	$(2,060)	$378	$—	$—
Net loss attributable to noncontrolling interest in operating partnership	$—	$—	$—	$1	$—
Net income (loss) attributable to the Company	$2,864	$(7,700)	$(1,061)	$(65)	$—
Modified funds from operations(1)	$9,152	$4,980	$(223)	$(65)	$—

CASH FLOW DATA:
Net cash provided by (used in) operating activities	$8,046	$1,277	$(90)	$—	$—
Net cash used in investing activities	$(137,325)	$(345,838)	$(74,321)	$—	$—
Net cash provided by financing activities	$168,654	$339,969	$83,178	$2	$200

PER SHARE DATA:
Net income (loss) attributable to the Company:
Basic	$0.10	$(0.78)	$(1.03)	$(3.27)	$—
Diluted	$0.10	$(0.78)	$(1.03)	$(3.27)	$—
Distributions declared	$9,989	$6,922	$645	$—	$—
Distributions declared per share	$0.35	$0.70	$0.63	$—	$—
Weighted average shares outstanding:
Basic	28,911,913	9,933,490	1,026,976	20,000	20,000
Diluted	28,926,705	9,933,490	1,026,976	20,000	20,000

(1)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference into this prospectus, for information regarding why we present modified funds from operations and for a reconciliation of this non-GAAP financial measure to net income.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs sponsored or managed over the last ten years by Mr. Carter, the principal of Carter/Validus REIT Investment Management Company, LLC, our sponsor, including Carter & Associates, L.L.C., or Carter & Associates, where Mr. Carter is one of the principals and Mr. Peterson is the Chief Executive Officer and a principal. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

This discussion includes a narrative summary of the experience of Mr. Carter and Carter & Associates in the last ten years for (i) all non-public programs sponsored by them and their affiliates which raised funds from outside investors, and (ii) investments for their own account. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate investment programs and to disclose any material adverse business developments sustained by them. The information set forth is current as of December 31, 2012, except where a different date is specified.

For purposes of this summary and the tables included in this prospectus, we have divided the information into two separate categories. One category describes the investment performance of Mr. Carter and Carter & Associates, investing for its own account, or the Non-Programs during the ten years ended December 31, 2012. The investments made under the Non-Programs are referred to as “Non-Program Properties.” The other category describes the investment performance of the non-public real estate investment programs sponsored by Mr. Carter and Carter & Associates that raised funds from outside investors, or the Programs, during the ten years ended December 31, 2012. The investments made under the Programs are referred to as “Program Properties.”

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by affiliates of our advisor. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

The following tables are included as Appendix A herein:

Table I	—	Experience in Raising and Investing Funds (As a Percentage of Investment)
Table II	—	Compensation to Sponsor (in Dollars)
Table III	—	Annual Operating Results of Prior Real Estate Programs
Table IV	—	Results of Completed Programs
Table V	—	Results of Sales or other Dispositions of Properties

Additional information relating to the acquisition of Program Properties is contained in Table VI, included in Part II of the registration statement, which we have filed with the SEC. Copies of Table VI will be provided to prospective investors at no charge upon request.

Carter & Associates

Over the last 50-plus years, Carter & Associates, one of the principals of our sponsor, has been recognized as an industry leader with extensive experience in all facets of leasing, management, investment and development of commercial and residential properties. Carter & Associates currently owns, manages or leases approximately 10 million square feet of space in 12 states across the U.S. After successfully and responsibly navigating five decades of real estate cycles, we believe that Carter & Associates’ deep longstanding relationships and our lack of legacy property issues place us in a unique position to take advantage of the current and impending real estate investment opportunities.

Narrative Summary of Program Properties

During the ten years ended December 31, 2012, Carter & Associates and its predecessor and affiliate entities sponsored two Programs: The Carter Real Estate Fund I, or CREF I, and The Carter Real Estate Fund II, or

CREF II. During this period, Carter & Associates raised capital pursuant to the Programs from outside individual and institutional investors in the aggregate amount of approximately $170 million. The Program Properties to date consist of seventeen separate investments in existing asset acquisitions and ground up developments, including office, medical office, industrial, retail, land, multi-family and single family residential properties. During such period, Carter & Associates caused the sale of eight of the Program Properties. No investor failed to receive a distribution when due.

The Carter Real Estate Fund I

CREF I commenced in October 2003. Since inception, Carter & Associates raised capital from 35 institutional and individual investors in the aggregate amount of $87,790,316. Carter & Associates generally provided its own capital while partnering with other institutional or private equity investors, with Carter & Associates performing the role of general or managing member responsible for actively operating the investments. CREF I purchased eight properties for an aggregate acquisition cost of $87,102,810, of which 84% was invested in commercial properties and 16% in residential properties, consisting of 89.82% of used properties and 10.18% of new properties. As of December 31, 2012, six properties had been sold. The following is a breakdown of properties purchased by CREF I based on property type and the approximate percentage of the aggregate cost of all properties purchased:

Property Type	As an Approximate Percentage of the Aggregate Cost
Commercial :
Office	67%
Industrial	4%
Retail	13%

Residential (Multifamily) :
Condominium Development	8%
Development Site	8%

From December 2003 to June 2006, CREF I acquired or developed the following properties:

•	1100 Peachtree, a 28-story, 583,000 square foot, class A office tower located in midtown Atlanta, Georgia;

•	Chastain Center, a 303,000 square foot business park in Marietta (Atlanta), Georgia;

•	Powers Ferry Landing West, a 55-acre site consisting of 12 class B office buildings and two restaurants totaling 525,000 square feet in Atlanta, Georgia;

•	Woodlands Square, a 297,000 square foot community shopping center in Oldsmar (Tampa), Florida;

•	Tech Corner, a 46,000 square foot office development in Norcross (Atlanta), Georgia;

•	Regents Park at Peachtree Battle, a 23-unit luxury residential townhome and condominium development in the Buckhead neighborhood of Atlanta, Georgia;

•	4100 Henry Ford II Avenue, a 396,000 square foot industrial park in the airport submarket of Atlanta, Georgia; and

•	Regents Park Phase II, a 2.46 acre site adjacent to Regents Park at Peachtree Battle in the Buckhead neighborhood of Atlanta, Georgia.

The Carter Real Estate Fund II

CREF II commenced in April 2007. Since inception, Carter & Associates raised capital from 63 outside investors in the aggregate amount of $82,155,688. Carter & Associates partnered with other institutional or private equity investors, with Carter & Associates performing the role of general or operating partner responsible for actively managing the investments. CREF II purchased nine properties for an aggregate acquisition cost of

$76,678,138, of which 41% was invested in commercial properties and 59% in residential properties, consisting of 50% existing properties and 50% new properties. As of December 31, 2012, CREF II’s investments in the medical office, office, mixed use (residential and retail), multi-family residential and single-family residential sectors have been opportunistic in nature. The properties acquired include ground-up developments, commercial buildings that were not leased at the time of acquisition and the acquisition of land for future sale, as opposed to our investment strategy, which is focused on acquiring occupied, income-producing properties that are net leased at the time of acquisition. As of December 31, 2012, two properties had been sold. The following is a breakdown of properties purchased by CREF II based on property type and the approximate percentage of the aggregate cost of all properties purchased:

Property Type	As an Approximate Percentage of the Aggregate Cost
Commercial :
Medical Office	32%
Office	9%

Residential (Multifamily) :
Apartment/Retail Mixed Use Development	27%
Apartment Community	3%
Condominium Development	14%
Mixed Use Development Site	4%

Residential (Single Family) :
Single Family Home Portfolio	9%
Development Site	2%

From April 2007 to October 2010, CREF II acquired or developed the following properties:

•	Piedmont West, a 258,978 square foot medical office building in Atlanta, Georgia;

•	President Park, an 80 unit apartment community on a seven acre site in Decatur (Atlanta), Georgia;

•	Legacy Oaks, a 167 acre master development project with remaining unsold development tracts totaling 122.23 gross acres in Knightdale (Raleigh), North Carolina;

•	SunTrust Athens, a 29,600 square foot bank branch and office building on a 1.54 acre site in downtown Athens, Georgia;

•	The Dupree, a 137,818 square foot class A suburban office building in Atlanta, Georgia;

•	Rocky Fork, a residential subdivision consisting of 50 previously developed lots in suburban Atlanta, Georgia;

•

The Banks, an 18 acre multi-phase mixed-use development along the river front in downtown Cincinnati, Ohio. Phase I of the development includes 300 apartment units above 80,000 square feet of street level retail;

•	Omni Bank Portfolio, a portfolio of 271 single family homes in urban Atlanta, Georgia; and

•	Valencia, a 115 unit condominium development in Jacksonville, Florida.

Non-Program Properties

During the past ten years, Carter & Associates and its investors have each invested in numerous real estate properties for their own account. These personal account investments are referred to as “Non-Program Properties.” These properties were purchased or developed with a combination of capital from our sponsor’s principals, joint venture partner equity and mezzanine and senior debt. In joint venture investments, the principals of our sponsor acted as general or operating partner responsible for actively managing the investments.

Carter & Associates

The Non-Program investments of Carter & Associates were undertaken between 2003 and 2012 and totaled approximately $42.2 million in nine projects with an aggregate capitalization, purchase price plus closing costs, of approximately $176.6 million, including debt (76%) and equity (24%). Such investments included:

•	New Manchester I, a 593,404 square foot industrial development located in suburban Atlanta, Georgia;

•	New Manchester II, a 448,312 square foot industrial development located in suburban Atlanta, Georgia;

•	New Manchester III, a 542,491 square foot industrial development located in suburban Atlanta, Georgia;

•	Lindbergh City Center Retail, a transit oriented mixed use office and retail development located in Atlanta, Georgia;

•

Natala Land Corp, the acquisition of 100% of the shares of a corporation with assets consisting of a hotel located in Atlanta, Georgia, a hotel located in Perry, Georgia, and land located in Tifton, Georgia;

•	a vacant 22 acre parcel located in Knightdale (Raleigh), North Carolina; and

•	City Federal, a condominium development of 35 units in Birmingham, Alabama.

•	Highland Square, a 753-bed student housing development under construction in Oxford, Mississippi;

•	Highpoint on Columbus Commons, a mixed-use development that includes 301 apartment units and 23,000 square feet of retail located in Columbus, Ohio.

In 2007, Carter & Associates caused the sale of New Manchester I, New Manchester II and New Manchester III. In addition in 2010, Carter & Associates sold a parcel located in Knightdale, North Carolina.

Adverse Business Developments and Conditions

Two of the private programs managed by Carter & Associates detailed in Prior Performance Table III had net losses on a tax basis during 2010; however, both programs had taxable income in 2011 and 2012.

CREF I incurred a net loss in 2010 and positive taxable income in 2011 and 2012. The loss in 2010 was primarily due to depreciation and amortization associated with the remaining assets of the fund after the fund sold most of its assets in 2007, and made subsequent distributions to its investors attributable to the sold properties. The only investments remaining in the fund are a future development site and a former office development that is currently leased to a non-profit charter school. As a result of contractual rent increases that occur each year, the rent paid by the charter school in 2010 reimbursed operating expenses and covered debt service. As a result of legislation changes in Georgia in 2011, the charter school’s state funding was interrupted, causing the charter school to reduce its academic programs and cease making its rental payments. In 2012, the Georgia State legislature enacted a new law that provided funding for state charter schools. In September 2012, the school executed an amendment to its lease, began paying rent and is current under its lease terms. As a result of the amended lease, the lender has extended the loan until 2014. The fund has no immediate plans to develop the land currently held for development, which incurs carrying costs for the property but is not encumbered by debt.

CREF II incurred a net loss in 2010 and positive taxable income in 2011 and 2012. The fund primarily invested in opportunistic, value-add and real estate development opportunities. During 2010, the generally weak overall economic market conditions reduced demand for commercial real estate development, which slowed the fund’s development of its previously acquired development sites beyond its expected rate. In addition, the fund experienced a longer period to fully lease the developed properties. During the investment period, 73% of the investments by the fund were ground-up developments in various stages of construction and lease up and in 2010 had not yet leased to a level where they were generating positive cash flow. In 2011, the fund continued to lease up vacant space and also received a grant on one of its commercial development projects which allowed the fund to show positive operating results in 2011.

CREF II continued to generate positive cash flow in 2012. However, the fund owns a portfolio of single family homes and due to the continued oversupply of foreclosed homes on the market, the fund has not generated positive cash flow from this investment as the single family market continued to be challenging. Also, the fund’s two land investments did not generate positive taxable income in 2011 or 2012. Due to the fund’s investment strategy, cash flow deficits within the fund are contemplated and are currently funded by loan proceeds and investor equity contributions. The sponsor of the fund has negotiated, and expects to continue to negotiate, loan extensions on individual properties in the portfolio.

Advisory Services

Carter & Associates has ongoing relationships with several large, private real estate investors for which Carter & Associates has provided advisory services in connection with the acquisition and operation of properties. Since 2005, Carter & Associates has assisted in the acquisition and operation of 49 properties, totaling approximately 16,550,000 square feet for an aggregate purchase price of approximately $1,840,000,000. These properties include class A office, class A industrial and mixed-use high rise residential and retail properties in 13 states. Carter & Associates provided acquisition and advisory services with respect to, but did not own, these properties. Due predominantly to sales of certain assets by Carter & Associates’ clients, Carter & Associates currently provides advisory services on 33 properties, of the original 49 assets acquired.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations associated with ownership of our shares of common stock, as well as the applicable requirements under U.S. federal income tax laws to maintain REIT status, and the material U.S. federal income tax consequences of maintaining REIT status. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, tax-exempt organizations entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers).

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS, or other tax authority. Morris, Manning & Martin, LLP has acted as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. However, opinions of counsel are not binding on the IRS or on the courts, and no assurance can be given that the conclusions reached by Morris, Manning & Martin, LLP would be sustained in court. Prospective investors are urged to consult their own tax advisors and financial planners in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

Beginning with our taxable year ended December 31, 2011, we qualified, and are taxed as a REIT under the applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder and receive the beneficial U.S. federal income tax treatment described below, and we intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856 through 860 of the Internal Revenue Code, qualify as a REIT, if it so elects, and claim U.S. federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” to which a corporation and its stockholders are generally subject. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it fails to qualify as a REIT.

Morris, Manning & Martin, LLP is of the opinion, (i) assuming that the actions described in this section are completed on a timely basis and we timely filed the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT as of January 1, 2011, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT, and (ii) that our operating partnership will be treated as a partnership, and not an association or publicly traded partnership (within the meaning of section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning as of such same date. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Morris, Manning & Martin, LLP by us and our advisor. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Morris, Manning & Martin, LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to continue our qualification as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Internal Revenue Code Sections 241 and 247, and 249 and 250 (relating generally to the deduction for dividends received);

•	excluding amounts equal to:

•	the net income from foreclosure property; and

•	the net income derived from prohibited transactions;

•	deducting amounts equal to:

•	any net loss derived from prohibited transactions; and

•	the tax imposed by Internal Revenue Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests;

•	disregarding the deduction for dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT taxable income; and

•	without regard to any change of annual accounting period pursuant to Section 443(b) of the Internal Revenue Code.

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our REIT taxable income or capital gain which is distributed to our stockholders. It is our intent to distribute 90% of our REIT taxable income, as described below.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT status and paying sufficient dividends, we will be subject to U.S. federal tax on in the following circumstances:

•	We will be taxed at normal corporate rates on any REIT taxable income or net capital gain not distributed.

•

If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet we maintain our REIT status, we could be subject to a 100% penalty tax which would be imposed by reference to the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater).

•

We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (i) 85% of our REIT ordinary income for the calendar year, (ii) 95% of our REIT capital gain net income for the calendar year, and (iii) 100% of our undistributed income from prior years. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See the section entitled “— Excess Inclusion Income” below.

•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled “— REIT Qualification Tests — Prohibited Transactions” below.

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We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property. “Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property.

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If we should fail to satisfy any of the asset test requirements (which are described in detail below) for a quarter by more than a de minimis amount, we will maintain our REIT status if we, among other things, pay a penalty tax. See the section entitled “— REIT Qualification Tests — 25% Asset Test” below.

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If we acquire, in exchange for our stock, any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate.

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm’s-length terms.

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The earnings of our subsidiaries, including any subsidiary we may elect to treat as a taxable REIT subsidiary, are generally subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

The Internal Revenue Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for its status as a REIT;

•	that is neither a financial institution nor an insurance company;

•	that meets the gross income, asset and annual distribution requirements;

•	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year; and

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generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals or entities.

The first five conditions must be met during each taxable year for which REIT status is sought, while the last two conditions do not have to be met until after the first taxable year for which a REIT election is made.

Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a “qualified REIT subsidiary” and in a “taxable REIT subsidiary,” which are described under in the section entitled “— 25% Asset Test” below.

With respect to the operating partnership, a partnership is not subject to U.S. federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to U.S. federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes is determined in accordance with the partnership agreement. For purposes of the Asset and Gross Income Tests, we will be deemed to own a proportionate share (based on our capital interest) of the assets of the operating partnership and we will be allocated a proportionate share of each item of gross income of the operating partnership.

In satisfying the tests described above, we must meet, among others, the following requirements:

Share Ownership Tests.

The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended to enable us to meet these requirements. First, it contains provisions restricting the transfer of our stock which would result in any person or entity actually, constructively or beneficially acquiring or owning more than 9.8% in value of the aggregate of our outstanding stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our stock, unless exempted by our board of directors, as well as in certain other circumstances. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus. Additionally, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests. Our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Internal Revenue Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under regulations of the Internal Revenue Code, to submit a statement of such information to the IRS at the time of filing their annual income tax return for the year in which the request was made.

Asset Tests.

At the close of each calendar quarter of the taxable year, we must satisfy two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.

At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property) (ii) shares in other qualifying REITs and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a REMIC, are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC directly. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. Excess inclusion income is “phantom” or “non-cash” income. It is any taxable income beyond that which the residual interest-holder would have recognized had the residual interest been a conventional debt instrument bearing interest at 120% of the applicable federal rate.

To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See the section entitled “— Excess Inclusion Income” below.

We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above. Further, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Internal Revenue Code. However, there can be no assurance that the IRS will not contest such purchase price allocation. If the IRS were to prevail, resulting in more than 5% of the purchase price of property being allocated to other than “real property,” we may be unable to continue to qualify as a REIT under the 75% Asset Test, and also may be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties will constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.

The remaining 25% of our assets may generally be invested without restriction. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer. A partnership interest held by a REIT is not considered a “security” for purposes of these tests; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets.

Two modifications apply to the 25% Asset Test for qualified REIT subsidiaries or taxable REIT subsidiaries. The stock of a qualified REIT subsidiary is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly-owned by a REIT throughout the subsidiary’s existence, and all its assets, liabilities and tax attributes are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. A qualified REIT subsidiary must be wholly-owned by a REIT. Thus, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and would not be owned by the operating partnership.

Additionally, a REIT may own the stock of a taxable REIT subsidiary which is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. A corporation that is 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa.

As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 25% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries.

In addition to using independent contractors to provide services in connection with the operation of our properties, we also may use taxable REIT subsidiaries to carry out these functions. We may form a subsidiary and jointly make the election that would cause such subsidiary to be treated as a taxable REIT subsidiary in order to facilitate our acquisition of qualified health care properties in the future.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of REIT assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT status for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (ii) $10 million; provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (i) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (iv) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under section 11 of the Internal Revenue Code, by (y) the net income generated by the assets for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests.

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting.

The 75% Gross Income Test.

At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time, temporary investment income (as described under the 75% Asset Test above). We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below), subject to the rules discussed below:

Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). As described below, we expect that amounts received from taxable REIT subsidiaries we may form to facilitate our acquisition of lodging facilities will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property.

The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.” With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above) (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from a taxable REIT subsidiary with respect to any qualified health care properties we own will be considered rents from real property only if each qualified health care property is not managed or operated by us or the taxable REIT subsidiary to which it is leased, but rather must be managed or operated by an eligible independent contractor that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating qualified health care properties for persons not related to us or the taxable REIT subsidiary. The test for such independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the taxable REIT subsidiary to operate the qualified health care property.

We expect that any qualified health care properties that we lease to a taxable REIT subsidiary will be operated in accordance with these requirements with the result that amounts received from the taxable REIT subsidiary will be considered rents from real property. The taxable REIT subsidiary will pay regular corporate rates on any income it earns from the lease of our qualified health care properties. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided, in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (other than amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% Gross Income Test if the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. All of our loans secured by real property will be structured this way. Therefore, income generated through any investments in loans secured by real property will be treated as qualifying income under the 75% Gross Income Test.

The 95% Gross Income Test.

In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences.

As described above, we may establish one or more taxable REIT subsidiaries with whom we could enter into leases for any properties we may invest in. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from taxable REIT subsidiaries to us would be included in our gross income and qualify for the 95% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our status as a REIT for such year if we satisfy the IRS that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Characterization of Property Leases.

We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the IRS that we are not the owner of any properties for U.S. federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT taxable income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).

Annual Distribution Requirements.

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (i) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (ii) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

Distribution of 90% of REIT taxable income is a requirement to maintain our REIT status. Additionally, we will be subject to an excise tax if we fail to make the “required distribution” with respect to a calendar year, i.e., to distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) 100% of our undistributed income from prior years. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed. In addition to the exercise tax, we will be subject to U.S. federal income tax at normal corporate rates on REIT taxable income or capital gain not distributed.

We intend to pay sufficient dividends each year to satisfy annual distribution requirements, avoid excise taxes and minimize federal income taxes on our earnings. It may not always be possible, however, to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

Failure to Qualify.

If we fail to maintain our status as a REIT for U.S. federal income tax purposes in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

Prohibited Transactions.

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	has been held for at least two years;

•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

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when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

Excess Inclusion Income

Pursuant to IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See the section entitled “— U.S. Federal Income Taxation of Stockholders” below. Under recently issued IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to UBTI (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See the section entitled “— REIT Qualification Tests — Annual Distribution Requirements” above. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Tax Aspects of Investments in Partnerships

General.

We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, owns the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless (1) it specifically elects to be taxed as a corporation or (2) it is a “publicly traded partnership.” A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof, and generally, is taxed as a corporation. A partnership that is not a publicly-traded partnership and has not elected to be taxed as a corporation is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their proportionate share of the times of income, gain, loss, deduction and credit of the partnership, and potentially are subject to tax thereon, without regard to whether the partners received any distributions from the partnership. The partners are required to take into account their allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Because the operating partnership was formed as a partnership under state law after January 1, 1997, will have two or more partners and will not elect to be treated as an association taxable as a corporation, the operating partnership will be treated as a partnership for U.S. federal income tax purposes. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations and accordingly no assurance can be given that any such partnership would not be treated as a publicly traded partnership. Even if a partnership qualifies as a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated and subject to U.S. federal income tax as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Internal Revenue Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of the Partnerships and their Partners.

Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Section 704(b) of the Internal Revenue Code and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations.

For a description of allocations by the operating partnership to the partners, see the section entitled “Summary of Our Operating Partnership Agreement” in this prospectus.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations.

Additionally, pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property will generally have an initial tax basis equal to its fair market value, and accordingly, Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Internal Revenue Code would apply to such differences as well.

For U.S. federal income tax purposes, depreciation deductions will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. For property acquired by a transferor prior to May 13, 1993, different depreciation methods may apply. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

U.S. Federal Income Taxation of Stockholders

Taxation of Taxable U.S. Stockholders.

As long as we maintain our qualification as a REIT, distributions paid to our U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary income. For purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

Dividend income is characterized as “portfolio” income under the passive activity loss rules and cannot be offset by a U.S. Stockholder’s current or suspended passive activity losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Although U.S. Stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 10% for a REIT’s taxable years ending on or before December 31, 2011) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, you will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S.

Stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gains.

We will report to our domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of U.S. federal income tax we withhold. A U.S. Stockholder may be subject to backup withholding with respect to dividends paid unless such U.S. Stockholder: (i) is a corporation or comes within other exempt categories; or (ii) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A U.S. Stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding can be credited against the U.S. Stockholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any U.S. Stockholders who fail to certify their non-foreign status to us. See the section entitled “— Taxation of Non-U.S. Stockholders” below.

For taxable years beginning before January 1, 2011, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares has been reduced from 20% to 15%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, this reduced tax rate will not apply to dividends paid by us because, generally, we are not subject to U.S. federal income tax on the portion of our REIT taxable income or capital gains distributed to our U.S. Stockholders.

Cost Basis Reporting.

The Energy Improvement and Extension Act of 2008, or the Act, imposed new customer reporting requirements on certain financial intermediaries, such as broker-dealers. The Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the IRS to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Internal Revenue Code Section 1222. Under Internal Revenue Code Section 6045(g)(3), a “covered security” includes any share of stock in a corporation that was acquired in an account on or after January 1, 2011. We have determined that shares of our common stock that were acquired on or after January 1, 2011, including shares issued pursuant to our distribution reinvestment plan, are covered securities under the Act. Thus, stockholders who redeem, sell or otherwise liquidate shares that were purchased on or after January 1, 2011 will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of Internal Revenue Code Section 1222. We are required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold. This information also will be reported to the IRS.

When determining the adjusted basis of the shares sold, Internal Revenue Code Section 6045(g)(2)(B) requires us to use the first-in first-out method. When using the first-in first-out method, we are required to identify the shares sold in the order that they were acquired. However, as an alternative to the first-in first-out method, the stockholder may notify us of a preferred alternative by means of making an adequate identification of the shares to be liquidated prior to the liquidation event. Please see the section of this prospectus captioned “Share Repurchase Program” for additional information about our share repurchase program.

Taxation of Tax-Exempt Stockholders.

Our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless the U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire or to carry its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (i) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (ii) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions that are imposed by our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Non-U.S. Stockholders

General.

The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General.

Distributions paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.

Distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption.

United States Federal Income Tax Withholding on Distributions.

For U.S. federal income tax withholding purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with a properly completed IRS (i) Form W-8BEN evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty (in which case we will withhold at the lower treaty rate) or (ii) Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S. (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.

Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (ii) the Non-U.S. Stockholder is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence.

We cannot assure you that we will qualify as “domestically controlled.” If we were not domestically controlled, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. However, it is not anticipated that the common shares will be “regularly traded” on an established market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisors concerning these rules.

Other Tax Considerations

Sale-Leaseback Transactions.

Some of our investments may be in the form of sale-leaseback transactions. In general, depending upon the economic terms of any specific sale-leaseback transaction, we will be treated for U.S. federal income tax purposes as the owner of the property if the transaction is viewed as a “true lease.” As the owner of such property, we generally would be entitled to depreciation deductions with respect to the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for U.S. federal income tax purposes.

We intend to treat these transactions as true leases for U.S. federal income tax purposes. However, the Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for U.S. federal income tax purposes but is more properly characterized as a financing arrangement or loan. The recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Gross Income Tests and, consequently, we might fail to maintain our qualification as a REIT effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the annual distribution requirement for a taxable year.

Distribution Reinvestment Plan.

Stockholders who participate in the distribution reinvestment plan will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment plan, unless we have designated all or a portion of the dividend as a capital gain dividend. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. To the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until our offering stage is complete, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. Shares received under the distribution reinvestment plan will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “— U.S. Federal Income Taxation of Stockholders” for a full discussion of the tax effects of distributions.

Share Repurchase Program.

A repurchase of our shares will be treated under Section 302 of the Internal Revenue Code as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the repurchase to be treated as a sale or exchange of our shares. The repurchase will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a repurchase of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such repurchased shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State and Local Taxes.

We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

Legislative Proposals.

You should recognize that current U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect current taxation of us or our stockholders as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of certain additional considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, plans or arrangements that constitute governmental plans or church plans exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our common stock.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment is consistent with all applicable provisions of ERISA and the internal revenue code;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•

whether the investment will result in UBTI to the Plan or IRA (see the section entitled “Federal Income Tax Considerations — U.S. Federal Income Taxation of Stockholders — Taxation of Tax-Exempt Stockholders” in this prospectus);

•

whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually or more frequently; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See the section entitled “Risk Factors — U.S. Federal Income Tax Risks” in this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See the section entitled “— Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations definitively specifying how “fair market value” should be determined in all circumstances.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until 18 months after the completion of our initial public offering we intend to use the offering price of shares in our most recent offering as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of the per share value, in which case we will use the offering price less the per share amount of the special distribution). Beginning 18 months after the completion of our initial public offering, our board of directors will determine the value of the properties and our other assets based on such information as our board of directors determines appropriate, which may or may not include independent valuations of our properties or of our enterprise as a whole.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that “plan assets” be held in trust might be violated.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006, or the PPA, neither ERISA nor the Internal Revenue Code contained a definition of “plan assets.” After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore, we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this “widely held” requirement will be easily met.

Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly- owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We have structured ourselves in a manner in that may enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and/or the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

DESCRIPTION OF SECURITIES

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.

Our charter authorizes us to issue up to 350,000,000 shares of stock, of which 300,000,000 shares are designated as common stock at $0.01 par value per share and 50,000,000 shares are designated as preferred stock at $0.01 par value per share. As of October 2, 2013, 54,805,809 shares of our common stock were outstanding, were held by 15,212 stockholders, and no shares of preferred stock were issued and outstanding. Our sponsor, Carter/Validus REIT Investment Management Company, LLC, invested $200,000 to purchase 20,000 shares of our common stock for $10.00 per share. Our sponsor may not sell any of these 20,000 shares of our common stock during the period that it remains our sponsor, but may transfer the shares to its affiliates. Our board of directors, with the approval of a majority of our entire board of directors and without any action taken by our stockholders, may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.

Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the section entitled “Risk Factors — Risks Related to an Investment in Carter Validus Mission Critical REIT, Inc.” in this prospectus.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of common stock will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders would otherwise be entitled to exercise appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class of shares so issued; provided, however, that the voting rights per share of preferred stock sold in a private offering shall not exceed the voting rights that bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each such privately offered share bear the same relationship to the voting rights of a publicly held share. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.

Our board of directors, without stockholder approval, may issue preferred stock with conversion rights that could adversely affect the holders of common stock. However, the issuance of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and the terms of each class or series of stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding stock entitled to vote generally in the election of directors can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

An annual meeting of our stockholders will be held each year, upon reasonable notice and within a reasonable period (at least 30 days) after delivery of our annual report to our stockholders. Our directors, including our independent directors, are required to take reasonable steps to insure this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, the chairman of our board of directors, the president or the chief executive officer and must be called by our secretary upon the written request of stockholders holding in the aggregate at least 10% of the outstanding shares entitled to be voted at the meeting on any matter. Upon receipt of a written request from such stockholders stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the delivery of the notice of meeting. The presence of stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of duplication. Stockholders and their representatives shall also be given access to our corporate records to which it is entitled under applicable law at reasonable times, and may inspect or copy any of them for a reasonable charge. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

If a Liquidity Event does not occur on or before the fifth anniversary of the termination of our initial public offering, our charter requires that a majority of our board of directors and a majority of our independent directors adopt a resolution either (i) seeking stockholder approval of an extension or elimination of this deadline or (ii) seeking stockholder approval of the liquidation of the corporation. If we seek and do not obtain stockholder approval of an extension or elimination to the deadline, we would then be required to seek stockholder approval of our liquidation. If we seek and do not obtain stockholder approval of our liquidation and have not already sought stockholder approval of an extension or elimination to the Liquidity Event deadline, we would then be required to seek stockholder approval of an extension or elimination to this deadline. If we seek stockholder approval of both an extension or elimination of the Liquidity Event deadline and our liquidation and do not obtain either, our charter would not require us to achieve a Liquidity Event or liquidate and we could continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you. If a Liquidity Event occurs on or before the fifth anniversary of the termination of our initial public offering, the company will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.

Restrictions on Ownership and Transfer

In order for us to maintain our status as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•

five or fewer individuals (as defined in the Internal Revenue Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and

•

100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled “Federal Income Tax Considerations” in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to maintain our qualification as a REIT, among other purposes, our charter provides (subject to certain exceptions) that no person may beneficially or constructively own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of the outstanding shares of our stock.

Our board of directors, in its sole discretion, may prospectively or retroactively waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT and if certain other representations and undertakings required by our charter are received. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•	result in any person owning, directly or indirectly, shares of our stock in excess of the foregoing ownership limitations;

•	with respect to transfers only, result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (regardless of whether the ownership interest is held during the last half of a taxable year);

•	result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise result in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) in our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by our board of directors on such securities for the benefit of the charitable beneficiary. Our charter entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limits or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice of such transaction or, in the case of a proposed or attempted transaction, 15 days’ prior written notice of such proposed or attempted transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized and the receipt of certain other representations and undertakings required by our charter. Any person who owns more than 5% of the outstanding shares is required to deliver written notice within 30 days after the end of each taxable year setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held. In addition, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT.

Distribution Policy and Distributions

We currently pay regular monthly distributions to our stockholders and we intend to continue to pay monthly distributions to our stockholders. We currently calculate our monthly distributions on a daily record and declaration date. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because all of our operations are performed indirectly through our operating partnership, our ability to continue to pay distributions depends on our operating partnership’s ability to pay distributions to its partners, including to us. If we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions, or make the distributions out of net proceeds from this offering. Subject to certain limited exceptions, there is no limit to the amount of distributions that we may pay from offering proceeds. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to maintain our qualification as a REIT.

Our board began declaring distributions in July 2011, after we made our first real estate investment. We currently pay and intend to continue to pay monthly distributions to our stockholders at a distribution rate of 7.0% per share of common stock. As of October 2, 2013, we had paid aggregate distributions, since inception, of approximately $25,768,582 ($13,913,982 in cash and $11,854,600 reinvested in shares of common stock pursuant to the distribution reinvestment plan). Our board of directors intends to continue to pay distributions monthly in arrears for so long as it decides this policy is in the best interests of our stockholders. On August 2, 2013, our board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day of the period commencing on September 1, 2013 and ending on November 30, 2013. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001917808 per share of common stock per day, which is equal to an annualized distribution rate of 7.0%, assuming a purchase price of $10.00 per share. The distributions for August 2013 were paid in September 2013 and the distributions for September 2013 were paid in October 2013. The distributions for October will be paid in November. The distributions will be payable to stockholders from legally available funds thereof.

We have made the following distributions to our stockholders (amounts are rounded):

Period Ended	Date Paid	Distribution
July 31, 2011	August 1, 2011	$34,000
August 31, 2011	September 1, 2011	$76,000
September 30, 2011	October 1, 2011	$97,000
October 31, 2011	November 1, 2011	$123,000
November 30, 2011	December 1, 2011	$142,000
December 31, 2011	January 3, 2012	$173,000
January 31, 2012	February 1, 2012	$200,000
February 29, 2012	March 1, 2012	$220,000
March 31, 2012	April 2, 2012	$287,000
April 30, 2012	May 1, 2012	$340,000
May 31, 2012	June 1, 2012	$425,000
June 30, 2012	July 2, 2012	$487,000
July 31, 2012	August 1, 2012	$575,000
August 31, 2012	September 1, 2012	$666,000
September 30, 2012	October 1, 2012	$746,000
October 31, 2012	November 1, 2012	$886,000
November 30, 2012	December 1, 2012	$966,000
December 31, 2012	January 2, 2013	$1,124,000
January 31, 2013	February 1, 2013	$1,257,000
February 28, 2013	March 1, 2013	$1,273,000
March 31, 2013	April 1, 2013	$1,583,000
April 30, 2013	May 1, 2013	$1,727,000
May 31, 2013	June 3, 2013	$1,997,000
June 30, 2013	July 1, 2013	$2,153,000
July 31, 2013	August 1, 2013	$2,471,000
August 31, 2013	September 1, 2013	$2,766,000
September 30, 2013	October 1, 2013	$2,976,000

For the year ended December 31, 2012, we paid distributions of $6.0 million, of which $3.2 million was paid in cash and $2.8 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. For the year ended December 31, 2012, our cash flow provided by operations of $1.3 million was a shortfall of $4.7 million, or 78.3%, of our distributions paid, and such shortfall was paid from proceeds from our initial public offering. Net loss and funds from operations, or FFO, were $(7.7) million and $(3.0) million, respectively, for the year ended December 31, 2012. For the six months ended June 30, 2013, our cash flow provided by operations of approximately $8.0 million was a shortfall of $0.9 million, or 10.2% of our distributions paid (total distributions were approximately $8.9 million, of which $4.9 million were paid in cash and $4.0 were reinvested in shares of common stock pursuant to the distribution reinvestment plan), and such shortfall was paid from proceeds of our initial public offering. Net income and FFO were $2.9 million and $9.1 million, respectively, for the six months ended June 30, 2013. As of June 30, 2013, cumulative since inception, we paid distributions of $15.4 million, of which $8.4 million were paid in cash and $7.0 million were reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Net loss and FFO were $(5.9) million and $5.3 million, respectively, as of June 30, 2013, cumulative since inception.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation or amortization, and after adjustments for unconsolidated partnerships and joint ventures. Agreements for unconsolidated partnerships and joint ventures are calculated to reflect FFO. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter period ended

June 30, 2013 and incorporated by reference in this prospectus, for information regarding why we present funds from operations and for reconciliations of this non-GAAP financial measure to net less.

The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations, may cause us to incur additional interest expense as a result of borrowed funds and may cause subsequent investors to experience dilution.

For further information regarding FFO, which includes a reconciliation of our GAAP net income (loss) to FFO, refer to the “Our Performance — Funds from Operations and Modified Funds from Operations” section of this prospectus.

The following table presents distributions and source of distributions for the periods indicated below (amounts are in thousands):

	Three Months Ended
	June 30, 2013		March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Distributions paid in cash	$2,905	55%	$2,035	56%	$1,442	56%	$911	53%	$549	52%
Distributions reinvested	2,404	45%	1,617	44%	1,156	44%	818	47%	502	48%

Total distributions	$5,309	100%	$3,652	100%	$2,598	100%	$1,729	100%	$1,051	100%

Source of distributions:
Net cash provided by operating activities	$2,905	55%	$2,035	56%	$363	14%	$752	44%	$549	52%
Proceeds from initial public offering	2,404	45%	1,617	44%	2,235	86%	977	56%	502	48%

Total sources	$5,309	100%	$3,652	100%	$2,598	100%	$1,729	100%	$1,051	100%

Amounts listed above include distributions paid on nonvested shares of our restricted common stock.

Although we intend to continue to pay regular monthly distributions, our results of operations, our general financial condition, general economic conditions, or other factors may inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, which will be influenced in part by its intention to comply with the REIT requirements of the Internal Revenue Code. We intend to continue to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — REIT Qualification Tests — Annual Distribution Requirements” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the section entitled “Federal Income Tax Considerations — REIT Qualification Tests” in this prospectus.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting from the business combination statute any business combination with our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor or any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer in respect of which the acquirer can exercise or direct the exercise of voting power, would entitle the acquiring person, directly or indirectly, to exercise or direct the exercise of voting power of shares of stock in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third of all voting power;

•	one-third or more, but less than a majority of all voting power; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a request to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement on or before the tenth day after the control share acquisition as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•

a requirement that a vacancy on the board of directors be filled only by affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with all of the provisions of Regulation 14D of the Exchange Act that are applicable when a tender offer is for more than 5% of the outstanding shares, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws also provide that nominations of individuals for election to our board of directors and the proposal of other business may be made at an annual meeting, but only:

•	in accordance with the notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•	not later than 5:00 p.m., Eastern Time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting; or

•

if the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting or if an annual meeting has not yet been held, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following our first public announcement of the date of the annual meeting.

Nominations of individuals for election to our board of directors may be made at a special meeting, but only:

•	by or at the direction of our board of directors; or

•

provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 120 days prior to the special meeting; and

•	not later than 5:00 p.m., Eastern Time, on the later of either:

•	90 days prior to the special meeting; or

•	ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board of directors to be elected at the meeting.

Restrictions on Certain Conversion Transactions and Roll-Ups

Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the charter as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock. Approval of a transaction with, or resulting in, a “roll-up entity” is required if as part of the transaction our board of directors determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.

A “roll-up entity” is a partnership, REIT, corporation, trust or other similar entity created or surviving a roll-up transaction. A roll-up transaction does not include: (1) a transaction involving our securities that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	stockholders’ voting rights;

•	our term and existence;

•	sponsor or advisor compensation; or

•	our investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no material current or prior business or personal relationship with our advisor or our directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal must be filed with the SEC and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets must be appraised in a consistent manner and the appraisal must:

•	be based on an evaluation of all relevant information;

•	indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

•	assume an orderly liquidation of the assets over a 12-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in connection with a proposed roll-up.

We may not participate in any proposed roll-up that would:

•

result in the common stockholders of the roll-up entity having rights that are more restrictive to stockholders than those provided in our charter, including any restriction on the frequency of meetings;

•	result in our common stockholders having less comprehensive voting rights than are provided for in our charter;

•	result in our stockholders having access to records that are more limited than those provided for in our charter;

•

include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•	limit the ability of a stockholder to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by such stockholder; or

•	place any of the costs of the transaction on us if the roll-up is rejected by our common stockholders.

However, with the prior approval of stockholders entitled to cast a majority of all votes entitled to be cast on the matter, we may participate in a proposed roll-up if the common stockholders would have rights and be subject to restrictions comparable to those contained in our charter.

Our common stockholders who vote “no” on the proposed roll-up must have the choice of:

•	accepting the securities of the roll-up entity offered; or

•	one of either:

•	remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed; or

•	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions, as well as others contained in our charter, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally “Risk Factors — Risks Related to This Offering and Our Corporate Structure.”

Limitation on Total Operating Expenses

In any fiscal year, our annual total operating expenses may not exceed the greater of 2% of our average invested assets or 25% of our net income for that year. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing our stock on a national securities exchange; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses (including expenses relating to potential investments that we do not close); and (vii) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses that they deem sufficient. Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our board of directors. If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter and explain the factors our independent directors considered in determining that such excess amount is justified. If our independent directors do not believe that exceeding the limit was justified, our advisor must reimburse us the amount by which the annual total operating expenses exceed the limit.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Appendix B.

Investment of Distributions

We have adopted a distribution reinvestment plan pursuant to which our stockholders, including stockholders who acquired shares pursuant to our initial public offering, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by our advisor or its affiliates, can elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We also may offer shares pursuant to a new registration statement. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

No dealer manager fees or selling commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan, therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant through the reduced purchase price.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the termination of the offering of our shares registered for sale pursuant to the distribution reinvestment plan under this prospectus, we may determine to allow participants to reinvest cash distributions from us in shares issued by another program sponsored by affiliates of our advisor only if all of the following conditions are satisfied:

•

prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent program sponsored by affiliates of our advisor and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent program sponsored by affiliates of our advisor has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent program sponsored by affiliates of our advisor; and

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent program sponsored by affiliates of our advisor.

Stockholders who invest in subsequent program sponsored by affiliates of our advisor pursuant to our distribution reinvestment plan will become investors in such subsequent program sponsored by affiliates of our advisor and, as such, will receive the same reports as other investors in the subsequent program sponsored by affiliates of our advisor.

Election to Participate or Terminate Participation

A stockholder may become a participant in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans and other “benefit plan investors” (as defined in ERISA) from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations” in this prospectus.

Each stockholder electing to participate in our distribution reinvestment plan agrees that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a monthly distribution period only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares and the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan (Excluded Distributions). Accordingly, if proceeds attributable to the potential sale transaction described above are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an Excluded Distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an Excluded Distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of these distribution is deemed to be an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through our distribution reinvestment plan. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Stockholders who participate in the distribution reinvestment plan will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment plan, unless we have designated all or a portion of the dividend as a capital gain dividend. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. To the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until our offering stage is complete, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. Shares received under the distribution reinvestment plan will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See “Federal Income Tax Considerations — U.S. Federal Income Taxation of Stockholders” for a full discussion of the tax effects of distributions.

Amendment, Suspension and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan with ten days’ notice to participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to suspend or terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of suspension or termination to the suspended or terminated participant or, upon termination of the plan, to all participants.

SHARE REPURCHASE PROGRAM

Prior to the time that our shares are listed on a national securities exchange, our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares. The purchase price for shares repurchased under our share repurchase program will be as set forth below until we establish an estimated value of our shares. We do not currently anticipate obtaining appraisals for our investments (other than investments in transaction with affiliates) and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. We will begin establishing an estimated value of our shares based on the value of our real estate and real estate-related investments on an annual basis beginning 18 months after the close of our initial public offering and will disclose the value in our SEC filings. Prior to establishing the estimated value of our shares and unless the shares are being redeemed in connection with a stockholder’s death or qualifying disability (as defined below), the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the price will be 92.5% of the amount you paid for each share;

•	for stockholders who have continuously held their shares of our common stock for at least two years, the price will be 95.0% of the amount you paid for each share;

•	for stockholders who have continuously held their shares of our common stock for at least three years, the price will be 97.5% of the amount you paid for each share; and

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for stockholders who have held their shares of our common stock for at least four years, the price will be 100.0% of the amount paid for each such share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock).

Shares redeemed in connection with a stockholder’s death or qualifying disability will be redeemed at a price per share equal to 100% of the amount the stockholder paid for each share, or, once we have established an estimated value per share, 100% of such amount, as determined by our board of directors, subject to any special distributions previously made to the stockholders. Shares redeemed in connection with a stockholder’s other exigent circumstances, such as bankruptcy, within one year from the purchase date, will be redeemed at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date, and at all other times in accordance with the table above. A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our share repurchase program, unless the shares are being redeemed in connection with a stockholder’s death, qualifying disability, or certain other exigent circumstances. Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period requirement in the event of the death or qualifying disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA.

After such time as our board of directors has determined a reasonable estimate of the value of our shares and unless the shares are being redeemed in connection with a stockholder’s death or qualifying disability, the per share redemption price will be based on the most recent estimated value of the shares as follows: after one year from the purchase date, 92.5% of the most recent estimated value of each share; after two years from the purchase date, 95.0% of the most recent estimated value of each share; after three years from the purchase date, 97.5% of the most recent estimated value of each share; and after four years from the purchase date, 100% of the most recent estimated value of each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). At any time the redemption price is determined by any method other than the net asset value of the shares, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not redeem any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made monthly. Each stockholder whose repurchase request is granted will receive the repurchase amount within ten days after the end of the month in which we grant its repurchase request. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program as follows: during any calendar, we will not repurchase in excess of 5.0% of number of shares of common stock outstanding on December 31st of the previous calendar year.

Our sponsor, advisor, directors and their respective affiliates are prohibited from receiving a fee in connection with the share repurchase program.

Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan during the prior calendar year and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each month. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

A stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase. Repurchase requests made (i) on behalf of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy, or (iii) by a stockholder, due to a mandatory distribution under such stockholder’s IRA, shall be made within 360 days of such event.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, which we must receive at least five business days prior to the end of the month in which the stockholder is requesting a repurchase of his or her shares. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent.

Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require. Our share repurchase program provides stockholders only a limited ability to redeem shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

In order for a disability to entitle a stockholder to the special redemption terms described above, (a qualifying disability), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the applicable governmental agency). The applicable governmental agencies would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration. Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special redemption terms, except in the limited circumstances when the investor would be awarded disability benefits by the other applicable governmental agencies described above.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws. As of October 2, 2013, since inception, we had received valid redemption requests relating to 49,018 shares of common stock, all of which were redeemed in full for an aggregate purchase price of approximately $469,412 (an average of $9.58 per share).

Our board of directors, at its sole discretion, may amend, suspend, reduce, terminate or otherwise change our share repurchase program upon 30 days’ prior notice to our stockholders for any reason it deems appropriate. Because we only repurchase shares on a monthly basis, depending upon when during the month our board of directors makes this determination, it is possible that you would not have any additional opportunities to have your shares repurchased under the prior terms of the program, or at all, upon receipt of the notice.

We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the stockholders. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the agreement of limited partnership of Carter/Validus Operating Partnership, LP, our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Conducting our operations through the operating partnership allows the owners of properties to contribute their respective property interests to the operating partnership in exchange for limited partnership common units rather than for cash or our common stock. This may enable those owners to defer some or all of the potential taxable gain on the transfer. There are differences between the ownership of common stock and partnership units, some of which may be material, because they affect the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation. The operating partnership and each limited partner will file separate tax returns.

Description of Partnership Units

Partnership interests in the operating partnership are divided into “units.” Initially, the operating partnership will have two classes of units: general partnership units and limited partnership common units. General partnership units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $200,000 we made, the operating partnership issued to us 20,000 general partnership units.

Limited partnership common units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional units and classes of units with rights different from, and superior to, those of general partnership units and/or limited partnership common units, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

For each limited partnership common unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional limited partnership units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

Limited partners do not have the right to participate in the management of the operating partnership. Limited partners who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each limited partnership common unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each limited partnership common unit will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, limited partnership common units also will share equally in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement.

As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers. After owning a limited partnership common unit for one year, limited partnership common unit holders generally may, subject to certain restrictions, exchange limited partnership units for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and expect to conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, have full, exclusive and complete responsibility and discretion in the management and control of the partnership. This includes the ability to enter into major transactions, such as acquisitions, dispositions and refinancings; to cause changes in the operating partnership’s business and distribution policies; to initiate and resolve litigation; and to invest in subsidiaries and joint ventures. This also includes the power, without the consent of the limited partners,

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to file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition, or

•	to cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to certain limited exceptions discussed in section “—Distributions” below;

•	any amendment that alters or changes the limited partner’s exchange rights;

•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or

•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, subject to the same restrictions applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits either or both of us and the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all of the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partnership common unit holder notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination.

Generally, a limited partner may not exercise its exchange rights until it has held the units for at least one year. However, in the case of a proposed business combination, each holder of a limited partnership common unit in the operating partnership has the right to exercise its exchange right prior to the stockholder vote on the transaction, even if it has held its units for less than one year. See the section entitled “— Limited Partner Exchange Rights” below for a description of such rights.

Upon the limited partner’s exercise of the exchange right in the case of a business combination, the partnership units will be exchanged for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. However, we cannot pay a limited partnership common unit holder in shares of our common stock if the issuance of shares to such holder would:

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be prohibited under our charter, for example, if the issuance would (i) violate the 9.8% ownership limits or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (see the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus);

•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or

•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership units who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the limited partnership common unit holders to exercise their right to exchange without regard to whether they have held the units for more than a year terminates upon the earlier of (i) the disapproval of the business combination by our board of directors, (ii) the disapproval of the business combination by stockholders, (iii) the abandonment of the business combination by any of the parties to it, or (iv) the business combination’s effective date.

Issuance of Additional Units

As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, or superior to, those of general partnership units and limited partnership units. The operating partnership agreement also requires the issuance of additional common units corresponding with any issuance of stock by us pursuant to our distribution reinvestment plan or as a result of distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, may raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution.

The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common stock, we will receive one general partnership common unit for each share of common stock issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement specifies the manner in which distributions from the partnership will be made to unit holders. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units. The operating partnership agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with the number of units that they hold. We also will distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return. The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

The operating partnership agreement provides that cash available for distribution, excluding cash available from the sale or other disposition of all or substantially all of the assets and properties of the operating partnership or a related series of transactions that when taken together result in the sale or other disposition of all or substantially all of the assets and properties of the operating partnership, or a capital transaction, will be distributed to the partners based on their percentage interests. Distributions from cash available from a capital transaction will be distributed to partners according to the formula described below. The return calculations described below apply to all regular and capital distributions received and not just capital distributions. Whether particular threshold has been reached therefore, is determined with reference to all prior distributions made by our operating partnership to Carter/Validus Advisors, LLC, the special limited partner, and to us, which we will then distribute to our stockholders:

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first, to us (which we will distribute to the holders of our common stock) and the limited partners entitled to such distributions under the terms of the operating partnership agreement, until our stockholders and such limited partners have received distributions equal to their initial investment plus a cumulative, pre-tax, non-compounded return of 8% per year on their net investment. “Net investment” refers to the original price paid per share or interest, less a pro rata share of any proceeds received from the sale or refinancing of properties.

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after this 8% threshold is reached, 85% of the aggregate amount of any additional distribution will be payable to us (which we will distribute to the holders of our common stock) and the limited partners entitled to such distributions under the terms of the operating partnership agreement based on our percentage interests, and 15% of such amount will be payable by the operating partnership to the special limited partner.

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we must use our best efforts to ensure sufficient distributions are made to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital account balances.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership shall be allocated among the partners in such a manner that the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net assets of the operating partnership were distributed to the partners immediately after making such allocation.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;

•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Internal Revenue Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the terms of, and subject to the conditions in, the operating partnership agreement, each holder of a limited partnership common unit (but not the holder of the special limited partner interests) will have the right, commencing one year from the issuance of the limited partner common units (except in connection with a business combination), to cause the operating partnership to redeem such holder’s limited partner common units for cash in an amount equal to the per share offering price of our common stock minus the maximum selling commissions and dealer manager fee allowed in the offering. Any such redemption will be accounted for in accordance with GAAP and any debt incurred will be applied to the maximum amount of our total indebtedness as set forth in the section entitled “Investment Objectives, Strategy and Policies” in this Prospectus. This is to account for the fact that no selling commission or dealer manager fees will be paid in connection with any such issuances (at the offering price, each such limited partner common unit would be issued at $9.025 per share) or, alternatively, at our option, we may issue one share of our common stock for each limited partner common unit redeemed. We will make the decision whether to exercise our right to issue shares of common stock in lieu of cash on a case by case basis at our sole and absolute discretion. The limited partnership units exchanged for cash or shares of our common stock will increase our ownership percentage in the operating partnership. See the section entitled “— Extraordinary Transactions” above for a description of exchange rights in connection with mergers and other major transactions. We cannot, however, pay a limited partnership common unit holder in shares of our common stock if the issuance of shares to such holder would:

•

be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus;

•	cause us to no longer qualify, or create a material risk that we may no longer qualify, as a REIT in the opinion of our counsel; or

•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any common stock issued to the limited partners upon exchange of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act or an exemption from, or exception to, registration. The cash necessary to exchange limited partnership units may come from any funds legally available to us or the operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. The necessary cash to satisfy the exchange right could come from cash flow not required to be distributed to stockholders to maintain our REIT status, fund operations or acquire new properties, or from borrowings. However, as explained above, we always have the option to satisfy the exchange right by issuing common stock, and we intend to reserve common stock for that purpose. We will make the decision whether to exercise our right to satisfy the exchange right by paying to the holder the exchange price or issuing common stock having an aggregate market price on the date the holder exercises the exchange right equal to the exchange price for all units being exchanged, on a case by case basis in our sole and absolute discretion.

As general partner, we have the right to grant similar exchange rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged. See the section entitled “Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

Special Limited Partner

Carter/Validus Advisors, LLC, our advisor, is the special limited partner of our operating partnership. Carter/Validus Advisors, LLC also is the initial limited partner of the operating partnership and holds limited partnership interests. As special limited partner, Carter/Validus Advisors, LLC does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement other than the right to receive certain fees in connection with our liquidation or listing on a national stock exchange.

The payment of fees to Carter/Validus Advisors, LLC, is related to our successful performance. The “subordinated participation in net sale proceeds,” also known as the “promote,” is success-based performance compensation. It is calculated as 15% of the remaining net sale proceeds after the investors have received a return of net capital contributions plus payment to investors of an 8% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors. In addition, if we list our common stock on a national securities exchange, Carter/Validus Advisors, LLC, will be entitled to 15% of the amount, if any, by which our adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 8% annual cumulative, pre-tax, non-compounded return on the investors’ capital contributions to investors. If our net sale proceeds do not result in an annual cumulative, pre-tax, non-compounded return greater than 8%, then Carter/Validus Advisors, LLC would not earn these amounts.

Tax Matters

Pursuant to the operating partnership agreement, we are the tax matters partner of the operating partnership, and as such, have authority to make tax decisions under the Internal Revenue Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and the special limited partner to receive distributions from the operating partnership. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) upon the sale or other disposition of all or substantially all of the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (iii) by operation of law.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of $240,000,000 of shares of our common stock to the public through SC Distributors, LLC, our dealer manager, a registered broker-dealer affiliated with our advisor, in our primary offering at a price of $10.00 per share, except as provided below.

Our board of directors has arbitrarily determined the selling price of the shares consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

The shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use only its reasonable best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to an additional $10,000,000 of shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter the purchase price per share under our distribution reinvestment plan will be 95% of the net asset value per share of common stock, as determined by our board of directors. No selling commissions or dealer manager fees will be paid with respect to these shares. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. The offering of shares of our common stock will terminate on or before                     , 2015, unless we elect to extend the primary offering to a date no later than                     , 2016. If we decide to extend the offering beyond                     , 2015, we will provide notice in a prospectus supplement. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan, or to file a new registration statement in connection with our distribution reinvestment plan, until we have sold all shares allocated to such plan, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Dealer Manager and Compensation we will Pay for the Sale of our Shares

SC Distributors, LLC, our dealer manager, was organized in March 2009 for the purpose of participating in and facilitating the distribution of securities. For additional information about SC Distributors, LLC, including information relating to its affiliation with us, please refer to the section of this prospectus captioned “Management — Affiliated Companies — Dealer Manager.”

Except as provided below, we pay our dealer manager selling commissions of 7% of the gross offering proceeds. We also pay to our dealer manager a dealer manager fee in the amount of 2.75% of the gross offering proceeds as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares and due diligence expenses. We will not pay selling commissions or a dealer manager fee for shares sold pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. SC Distributors, LLC may reallow up to all selling commissions to participating broker-dealers. In no event will the compensation to be paid to FINRA members in connection with this offering exceed 10% of the gross proceeds of the primary offering.

The dealer manager will reallow to other broker-dealers participating in this offering all of the 7% selling commissions paid to the dealer manager in respect of shares sold by such participating broker-dealers. In addition the dealer manager may reallow to each of the participating broker-dealers a portion of the 2.75% dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a non-accountable marketing allowance and due diligence expense reimbursement. The amount of the reallowance, if any, will be determined by the dealer manager based upon a number of factors, including the participating broker-dealer’s level of marketing support, level of due diligence review and the likelihood of success of its sales efforts, each as compared to those of the other participating broker-dealers.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering, prior to any reallowance, as described above.

	Per Share	Total Maximum
Primary offering:
Price to public	$10.00	$240,000,000
Selling commissions	$0.70	$16,800,000
Dealer manager fees	$0.275	$6,600,000
Proceeds to Carter Validus Mission Critical REIT, Inc.	$9.025	$216,600,000

Distribution reinvestment plan:
Price to public	$9.50	$10,000,000
Selling commissions	$—	$—
Dealer manager fees	$—	$—
Proceeds to Carter Validus Mission Critical REIT, Inc.	$9.50	$10,000,000

Shares purchased net of selling commissions are also eligible for volume discounts as described in the section captioned “— Volume Discounts” below.

If an investor purchases shares in our primary offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our common stock. The investor may request the “Request for Broker Dealer Custodial Fee Reimbursement Form” from his or her advisor and must include this form with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, a gift certificate (provided it cannot be redeemed for cash) or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. Such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with FINRA rules, the table below sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

	Estimated Amount(1)	Percent of Maximum Offering (Not Including Distribution Reinvestment Plan)
Selling Commissions	$16,800,000	7.0%
Dealer manager wholesaling compensation	$2,008,276	.84
Expense reimbursements	$3,300,400	1.38
Sales incentive	$36,000	*
Broker-dealer conference fees and training and education meetings	$616,534	0.26
Due diligence allowance	$20,000	*
Legal fees of the dealer manager	$50,000	*

*	Less than 0.1%
(1)	Of this amount, $16,800,000 and $6,600,000 (7% and 2.75% of gross offering proceeds of our primary offering) will be paid by us from the proceeds of this offering in the form of selling commissions and dealer manager fees, respectively. Subject to the cap on underwriting compensation described below, and in accordance with our limits on reimbursement and payment of organization and offering expenses as disclosed in the “Management Compensation” section of this prospectus, we may reimburse our sponsor or its affiliates, including our dealer manager, for certain expenses that constitute underwriting compensation, a portion of which may be payments made to participating broker-dealers. Any remaining amounts, up to 0.13% of gross offering proceeds of our primary offering (a maximum of $312,000), will be paid by our sponsor or its affiliates, without reimbursement by us, and may also include payments made to participating broker-dealers.

In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

We will not pay selling commissions in connection with the following special sales:

•

the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the dealer manager or their respective officers and employees and some of their affiliates;

•	the purchase of common stock under the distribution reinvestment plan;

•

the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions; and

•	the common stock credited to an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per-share estimated value of our common stock, the method by which we developed such value and the date of the data we used to estimate such value.

Other Discounts

Our dealer manager has agreed to sell up to 5.0% of the shares of our common stock offered in the primary offering to persons to be identified by us at a discount from the public offering price. We will sell shares in this “friends and family” program at $9.30 per share, reflecting the fact that selling commissions will be waived in the amount of $0.70 per share and will not be payable in connection with such sales. Further, in the sole discretion of SC Distributors, LLC, the dealer manager fee payable to SC Distributors, LLC in connection with such sales may be waived in full or in part, resulting in a fee of less than $0.275 per share. We intend to use the “friends and family” program to sell shares of our common stock to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and similar individuals, as well as our directors and officers and the officers and employees of our advisor and their family members (including spouses, parents, grandparents, children, siblings, mother- or father- in laws, son or daughter-in-laws and brother-or sister-in laws) or other affiliates. We also may sell shares to participating broker-dealers, their retirement plans and their representatives and family members, IRA’s and qualified plans of their representatives. The net proceeds to us from the sale of shares of our common stock to persons identified by us pursuant to the friends and family program will be substantially the same as the net proceeds we receive from other sales of shares of our common stock.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with the dealer manager) to reduce or eliminate the sales commission and the dealer manager fee. The amount of net proceeds to us will not be affected by reducing or eliminating sales commissions and the dealer manager fee payable in connection with sales to such institutional investors and affiliates. Because all investors will be paid the same distributions per share, an institutional investor will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Our executive officers, directors and other affiliates, as well as investors who have purchased shares under the friends and family program will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by our advisor or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or Carter/Validus Advisors, LLC as our advisor or any transaction between us and any of our directors, our advisor or any of their respective affiliates. With the exception of the 20,000 shares initially sold to Carter/Validus REIT Investment Management Company, LLC in connection with our organization, no director, officer or advisor or any affiliate may own more than 9.8% in value or number of our outstanding common stock.

Volume Discounts

In connection with sales of shares for certain minimum aggregate purchase amounts to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions and/or dealer manager fees payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table shows the discounted price per share and reduced selling commissions and/or dealer manager fees payable for volume discounts.

Aggregate Purchase Amount	Sales Commissions	Dealer Manager Fee	Price Per Share
up to $500,000	7.0%	2.75%	$10.00
$500,001 to $1,000,000	6.0%	2.75%	$9.90
$1,000,001 to $2,000,000	5.0%	2.75%	$9.80
$2,000,001 to $3,000,000	4.0%	2.75%	$9.70
$3,000,001 to $5,000,000	3.0%	2.35%	$9.56
$5,000,001 to $10,000,000	2.0%	2.35%	$9.46
$10,000,001 and above	1.0%	2.15%	$9.34

In connection with sales of shares sold through a registered investment advisor where no selling commission is paid, purchasers would receive a volume discount of 0.40% of the aggregate purchase amount of $3,000,001 to $10,000,000 and of 0.60% of the aggregate purchase amount of $10,000,001 and above. This would result in a purchase price of $9.26 and $9.24, respectively. Therefore, an investment of $4,000,000 through a registered investment advisor would result in a purchase of 431,965.44 shares, no selling commissions and a dealer manager fee of $101,512.

The net proceeds to us will not be affected by volume discounts. Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code;

•	all commingled trust funds maintained by a given bank; and

•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered with the Investment Advisers Act of 1940.

If a single purchaser described in the above categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90-day period will not qualify to be combined for a volume discount as described herein.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix C, Appendix F or Appendix G. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to “Carter Validus Mission Critical REIT, Inc.” You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you meet the minimum income and net worth standards described in this prospectus.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it.

Automatic Purchase Program

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic purchase program by completing an enrollment form that we will provide upon request. Alabama, Arizona, Nebraska, Ohio and Tennessee investors are not eligible to participate in the automatic purchase program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program. The minimum periodic investment is $100 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic purchase program to the same extent that we pay those fees and commissions on shares sold in the primary offering outside of the automatic purchase program.

You will receive a confirmation of your purchases under the automatic purchase program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic purchase program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the plan would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see the section entitled “— Volume Discounts” above.

You may terminate your participation in the automatic purchase program at any time by providing us with written notice. If you elect to participate in the automatic purchase program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the automatic purchase program will terminate. See the “Investor Suitability Standards” section of this prospectus (immediately following the cover page) and the form of enrollment form attached hereto as Appendix E.

Minimum Purchase Requirements

Generally, you must initially invest at least $2,000 in our shares to be eligible to participate in this offering, except in New York and Tennessee where the minimum purchase is $2,500. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in increments of $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

You may not transfer fewer shares than the minimum purchase requirement. Unless you are transferring all of your shares of common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Investments through IRA Accounts

If you would like to purchase shares through an IRA account, First Trust Retirement and Community National Bank have each agreed to act as IRA custodians for purchasers of our common stock as described below; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with either First Trust Retirement or Community National Bank, we will pay the fees related to the establishment of such accounts with First Trust Retirement or Community National Bank and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by either of the IRA custodians, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See the page following the cover page for the suitability standards. Investors who want to purchase shares should proceed as follows:

•	Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.

•

Complete the execution copy of the subscription agreement or the multi-product subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C. A specimen copy of the multi-product subscription agreements are included as Appendix F and Appendix G. Each investor who is a resident of Alabama or Tennessee may not use the multi-product subscription agreement and must use the subscription agreement solely for Carter Validus Mission Critical REIT, Inc.

•

Deliver a check for the full purchase price of the shares being subscribed for, payable to “Carter Validus Mission Critical REIT, Inc.” The name of the soliciting dealer appears on the subscription agreement. Certain dealers who have “net capital” (as defined in the applicable federal securities regulations) of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check payable to us of the purchase price of your subscription.

•

By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the minimum income and net worth standards as stated in the subscription agreement.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee. If you want to purchase shares through an individual retirement account, Keogh plan or 401(k) plan, State Street Bank has agreed to serve as IRA custodian for such purpose for an annual maintenance fee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the TOD form included as Appendix D to this prospectus in order to effect the designation.

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of direction in the form attached as Appendix E to this prospectus. The letter of direction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of direction will be irrevocable and we will continue to pay business management fees payable from your account until such time as you provide us with a notice of revocation in the form of Appendix F to this prospectus of your election to terminate deductions from your account for the purposes of such business management fees.

SALES LITERATURE

In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material may consist of a brochure describing our advisor and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those that we intend to acquire which our affiliates have previously acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with, and if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of such materials has passed on the merits of the offering or the adequacy or accuracy of such materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

REPORTS TO STOCKHOLDERS

Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

Our advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•	audited financial statements prepared in accordance with SEC rules and regulations governing the preparation of financial statements and reported on by independent certified public accountants;

•	if applicable, the ratio of the costs of raising capital during the period to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of fees paid to our advisor and any affiliate of our advisor, including fees or charges paid to our advisor and to any affiliate of our advisor by third parties doing business with us;

•	our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income for the most recently completed fiscal year;

•	a report from our independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our advisor, our sponsor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

It is the duty of our directors, including our independent directors, to take reasonable steps to insure that the foregoing requirements are met.

At the same time as any distribution, we will file a Form 8-K or other appropriate form or report with the SEC or otherwise provide stockholders with a statement disclosing the amount and source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons for why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution. We will include in our stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340.

Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

•	the location and a description of the general character of the property acquired during the quarter;

•	the present or proposed use of the property and its suitability and adequacy for that use;

•	the terms of any material leases affecting the property;

•

the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

•	a statement that title insurance has been or will be obtained on the property acquired.

In addition, while this offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase. After the completion of the last acquisition, our advisor will, upon request, send a schedule of acquisition to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury will reflects each acquisition made, the purchase price paid, the aggregate of all acquisition expenses paid on each transaction, and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

We generally provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share. If no public offering is ongoing, and until we list the shares of our common stock on a national securities exchange, no later than 18 months after the closing of the initial public offering, we will provide an annual statement that will report an estimated value of each share, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, (ii) and a review of the outstanding loans and other investments, focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan. We may elect to deliver such reports to all stockholders, but in either event, will file a Form 8-K with the results of the valuation. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.

The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We generally submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We do not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information is available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including a Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment plan. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means.

LITIGATION

We are not subject to any material pending legal proceedings.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon the legal matters in connection with our status as a REIT for U.S. federal income tax purposes. Morris, Manning & Martin, LLP is entitled to rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purports to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to Carter/Validus Advisors, LLC, our advisor and its affiliates.

EXPERTS

The consolidated financial statements of Carter Validus Mission Critical REIT, Inc. appearing in Carter Validus Mission Critical REIT, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedules appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The statement of revenues and certain expenses of 180 Peachtree for the year ended December 31, 2010, which is incorporated by reference in this prospectus, has been audited by Roth & Company LLP, an independent audit firm, as indicated in their report with respect thereto, and is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in accounting and auditing.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (referred to herein as “documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our website, www.cvmissioncriticalreit.com. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 1, 2013;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2013;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2013;

•	Definitive proxy statement filed with the SEC on April 17, 2013; and

•

Current Reports on Form 8-K and 8-K/A filed with the SEC on January 6, 2012, January 17, 2012, February 9, 2012, March 1, 2012, March 15, 2012, March 20, 2012, April 4, 2012, June 1, 2012, July 6, 2012, July 24, 2012, August 22, 2012, August 31, 2012, October 4, 2012, October 19, 2012, October 26, 2012, November 8, 2012, November 19, 2012, November 26, 2012, January 4, 2013, March 1, 2013, March 19, 2013, June 12, 2013, June 26, 2013, July 1, 2013, August 1, 2013, August 6, 2013, August 9, 2013, September 4, 2013, September 20, 2013, October 2, 2013 and October 4, 2013.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 4211 West Boy Scout Blvd., Suite 500, Tampa, Florida, 33607, (813) 287-0101, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC in connection with this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Carter Validus Mission Critical REIT, Inc.

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(813) 287-0101

Attn: Investor Services

There is additional information about us at www.cvmissioncriticalreit.com. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this web site is http://www.sec.gov.

APPENDIX A

PRIOR PERFORMANCE TABLES FOR PROGRAM PROPERTIES

The tables below provide summarized information concerning the non-public real estate investment programs sponsored by Carter & Associates, L.L.C., a principal of our sponsor, and its affiliates which raised funds from outside investors, or the “Programs.” The investments made under the Programs are referred to as the “Program Properties.” The information contained herein is included solely to provide prospective investors with the background to be used to evaluate the real estate experience of our sponsor and its affiliates. The Programs in existence currently are not investing in assets, and as a result, are not in competition with our investment objectives. If one of more Programs invests in assets in the future, Carter & Associates, L.L.C. will offer to us all investment opportunities prior to offering such investment opportunities to any Program, and Carter & Associates, L.L.C. will invest proceeds of a Program in such investment opportunities only if our advisor or our board of directors, as applicable, declines to invest in such investment opportunities. Please see the section of this prospectus titled “Prior Performance Summary” for additional information regarding the Program Properties, as well as information regarding investments made for their own account by Carter & Associates, L.L.C. and Validus Group Partners Ltd., which is also a principal of our sponsor. The tables below do not include information concerning real estate investments by Validus Group Partners Ltd. or its affiliates because Validus Group Partners Ltd. and its affiliates have never raised funds from, or invested funds of, outside investors.

While SEC rules and regulations allow Carter & Associates, L.L.C. to record and report results for its non-public programs on an income tax basis, investors should understand that the results of these non-public programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate generally are as follows:

•

The primary difference between the cash methods and accrual methods of accounting (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid, while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•

GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•

GAAP requires that, when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•

GAAP requires that, when a building is purchased, certain intangible assets and liabilities (such as above- and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•

GAAP requires that an asset be considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

The following tables use certain financial terms. The following briefly describes the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•

“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

•	“Return of Capital” refers to distributions to investors in excess of net income.

Prospective investors should read these tables carefully together with the summary information concerning the Programs as set forth in “Prior Performance Summary” elsewhere in this prospectus.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY CARTER & ASSOCIATES, L.L.C. OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN CARTER VALIDUS MISSION CRITICAL REIT, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES INCLUDED HEREIN (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PROGRAM PROPERTIES

Table I provides a summary of the experience of Carter & Associates, L.L.C. and its affiliates as a sponsor in raising and investing funds in prior non-traded real estate investment programs for which the offerings have closed in the most recent three years ended December 31, 2012. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of these offerings and the time period over which the proceeds have been invested. All figures are as of December 31, 2012.

	The Carter Real Estate Fund I, LLC		The Carter Real Estate Fund II, LLC
		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised
Dollar amount offered	$87,790,316		$82,155,688
Dollar amount raised from investors	$87,790,316		$82,155,688
Less offering expenses:
Selling commissions and discounts retained by affiliates	$—	0.00%	$—	0.00%
Organizational expenses	$126,411	0.14%	$112,195	0.14%
Other wages and commissions	$—	0.00%	$—	0.00%
Available for investment	$87,663,905	99.86%	$82,043,493	99.86%

Acquisition costs:
Prepaid items and fees related to purchase of property(1)	$1,430,527	1.63%	$1,915,364	2.33%
Cash down payment	$80,902,021	92.15%	$54,307,989	66.10%
Other (explain)(2)	$4,770,262	5.43%	20,454,785	24.90%
Total acquisition costs	$87,102,810	99.21%	$76,678,138	93.33%

Percentage leverage (mortgage financing divided by total acquisition costs)	63%		49%
Date offering began	10/24/2003		4/5/2007
Length of offerings (in months)	3		3
Months to invest 90% of amount available for investment	30		37

(1)	Represents closing costs, including brokerage fees, legal expenses, transfer taxes, title insurance, revenue and expense prorations, and all other costs related to financing and acquisition of property.

(2)	Represents additional investment for leaseup, development and/or redevelopment costs.

TABLE II

COMPENSATION TO SPONSOR FROM PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to Carter & Associates, L.L.C. and its affiliates as a sponsor in prior non-traded real estate investment programs for which the offerings have closed in the most recent three years ended December 31, 2012. All figures are as of December 31, 2012.

	The Carter Real Estate Fund I, LLC	The Carter Real Estate Fund II, LLC
Date offering commenced	10/24/2003	4/5/2007
Dollar amount raised	$87,790,316	$82,155,688
Amount paid to sponsor from proceeds of offering:
Underwriting fees	$—	$—
Acquisition fees:
Real estate commissions	$931,738	$917,125
Advisory/acquisition fees	$246,500	$369,494
Other(1)	$241,507	$1,230,712
Dollar amount of cash generated from operations before deducting payments to sponsor	$19,148,845	$18,957,755
Actual amount paid to sponsor from operations(2):
Property management fees	$2,316,903	$635,292
Partnership management fees	$1,235,613	$4,303,876
Reimbursements	$38,045	$—
Leasing commissions	$1,523,167	$1,955,863
Other(3)	$2,348,564	$4,832,028
Total amount paid to sponsor from operations	$7,462,292	$11,727,059
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash(4)	$144,881,534	$5,897,511
Notes	$—	$—
Amount paid to sponsor from property sales and financing:
Real estate commissions	$2,331,412	$322,250
Incentive fees(5)	$2,542,462	$—
Other	$—	$—

(1)	Represents fees paid to the sponsor for securing financing and for providing credit enhancement via guarantees and other security in connection with procuring debt financing.

(2)	Investments in The Carter Real Estate Fund II, LLC include land held for future development, ground-up developments under construction or recently completed developments that are not fully leased and generating cash flow from operations. For these investments, the sponsor, or its affiliate, is compensated by partnership management fees, leasing commissions and other development and construction management fees from construction loan proceeds and capital contributions.

(3)	Represents fees paid to the sponsor for property development and tenant improvement construction management. For properties under development, development fees may be funded by construction loan proceeds.

(4)	Represents net cash proceeds from property sales after closing costs and payoff of mortgage.

(5)	Represents promote paid from property sale proceeds upon achievement of certain return hurdles.

TABLE III

OPERATING RESULTS OF PROGRAM PROPERTIES

Table III summarizes the operating results of The Carter Real Estate Fund I, LLC, a prior non-traded real estate investment program sponsored by Carter & Associates, L.L.C. and its affiliates. The results in this Table III are presented on a tax accounting basis.

	For the Year Ended
	2008	2009	2010	2011	2012
Gross revenues	$196,163	$321,071	$479,803	$746,944	$763,984
Profit (loss) on sales of properties	$1,753,024	$—	$—	$—	$—
Less:
Operating expenses	$679,762	$265,384	$201,906	$152,806	$137,471
Interest expense	$1,664,043	$200,711	$183,914	$194,262	$176,804
Depreciation	$186,553	$186,667	$180,649	$207,859	$192,550
Amortization	$436,502	$53,647	$55,887	$34,985	$41,399
Net income (tax basis)	$(1,017,673)	$(385,338)	$(142,553)	$157,032	$215,760
Taxable income (loss) from:
Operations	$(2,770,697)	$(385,338)	$(142,553)	$157,032	$215,760
Gain (loss) on sale	$1,753,024	$—	$—	$—	$—
Cash generated from operations	$(2,147,642)	$(145,024)	$93,983	$163,694	$449,709
Cash generated from sales	$—	$—	$—	$—	$—
Cash generated from refinancing	$—	$—	$—	$—	$—
Cash generated from operations, sales and refinancing	$(2,147,642)	$(145,024)	$93,983	$163,694	$449,709
Less: Cash distribution to investors from:
Operating cash flow	$—	$—	$—	$—	$—
Sales and refinancing	$853,438	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—
Cash generated after cash distributions	$(3,001,080)	$(145,024)	$93,983	$163,694	$449,709
Less: Special items	$—	$—	$—	$—	$—
Cash generated after cash distributions and special items	$(3,001,080)	$(145,024)	$93,983	$163,694	$449,709

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss) from:
Operations	$(169)	$(41)	$(15)	$17	$23
Recapture	$—	$—	$—	$—	$—
Capital gain (loss)	$107	$—	$—	$—	$—

Cash distributions to investors:
Source (on tax basis):
Investment income	$11	$—	$—	$—	$—
Return of capital	$42	$—	$—	$—	$—
Source (on cash basis):
Sales	$52	$—	$—	$—	$—
Refinancing	$—	$—	$—	$—	$—
Operations	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in Program Properties at the end of the last year reported in this Table III	11%

TABLE III

OPERATING RESULTS OF PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of The Carter Real Estate Fund II, LLC, a prior non-traded real estate investment program sponsored by Carter & Associates, L.L.C. and its affiliates. The results in this Table III are presented on a tax accounting basis.

	2008	2009	2010	2011	2012
Gross revenues	$3,051,444	$6,456,688	$9,709,726	$26,886,375	$21,682,958
Profit (loss) on sales of properties	$227,152	$218,625	$—	$2,185,734	$1,444,102
Less:
Operating expenses	$3,977,200	$6,899,538	$8,437,789	$10,274,723	$10,936,018
Interest expense	$1,483,164	$2,888,161	$2,285,715	$2,549,767	$3,866,628
Depreciation	$1,674,992	$2,936,941	$2,463,421	$4,682,699	$4,361,240
Amortization	$373,151	$696,990	$702,252	$2,163,578	$1,952,082
Net income (tax basis)	$(4,229,911)	$(6,746,317)	$(4,179,453)	$9,401,342	$2,011,092
Taxable income (loss) from:
Operations	$(4,457.063)	$(6,964,942)	$(4,179,453)	$7,215,608	$566,990
Gain (loss) on sale	$227,152	$218,625	$—	$2,185,734	$1,444,102
Cash generated from operations	$(2,408,920)	$(3,331,011)	$(1,013,778)	$14,061,885	$6,880,312
Cash generated from sales	$—	$—	$—	$3,642,089	$2,035,422
Cash generated from refinancing	$—	$—	$—	$—	$—
Cash generated from operations, sales and refinancing	$(2,408,920)	$(3,331,011)	$(1,013,778)	$17,703,974	$8,915,734
Less: Cash distribution to investors from:
Operating cash flow	$330,000	$—	$—	$1,542,355	$5,003,685
Sales and refinancing	$—	$—	$—	$—	$—
Other	$—	$—	$—	$1,191,962	$1,358,815
Cash generated after cash distributions	$(2,738,920)	$(3,331,011)	$(1,013,778)	$14,969,657	$2,553,234
Less: Special items	$—	$—	$—	$—	$—
Cash generated after cash distributions and special items	$(2,738,920)	$(3,331,011)	$(1,013,778)	$14,969,657	$2,553,234

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss) from:
Operations	$(124)	$(159)	$(77)	$137	$8
Recapture	$—	$—	$—	$24	$—
Capital gain (loss)	$6	$5	$—	$18	$21

Cash distributions to investors:
Source (on tax basis):
Investment income(1)	$9	$—	$—	$29	$72
Return of capital	$—	$—	$—	$23	$20
Source (on cash basis):
Sales	$—	$—	$—	$—	$—
Refinancing	$—	$—	$—	$—	$—
Operations	$9	$—	$—	$29	$72
Other	$—	$—	$—	$23	$20
Amount (in percentage terms) remaining invested in Program Properties at the end of the last year reported in this Table III			74%

(1)	Cash distributions to investors in 2007 and 2008 were from cash generated from the operations of one property in the fund. Simultaneous with the distributions, an amount equal to 100% of the distributions was contributed by each of the investors to fund scheduled capital contributions for other investments in the fund.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Not applicable.

TABLE V

SALES OR DISPOSALS OF PROGRAM PROPERTIES

Table V provides summary information on the results of sales or disposals of properties by prior non-public real estate investment programs sponsored by Carter & Associates, L.L.C. and its affiliates having similar investment objectives to ours during the most recent three years ended December 31, 2012. All figures are as of December 31, 2012.

	Date Acquired	Date Sold	Selling Price, Net of Closing Costs and GAAP Adjustments					Costs of Properties Including Closing and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Property			Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total
Carter Dupree, LLC	2/10/2008	4/29/2011	$3,793,267	$16,501,781	$—	$—	$20,295,048	$11,316,095	$8,955,409	$20,271,504	$(1,398,626)
CSA Partners, LLC	1/31/2008	12/21/2012	$2,035,422	$3,737,006	$—	$—	$5,772,428	$2,833,087	$2,101,573	$4,934,660	$597,581

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Effective as of December 10, 2010

Carter Validus Mission Critical REIT, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, SC Distributors, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.    Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.    The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of Directors of the Company or the board or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan at the higher of 95% of the estimated value of one share as estimated by the Company’s board of directors or $9.50 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the

Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

(g) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or to violate other Share ownership restrictions imposed by the Company’s Charter. For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate of the outstanding shares of stock of the Company and not more than 9.8% (in number of shares or value, whichever is more restrictive) of any class or series of the outstanding shares of the stock of the Company.

4. Absence of Liability.    The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.    Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.    Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the company or the Administrator at least annually.

7. Taxes.    Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.    The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment to or Suspension or Termination of the Plan.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b) The Administrator may suspend or terminate a Participant’s individual participation in the Plan and the Company may suspend or terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of Carter/Validus Operating Partnership, LP.    For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Carter/Validus Operating Partnership, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.    This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.    Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to , or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

15. Certificates.    The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates unless authorized by the Board of Directors of the Company.

_____ Owner _____ Co-Owner

7. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

_____ Owner _____ Co-Owner

8. Kentucky: In addition to the suitability standards noted above, a Kentucky investor must have (i) either gross annual income of at least $85,000 and a minimum net worth of $85,000 (as defined in the NASAA Omnibus Guidelines), or (ii) a minimum net worth alone of $300,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth in these securities.

_____ Owner _____ Co-Owner

9. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

_____ Owner _____ Co-Owner

10. Massachusetts: In addition to the suitability standards noted above, the Massachusetts Securities Division recommends that an investor's aggregate investment in this offering and similar offerings, including direct participation investments, not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

_____ Owner _____ Co-Owner

11. Nebraska: In addition to the suitability standards noted above, a Nebraska investor must have either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor may not invest more than 10% of his or her net worth in this offering.

_____ Owner _____ Co-Owner

12. New Jersey: In addition to the suitability standards noted above, the New Jersey Bureau of Securities recommends than an investor's aggregate investment in this offering and similar direct participation program investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities."

_____ Owner _____ Co-Owner

13. New Mexico: In addition to the suitability standards noted above, a New Mexico resident's investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

_____ Owner _____ Co-Owner

14. North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

_____ Owner _____ Co-Owner

15. Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

_____ Owner _____ Co-Owner

16. Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

_____ Owner _____ Co-Owner

17. Oregon: In addition to the suitability standards noted above, an Oregon investor must limit is or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles).

_____ Owner _____ Co-Owner

18. Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

By signing below, you also acknowledge that:

- You do not expect to be able to sell your shares regardless of how we perform.
- If you are able to sell your shares, you will likely receive less than your purchase price.
- We do not intend to list our shares on any securities exchange during or for what may be a significant time after the offering period, and we do not expect a secondary market in the shares to develop.
- Beginning the second quarter of 2013, we intend to implement a share repurchase program, but only a limited number of shares are eligible for repurchase by us. In addition, any such repurchases will be at a price equal to our most recently disclosed net asset value per share immediately prior to the date of repurchase.
- You may not have access to the money you invest for an indefinite period of time.
- An investment in our shares is not suitable for you if you need access to the money you invest.
- Because you will be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.
- Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.
- Previous distributions to stockholders were funded from temporary fee reductions that are subject to repayment to our Adviser. These distributions were not based on our investment performance and may not continue in the future. If our Adviser had not agreed to make expense support payments, these distributions would have come from your paid in capital. The reimbursement of these payments owed to our Adviser will reduce the future distributions to which you would otherwise be entitled.

Signature of Investor: Date:

MAILING INSTRUCTIONS

PAYMENT INSTRUCTIONS

4/13 SC0039-E

Product 1 Logo

Product 2 Logo

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - NewYork) Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Investment Amount

Payment will be made with: Carter Validus Mission Critical REIT, Inc. (CVMC REIT, Inc.)

Enclosed Checks Product 1 Funds Wired (Product 1)

Funds to Follow Product 2 (Product 2)

2. Account Type-Check One Box Only

Non-Qualified Registration Types Qualified Registration Types

Individual (If TOD, attach application) Joint Tenant* (If TOD, attach application) Tenants in Common* Community Property* Trust** Non-Profit Organization** UGMA: State of UTMA: State of Corporation**

S-Corp C-Corp

(Will default to S-Corp if nothing is marked)

Traditional (Individual) IRA Simple IRA Beneficial IRA SEP IRA ROTH IRA Partnership** Other (Specify) as Beneficiary for: Profit Sharing Plan** KEOGH Plan** Pension Plan**

*All parties must sign. **Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date.

The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information-SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional Mailing Address:

City:

State: Zip Code:

Phone (day): Phone (evening):

E-mail:

US Citizen

US Citizen residing outside the US

Foreign citizen, country: Check here if you are subject to backup withholding

4. Investment Title—SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.” Title Line 1: Title Line 2:

Primary SSN/TIN: Secondary SSN/TIN:

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name: Trustee Address 1: Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Investor’s Account Number with Trustee:

Trustee Tax Identification Number:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT, Inc. and/or Product 1 and/or Product 2 that are beneficially owned by the investor as reflected on the records of CVMC REIT, Inc. and/or Product 1 and/or Product 2 as of the applicable record date at any meeting of the stockholders of CVMC REIT, Inc. and/or Product 1 and/ or Product 2. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT, Inc. and/or Product 1 and/or Product 2 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or Product 1 and/or Product 2, as applicable, you will promptly provide written notification to: CVMC REIT, Inc. and/or

Product 1 and/or Product 2 (as applicable) , c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or Product 1 and/or Product 2

Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval) % of Distribution Name: Address: City: State: Zip Code: Account Number:

Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or Product 1 and/or Product 2 or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT, Inc. and/or Product 1 and/or Product 2 in writing to cancel it. In the event that CVMC REIT, Inc. and/or Product 1 and/or Product 2 deposits funds erroneously into my account, CVMC REIT, Inc. and/or Product 1 and/or Product 2 is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name: % of Distribution Checking

ABA/ Routing Number: Account Number: Savings

7. Broker—Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative’s Firm Name: Branch ID:

Representative’s Address:

Representative’s City: State: Zip Code:

Representative’s Phone: Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

Through a participating Broker-Dealer

Through a participating RIA* unaffiliated with a participating Broker-Dealer

Shares are being purchased net of commissions

*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to CVMC REIT, Inc. and/or Product 1 and/or Product 2 that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)

Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or Product 1 and/or Product 2, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or Product 1 and/or Product 2. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or

Product 1 and/or Product 2 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/or Product 1 and/or Product 2 send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or Product 1 and/or Product 2 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor: Date:

Signature of Joint Investor: Date:

E-mail: (If blank—email from Section 3 will be used)

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I (we) am/are purchasing the shares for the account referenced above.

Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner Co-Owner 7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc., continued

Owner Co-Owner 8. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 9. For residents of Kentucky, Michigan and Pennsylvania only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

Owner Co-Owner 10. For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

Owner Co-Owner 11. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date: Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:

10. Subscriber Signatures for Product 1

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I (we) have received the final Prospectus of Product 1 at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my (our) investment in shares is not liquid.

Owner Co-Owner 4. I (we) am purchasing the shares for the account referenced in Section 4.

Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

10. Subscriber Signatures for Product 1, continued

_____ Owner _____ Co-Owner

6. **Iowa:** In addition to the suitability standards noted above, an Iowa investor's total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor's net worth that consists of cash, cash equivalents and readily marketable securities.

_____ Owner _____ Co-Owner

7. **Kansas:** In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

_____ Owner _____ Co-Owner

8. **Kentucky:** In addition to the suitability standards noted above, a Kentucky investor must have (i) either gross annual income of at least $85,000 and a minimum net worth of $85,000 (as defined in the NASAA Omnibus Guidelines), or (ii) a minimum net worth alone of $300,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth in these securities.

_____ Owner _____ Co-Owner

9. **Maine:** In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

_____ Owner _____ Co-Owner

10. **Massachusetts:** In addition to the suitability standards noted above, the Massachusetts Securities Division recommends that an investor's aggregate investment in this offering and similar offerings, including direct participation investments, not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

_____ Owner _____ Co-Owner

11. **Nebraska:** In addition to the suitability standards noted above, a Nebraska investor must have either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor may not invest more than 10% of his or her net worth in this offering.

_____ Owner _____ Co-Owner

12. **New Jersey:** In addition to the suitability standards noted above, the New Jersey Bureau of Securities recommends than an investor's aggregate investment in this offering and similar direct participation program investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities."

_____ Owner _____ Co-Owner

13. **New Mexico:** In addition to the suitability standards noted above, a New Mexico resident's investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

_____ Owner _____ Co-Owner

14. **North Dakota:** In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

_____ Owner _____ Co-Owner

15. **Ohio:** In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

_____ Owner _____ Co-Owner

16. **Oklahoma:** In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

_____ Owner _____ Co-Owner

17. **Oregon:** In addition to the suitability standards noted above, an Oregon investor must limit is or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles).

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Overnight Mail

Investment Processing Department Investment Processing Department

c/o DST Systems, Inc. c/o DST Systems, Inc.

P.O. Box 219731 430 W. 7th Street

Kansas City, MO 64121-9731 Kansas City, MO 64105

Toll Free: 888.292.3178 Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to Carter Validus Mission Critical REIT, Inc. or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

Product 1 Investors: The Subscription Agreement, together with a check made payable to “Product 1” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106 ABA #: 101000695

Account #: XXXXXXXXX

FAO: (Include Account Title)

Product 2 Investors: The Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Agent for Product 2” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for

Product 2

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: XXXXXXXXX

FAO: (Include Account Title)

10. Subscriber Signatures for Product 1, continued

____ Owner ____ Co-Owner

18. **Texas:** In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, "net worth" does not include the value of one's home, home furnishings or automobiles.

By signing below, you also acknowledge that:

- You do not expect to be able to sell your shares regardless of how we perform.
- If you are able to sell your shares, you will likely receive less than your purchase price.
- We do not intend to list our shares on any securities exchange during or for what may be a significant time after the offering period, and we do not expect a secondary market in the shares to develop.
- Beginning the second quarter of 2013, we intend to implement a share repurchase program, but only a limited number of shares are eligible for repurchase by us. In addition, any such repurchases will be at a price equal to our most recently disclosed net asset value per share immediately prior to the date of repurchase.
- You may not have access to the money you invest for an indefinite period of time.
- An investment in our shares is not suitable for you if you need access to the money you invest.
- Because you will be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.
- Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.
- Previous distributions to stockholders were funded from temporary fee reductions that are subject to repayment to our Adviser. These distributions were not based on our investment performance and may not continue in the future. If our Adviser had not agreed to make expense support payments, these distributions would have come from your paid in capital. The reimbursement of these payments owed to our Adviser will reduce the future distributions to which you would otherwise be entitled.

Signature of Investor: Date:

11. Subscriber Signatures for Product 2

____ Owner ____ Co-Owner

1. I have received the final Prospectus of Product 2 at least five business days before signing the Subscription Agreement.

____ Owner ____ Co-Owner

____ Owner ____ Co-Owner

____ Owner ____ Co-Owner

____ Owner ____ Co-Owner

Product 1 Logo

Product 2 Logo

Investor Instructions

This subscription agreement is not valid for use in AL, AR or TN.

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

2. Account Type-Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information—SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10 and/or 11, you are certifying that this number is correct.

4. Investment Title—SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10 and/or 11, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you would like to purchase shares through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for both Carter Validus Mission Critical REIT and/or Product 1 and/or Product 2. In addition, Community National Bank has agreed to act as IRA Custodian for purchases of Carter Validus Mission Critical REIT only or for joint purchases with Product 1 and/or Product 2; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with either First Trust Retirement or Community National Bank, we will pay the fees related to the establishment of such accounts with First Trust Retirement or Community National Bank and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by either of the IRA custodians, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or Product 1 and/or Product 2, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for Carter Validus Mission Critical REIT, Inc. and/or Product 1 and/or Product 2 in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or Product 1 and/or Product 2, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker—Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

• has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

• has discussed the investor’s prospective purchase of shares with such investor;

• has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

• has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

• has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

• has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. and/ or Product 1 and/or Product 2. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in Section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. and/or Product 1 and/or Product 2 that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. and/or Product 1 and/or Product 2 send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. and/or Product 1 and/or Product 2 has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 and/or 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10. Subscriber Signatures for Product 1

Please separately initial each of the representations in paragraph (1) through (5). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Product 1 Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 and/or 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

11. Subscriber Signatures for Product 2

Please separately initial each of the representations in paragraph (1) through (5). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Product 2 Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 and/or 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to Carter Validus Mission Critical REIT, Inc. or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944

FAO: (Include Account Title)

Product 1 Investors: The Subscription Agreement, together with a check made payable to “Product 1” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695

Account #: XXXXXXXXX FAO: (Include Account Title)

Product 2 Investors: The Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Agent for Product 2” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for Product 2 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX

FAO: (Include Account Title)

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Common Stock

$250,000,000 of Shares of Common Stock — Maximum Offering

PROSPECTUS

                    , 2013

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Carter Validus Mission Critical REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

4/13	CV0035-D

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures About Market Risk

Incorporated by reference from “Quantitative and Qualitative Disclosures About Market Risk” in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated into this prospectus pursuant to Part I, “Incorporation of Certain Information by Reference.”

Item 31. Other Expenses of Issuance and Distribution (Assuming Sale of Maximum Offering).

The following table sets forth the expenses (other than selling commissions, the dealer manager fee and certain expenses relating to training and education meetings and non-accountable due diligence) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the SEC registration fee and FINRA filing fee have been estimated.

SEC registration fee	$32,200
FINRA filing fee	$38,000
Seminars	$500,400
Printing and mailing expenses	$1,006,142
Blue sky filing fees and expenses	$200,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$125,000
Transfer agent and escrow agent	$771,792
Advertising and sales literature	$401,667
Due diligence expenses	$70,000

Total	$3,195,201

Item 32. Sales to Special Parties

Carter/Validus Advisors, LLC holds a special limited partner interest of our operating partnership. Stockholders are allowed to purchase shares pursuant to our distribution reinvestment plan for $9.50 per share. Subscribers to shares which are entitled to volume discounts will pay reduced selling commissions. Our executive officers and directors, as well as officers and employees of Carter/Validus Advisors, LLC and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will be waived and will not be payable in connection with such sales. Further, in the sole discretion of SC Distributors, the dealer manager fee payable to SC Distributors in connection with such sales may be waived in full or in part, resulting in a fee of less than $0.275 per share. See the sections entitled “Plan of Distribution —Volume Discounts” and “— Other Discounts” in this prospectus.

Item 33. Recent Sale of Unregistered Securities

In connection with our organization, on December 30, 2009, Carter/Validus REIT Investment Management Company, LLC purchased from us 20,000 shares of common stock for $10.00 per share, for an aggregate purchase price of $200,000. We made a capital contribution to Carter/Validus Operating Partnership, LP, our operating partnership, in the amount of $200,000 in exchange for 20,000 general partner units of the operating partnership. Our advisor made a capital contribution to our operating partnership in the amount of $2,000 in exchange for 200 limited partner units of the operating partnership. The 200 limited partner units that were issued to our advisor may be exchanged for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. No sales commission or other consideration will be paid in connection with such sales, which will be consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering. On each of March 18, 2011, May 6, 2011, June 4, 2012 and July 2, 2013, we granted 3,000 shares to each independent director under our 2010 Restricted Share Plan in connection with such director’s initial election or re-election, as applicable, to the board. The shares described in this paragraph were not registered under the Securities Act and were issued in reliance on Section 4(2) of the Securities Act.

Item 34. Indemnification of Directors and Officers

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents but only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, as required by the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that (i) the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the person seeking indemnification was acting on our behalf or performing services for us; and (iii) the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct.

In any such case, the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

In addition, we will not indemnify any director, our advisor or any of its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular person seeking indemnification; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered or sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of its affiliates in advance of final disposition of a proceeding only if (i) the proceeding relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification; (ii) the proceeding is initiated by a third party who is not a stockholder, or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; (iii) the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (iv) the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements:

The following documents are incorporated into this registration statement and the prospectus included herein by reference:

•	Our financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2012;

•	Our financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2013 and the period ended March 31, 2013; and

•	The financial statements of 180 Peachtree Property and related pro forma financial statements contained in our Current Report on Form 8-K/A filed on March 15, 2012.

(b) Exhibits:

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37. Undertakings

(A) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by

Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(C) The undersigned registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first year of operations of the registrant.

(D) The undersigned registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for significant properties acquired during the distribution period.

(E) The undersigned registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(F) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(G) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(H) The undersigned registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

Table VI provides summary information concerning the acquisition of properties by prior non-public real estate investment programs sponsored by Carter & Associates, L.L.C. and its affiliates having similar investment objectives to ours during the most recent three years ended December 31, 2012.

Name	AICP I, LLC	DBCA CREF Valencia, LLC
Location	Atlanta, Georgia	Jacksonville, Florida
Type of Property	Single Family Homes	Condominium Development
Public/Private	Private	Private
Number of units	271	115
Rentable Square Footage
Date of purchase	10/26/2009	8/13/2010
Contract purchase price plus acquisition fee(1)	$4,873,000	$10,100,000
Cash down payment	$7,139,294	$10,500,000
Mortgage financing at date of purchase	$—	$—
Other cash expenditures expensed(1)	$60,706	$—
Other cash expenditures capitalized	$—	$322,252
Total acquisition cost	$7,200,000	$10,822,252
Amount raised from investors	$7,200,000	$10,822,252
Amount raised from sponsor	$—	$—

(1)	Includes prorations at closing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, State of Florida on the 11th day of October, 2013.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

By:	/s/ John Carter
John Carter Chief Executive Officer, President and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ John Carter John Carter	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	October 11, 2013

/s/ Todd Sakow Todd Sakow	Chief Financial Officer and Treasurer (Principal Accounting Officer and Principal Financial Officer)	October 11, 2013

/s/ Mario Garcia, Jr. Mario Garcia, Jr.	Director	October 11, 2013

/s/ Jonathan Kuchin Jonathan Kuchin	Independent Director	October 11, 2013

/s/ Randall Greene Randall Greene	Independent Director	October 11, 2013

/s/ Ronald Rayevich Ronald Rayevich	Independent Director	October 11, 2013

EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this registration statement on Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

1.1**	Form of Dealer Manager Agreement by and between Carter Validus Mission Critical REIT, Inc. and SC Distributors, LLC

3.1	Articles of Amendment and Restatement (incorporated by reference to Registrant’s Pre-Effective Registration Statement on Form S-11, Commission File No. 333-165643, filed on November 16, 2010)

3.2	First Amendment to Articles of Amendment and Restatement (incorporated by reference to Registrant’s Current Report on Form 8-K filed on March 31, 2011)

3.3	Bylaws of Carter Validus Mission Critical REIT, Inc. (incorporated by reference to Registrant’s Pre-Effective Registration Statement on Form S-11, Commission No. 333-165643, filed on March 23, 2010)

4.1*	Subscription Agreement and Subscription Agreement Signature Page (included as Appendix C to the prospectus)

4.2*	Dual-Product Subscription Agreement (included as Appendix F to the prospectus)

4.3*	Multi-Product Subscription Agreement (included as Appendix G to the prospectus)

4.4*	Distribution Reinvestment Plan (included as Appendix B to the prospectus)

5.1**	Form of Opinion of Venable LLP as to legality

8.1**	Form of Opinion of Morris, Manning & Martin, LLP as to tax matters

10.1**	Escrow Agreement by and between Carter Validus Mission Critical REIT, Inc., SC Distributors, LLC and UMB Bank, N.A.

10.2	Amended and Restated Advisory Agreement, dated November 26, 2010, by and between Carter Validus Mission Critical REIT, Inc. and Carter/Validus Advisors, LLC (included as Exhibit 10.2 to the Registration Statement on Form S-11 (Registration No. 333-165643) filed on November 29, 2010, and incorporated herein by reference)

10.3	First Amendment to Amended and Restated Advisory Agreement, dated March 29, 2011, by and between Carter Validus Mission Critical REIT, Inc. and Carter/Validus Advisors, LLC (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 31, 2011, and incorporated herein by reference)

10.4	Property Management and Leasing Agreement, dated November 12, 2010, by and among Carter Validus Mission Critical REIT, Inc., Carter/Validus Operating Partnership, LP, and Carter Validus Real Estate Management Services, LLC (included as Exhibit 10.3 to the Registration Statement on Form S-11 (Registration No. 333-165643) filed on November 16, 2010, and incorporated herein by reference)

10.5	Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 24, 2011, and incorporated herein by reference)

10.6	Form of Restricted Stock Award Agreement (included as Exhibit 10.6 to the Registration Statement on Form S-11 Registration No. 333-165643 filed on June 25, 2010, and incorporated herein by reference)

10.7	Agreement of Limited Partnership of Carter/Validus Operating Partnership, LP (included as Exhibit 10.5 to the Registration Statement on Form S-11 (Registration No. 333-165643) filed on November 16, 2010, and incorporated herein by reference)

10.8	Loan Agreement between DC-3300 Essex, LLC and Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on July 19, 2011, and incorporated herein by reference)

10.9	Limited Liability Company Agreement of DC-3300 Essex, LLC entered into by Carter/Validus Operating Partnership, LP and PAL DC Dallas, LLC, dated July 14, 2011 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on July 19, 2011, and incorporated herein by reference)

10.10	Promissory Note entered into by DC-3300 Essex, LLC in favor of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on July 19, 2011, and incorporated herein by reference)

10.11	Guaranty among Carter/Validus Operating Partnership, LP, Carter and Associates, L.L.C. for the benefit of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on July 19, 2011, and incorporated herein by reference)

10.12	Mortgage Loan Cooperation Agreement entered into by DC-3300 Essex, LLC and Carter/Validus Operating Partnership, LP, and Carter and Associates, L.L.C., in favor of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on July 19, 2011, and incorporated herein by reference)

10.13	Deed of Trust, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing made by DC-3300 Essex, LLC to Brian Short for the benefit of Goldman Sachs Commercial Mortgage Capital, L.P., dated July 14, 2011 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on July 19, 2011, and incorporated herein by reference)

10.14	Limited Partnership Agreement of MM Peachtree Holdings, LP, dated December 1, 2011, by and among Carter/Validus Operating Partnership, LP, Series Peachtree of GFI Migdal 1 LP, Participating Policies Residential LP, MM Pensions Residential, LP, MM Nostro Residential LP, and Ramot Ofek Ltd. (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed December 7, 2011, and incorporated herein by reference).

10.15	Limited Liability Company Agreement of 180 Peachtree Holdings, LLC, dated December 1, 2011, by and between Carter/Validus Operating Partnership, LP and MM Peachtree Holdings, LP (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed December 7, 2011, and incorporated herein by reference).

10.16	Loan Agreement, dated December 6, 2011, between MM Peachtree Holdings, LP and Carter/Validus Operating Partnership, LP (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed December 7, 2011, and incorporated herein by reference).

10.17	Intercreditor Agreement, dated December 7, 2011, by and among MM Pensions Real Estate US LP, Menora Mivtachim Insurance Ltd., Menora Mivtachim Insurance, Ltd., Ramat Offek, Ltd, Migdal Insurance Company, Ltd., Migdal Makefet U.S. Real Estate LP, Carter/Validus Operating Partnership, LP, and Carter Validus Mission Critical REIT, Inc. (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed December 7, 2011, and incorporated herein by reference).

10.18	Promissory Note, dated December 6, 2011, executed by MM Peachtree Holdings, LP, in favor of Carter/Validus Operating Partnership, LP (included as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed December 7, 2011, and incorporated herein by reference).

10.19	Purchase Agreement, dated December 22, 2011, by and between Carter Validus Properties, LLC and St. Louis Surgical Properties, LC (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 6, 2012, and incorporated herein by reference)

10.20	First Amendment to Purchase Agreement, dated January 5, 2012, by and between Carter Validus Properties, LLC and St. Louis Surgical Properties, LC (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 6, 2012, and incorporated herein by reference)

10.21	Loan Agreement, dated January 3, 2012, made by and between DC-190 Peachtree, LLC and German American Capital Corporation (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on January 6, 2012, and incorporated herein by reference)

10.22	Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement made by DC-180 Peachtree, LLC for the benefit of German American Capital Corporation, dated January 3, 2012 (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on January 6, 2012, and incorporated herein by reference)

10.23	Guaranty of Recourse Obligations made by Carter/Validus Operating Partnership, LP. for the benefit of German American Capital Corporation, dated January 3, 2012 (included as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on January 6, 2012, and incorporated herein by reference)

10.24	Assignment of Leases and Rents made by DC-180 Peachtree, LLC for the benefit of German American Capital Corporation, dated January 3, 2012 (included as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on January 6, 2012, and incorporated herein by reference)

10.25	Environmental Indemnity Agreement entered into by DC-180 Peachtree, LLC and Carter/Validus Operating Partnership, LP in favor of German American Capital Corporation, dated January 3, 2012 (included as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on January 6, 2012, and incorporated herein by reference)

10.26	Promissory Note entered into by DC-180 Peachtree, LLC in favor of German American Capital Corporation, dated January 3, 2012 (included as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on January 6, 2012, and incorporated herein by reference)

10.27	Loan Agreement between HC-760 Office Parkway, LLC and American Momentum Bank, effective February 9, 2012 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 9, 2012, and incorporated herein by reference)

10.28	Deed of Trust, dated February 9, 2012, by and between HC-760 Office Parkway, LLC, as the Grantor, and American Momentum Bank, as the Grantee (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on February 9, 2012, and incorporated herein by reference)

10.29	Assignment of Rents, Leases, and Other Benefits, dated February 9, 2012, by and between HC-760 Office Parkway, LLC, as the Assignor, and American Momentum Bank, as the Assignee (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on February 9, 2012, and incorporated herein by reference)

10.30	Environmental Certificate with Representations, Covenants and Warranties, executed by HC-760 Office Parkway and Carter/Validus Operating Partnership, LP for the benefit of American Momentum Bank (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on February 9, 2012, and incorporated herein by reference)

10.31	Promissory Note, dated February 9, 2012, executed by HC-760 Office Parkway, LLC for the benefit of American Momentum Bank (included as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on February 9, 2012, and incorporated herein by reference)

10.32	Guaranty, effective as of February 9, 2012, by Carter/Validus Operating Partnership, LP, as the Guarantor, for the benefit of American Momentum Bank (included as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on February 9, 2012, and incorporated herein by reference)

10.33	Deed to Secure Debt, dated March 14, 2012, by and between DC-2775 Northwoods Parkway, LLC, as the Grantor, and American Family Life Insurance Company, as the Grantee (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 20, 2012, and incorporated herein by reference)

10.34	Assignment of Leases and Rents, dated March 14, 2012, by and between DC-2775 Northwoods Parkway, LLC, as the Assignor, and American Family Life Insurance Company, as the Assignee (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on March 20, 2012, and incorporated herein by reference)

10.35	Environmental Indemnity Agreement, executed by DC-2775 Northwoods Parkway, LLC and Carter/Validus Operating Partnership, LP for the benefit of American Family Life Insurance Company (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on March 20, 2012, and incorporated herein by reference)

10.36	Promissory Note, dated March 14, 2012, executed by DC-2775 Northwoods Parkway, LLC for the benefit of American Family Life Insurance Company (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on March 20, 2012, and incorporated herein by reference)

10.37	Limited Guaranty, effective as of March 14, 2012, by Carter/Validus Operating Partnership, LP, as the Guarantor, for the benefit of American Family Life Insurance Company (included as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on March 20, 2012, and incorporated herein by reference)

10.38	Americans with Disabilities Act of 1990 Indemnity Agreement, dated March 12, 2012, among DC-2775 Northwoods Parkway, LLC, Carter/Validus Operating Partnership, LP, and American Family Life Insurance Company (included as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on March 20, 2012, and incorporated herein by reference)

10.39	Purchase Agreement, dated January 13, 2012, between DC-2775 Northwoods Parkway, LLC and 2775 Northwoods, LLC (included as Exhibit 10.43 to the Registrant’s Annual Report on Form 10-K filed on March 29, 2012, and incorporated herein by reference)

10.40	First Amendment to Purchase Agreement, dated February 15, 2012, between DC-2775 Northwoods Parkway, LLC and 2775 Northwoods, LLC (included as Exhibit 10.44 to the Registrant’s Annual Report on Form 10-K filed on March 29, 2012, and incorporated herein by reference)

10.41	Purchase Agreement, dated January 13, 2012, between HC-2501 W William Cannon Dr, LLC, and Stonegate Professional Properties, L.P. (included as Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K filed on March 29, 2012, and incorporated herein by reference)

10.42	First Amendment to Purchase Agreement, dated February 29, 2012, between HC-2501 W William Cannon Dr, LLC, and Stonegate Professional Properties, L.P. (included as Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K filed on March 29, 2012, and incorporated herein by reference)

10.43	Second Amendment to Purchase Agreement, dated March 2, 2012, between HC-2501 W William Cannon Dr, LLC, and Stonegate Professional Properties, L.P. (included as Exhibit 10.47 to the Registrant’s Annual Report on Form 10-K filed on March 29, 2012, and incorporated herein by reference)

10.44	Credit Agreement by and among Carter/Validus Operating Partnership, LP, as borrower, KeyBank National Association and other parties to the agreement or that may service parties to the agreement, as lenders, and KeyBank Capital Markets, as sole land arranger and lead book runner, dated March 30, 2012 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 4, 2012, and incorporated herein by reference)

10.45	Unconditional Guaranty of Payment and Performance from Carter Validus Mission Critical REIT, Inc. et al for the benefit of KeyBank National Association dated March 30, 2012 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 4, 2012, and incorporated herein by reference)

10.46	Indemnity Agreement Regarding Hazardous Materials by and among HC-2501 W William Cannon DR, LLC, Carter/Validus Operating Partnership, LP and Carter Validus Mission Critical REIT, Inc. for the benefit of KeyBank National Association dated March 30, 2012 (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on April 4, 2012, and incorporated herein by reference)

10.47	Deed of Trust, Security Agreement and Assignment of Leases And Rents from HC-2501 W William Cannon DR, LLC as Grantor to Gary S. Farmer, as Trustee for the benefit of KeyBank National Association, dated March 30, 2012 (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on April 4, 2012, and incorporated herein by reference)

10.48	Assignment of Leases and Rents by HC-2501 W William Cannon DR, LLC to KeyBank National Association, as Agent, dated March 30, 2012 (included as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on April 4, 2012, and incorporated herein by reference)

10.49	Swing Loan Note from Carter/Validus Operating Partnership, LP to KeyBank National Association, dated March 30, 2012 (included as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on April 4, 2012, and incorporated herein by reference)

10.50	Revolving Credit Note from Carter/Validus Operating Partnership, LP to KeyBank National Association, dated March 30, 2012 (included as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on April 4, 2012, and incorporated herein by reference)

10.51	Contribution Agreement by and among Carter Validus Mission Critical REIT, Inc., Carter/Validus Operating Partnership, LP, the other guarantors identified therein, dated March 30, 2012 (included as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on April 4, 2012, and incorporated herein by reference)

10.52	Mortgage by and among DC-19675 W. Ten Mile, LLC, as Grantor, Carter/Validus Operating Partnership, LP, as Borrower, and Key Bank National Association, as Lender, dated May 25, 2012 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2012, and incorporated by reference herein)

10.53	Assignment of Leases and Rents by DC-19675 W. Ten Mile, LLC to KeyBank National Association, as Agent, dated May 25, 2012 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 1, 2012, and incorporated herein by reference)

10.54	Joinder Agreement by DC-19675 W. Ten Mile, LLC to KeyBank National Association, as Agent, dated May 25, 2012 (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on June 1, 2012, and incorporated herein by reference)

10.55	First Amendment to Unconditional Guaranty of Payment and Performance from Carter Validus Mission Critical REIT, Inc., et al for the benefit of KeyBank National Association, dated June 29, 2012 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on July 6, 2012, and incorporated herein by reference)

10.56	First Amendment to Mortgage by DC-19675 as Grantor and KeyBank National Association, dated June 29, 2012 (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on July 6, 2012, and incorporated herein by reference)

10.57	First Amendment to Deed of Trust, Security Agreement And Assignment Of Leases And Rents And Assignment Of Leases And Rents from HC-2501 W William Cannon Dr, LLC as Grantor to KeyBank National Association, dated June 29, 2012 (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on July 6, 2012, and incorporated herein by reference)

10.58	First Amendment to Assignment of Leases and Rents by DC-19675 W. Ten Mile, LLC to KeyBank National Association, as Agent, dated June 29, 2012 (included as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on July 6, 2012, and incorporated herein by reference)

10.59	Revolving Credit Note from Carter/Validus Operating Partnership, L.P. to Synovus Bank, dated June 29, 2012 (included as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on July 6, 2012, and incorporated herein by reference)

10.60	Letter Agreement, dated June 29, 2012, by and among, Carter/Validus Operating Partnership, L.P., KeyBank National Association, and each of the financial institutions initially a signatory to the Credit Agreement (included as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on July 6, 2012, and incorporated herein by reference)

10.61	Second Amendment to Credit Agreement, dated June 29, 2012, by and among Carter/Validus Operating Partnership, as borrower, Carter Validus Mission Critical REIT, Inc., HC-2501 W William Cannon Dr, LLC, DC-19675 W. Ten Mile, LLC, KeyBank National Association and Synovus Bank (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 6, 2012, and incorporated herein by reference)

10.62	Second Agreement to Unconditional Guaranty of Payment and Performance from Carter Validus Mission Critical REIT, Inc., et al for the benefit of KeyBank National Association, dated July 19, 2012 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 24, 2012, and incorporated herein by reference)

10.63	Second Amendment to Mortgage by DC-19675 W. Ten Mile, LLC, as Grantor, and KeyBank National Association, as Agent, dated July 19, 2012 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on July 24, 2012, and incorporated herein by reference)

10.64	Second Amendment to Deed of Trust, Security Agreement and Assignment of Leases and Rents and Assignment of Leases and Rents from HC-2501 W William Cannon Dr, LLC, as Grantor, to KeyBank National Association, as Agent, dated July 19, 2012 (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on July 24, 2012, and incorporated herein by reference)

10.65	Second Amendment to Assignment of Leases and Rents by DC-19675 W. Ten Mile, LLC, as Grantor, to KeyBank National Association, as Agent, dated July 19, 2012 (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on July 24, 2012, and incorporated herein by reference)

10.66	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Texas Capital Bank, N.A., dated July 19, 2012 (included as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on July 24, 2012, and incorporated herein by reference)

10.67	Letter Agreement, dated July 19, 2012, by and among, Carter/Validus Operating Partnership, LP, KeyBank National Association, and each of the financial institutions initially a signatory to the Credit Agreement (included as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on July 24, 2012, and incorporated herein by reference)

10.68	Deed of Trust, Security Agreement and Assignment of Leases and Rents by DC-1221 Coit Road, LLC, as Grantor, for the Benefit of KeyBank National Association, as Agent, dated August 16, 2012 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 22, 2012, and incorporated by reference herein)

10.69	Deed of Trust, Security Agreement and Assignment of Leases and Rents by DC-5000 Bowen Road, LLC, as Grantor, for the benefit of KeyBank National Association, as Agent, dated August 16, 2012 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 22, 2012, and incorporated by reference herein)

10.70	Joinder Agreement by DC-1221 Coit Road, LLC delivered to KeyBank National Association, as Agent, dated August 16, 2012 (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 22, 2012, and incorporated by reference herein)

10.71	Joinder Agreement by DC-5000 Bowen Road, LLC delivered to KeyBank National Association, as Agent, dated August 16, 2012 (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on August 22, 2012, and incorporated by reference herein)

10.72	Assignment of Leases and Rents by DC-1221 Coit Road, LLC to KeyBank National Association, dated August 16, 2012 (included as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on August 22, 2012, and incorporated by reference herein)

10.73	Assignment of Leases and Rents by DC-5000 Bowen Road, LLC to KeyBank National Association, dated August 16, 2012 (included as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on August 22, 2012, and incorporated by reference herein)

10.74	Purchase Agreement by and between Bremnerduke Mary Shiels Development, L.P., as Seller, and Carter Validus Properties, LLC, as Purchaser, dated July 26, 2012 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 31, 2012, and incorporated by reference herein)

10.75	Joinder Agreement by HC-2727 E. Lemmon Avenue, LLC delivered to KeyBank National Association, as Agent, dated August 29, 2012 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 31, 2012, and incorporated by reference herein)

10.76	Assignment of Leases and Rents by HC-2727 E. Lemmon Avenue, LLC to KeyBank National Association, dated August 29, 2012 (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 31, 2012, and incorporated by reference herein)

10.77	Deed of Trust, Security Agreement and Assignment of Leases and Rents by and among HC-2727 E. Lemmon Avenue, LLC, Gary S. Farmer, as trustee, and KeyBank National Association, as Agent, dated August 29, 2012 (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on August 31, 2012, and incorporated by reference herein)

10.78	Second Amendment to Amended and Restated Advisory Agreement by and between Carter Validus Mission Critical REIT, Inc., Carter/Validus Operating Partnership, LP and Carter/Validus Advisors, LLC, dated October 4, 2012 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2012, and incorporated by reference herein)

10.79	Joinder Agreement by HC-8451 Pearl Street, LLC delivered to KeyBank National Association, as Agent, dated September 28, 2012 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 4, 2012, and incorporated by reference herein)

10.80	Assignment of Leases and Rents made by HC-8451 Pearl Street, LLC to KeyBank National Association, dated September 28, 2012 (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 4, 2012, and incorporated by reference herein)

10.81	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Financing Statement by HC-8451 Pearl Street, LLC, as Grantor, to The Public Trustee of Adams County, Colorado, as Trustee, for the benefit of KeyBank National Association, as Agent, dated September 28, 2012 (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on October 4, 2012, and incorporated by reference herein)

10.82	Limited Partnership Agreement of DC-2000 Kubach Road, LP, dated November 13, 2012 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 19, 2012, and incorporated herein by reference)

10.83	First Amended and Restated Credit Agreement by and among the operating partnership, as Borrower, KeyBank National Association and other parties to the agreement or that may service parties to the agreement, as lenders, and KeyBank Capital Markets, as sole lead arranger and sole book runner, dated November 19, 2012 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 26, 2012, and incorporated herein by reference)

10.84	Amended and Restated Swing Loan Note from the operating partnership to KeyBank National Association, dated November 19, 2012 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 26, 2012, and incorporated herein by reference)

10.85	Term Loan Note from the operating partnership to KeyBank National Association, dated November 19, 2012 (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on November 26, 2012, and incorporated herein by reference)

10.86	Term Loan Note from the operating partnership to Synovus Bank, dated November 19, 2012 (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on November 26, 2012, and incorporated herein by reference)

10.87	Term Loan Note from the operating partnership to Texas Capital Bank, N.A., dated November 19, 2012 (included as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on November 26, 2012, and incorporated herein by reference)

10.88	Amended and Restated Revolving Credit Note from the operating partnership to KeyBank National Association, dated November 19, 2012 (included as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on November 26, 2012, and incorporated herein by reference)

10.89	Amended and Restated Revolving Credit Note from the operating partnership to Synovus Bank, dated November 19, 2012 (included as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on November 26, 2012, and incorporated herein by reference)

10.90	Amended and Restated Revolving Credit Note from the operating partnership to Texas Capital Bank, N.A., dated November 19, 2012 (included as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on November 26, 2012, and incorporated herein by reference)

10.91	Joinder Agreement by HC–1940 Town Park Boulevard, LLC to KeyBank National Association, as Agent, dated December 28, 2012 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 4, 2013, and incorporated herein by reference)

10.92	Joinder Agreement, dated December 28, 2012, by Green Wellness Investors, LLLP (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 4, 2013, and incorporated herein by reference)

10.93	Assignment of Leases and Rents by Green Wellness Investors, LLLP to KeyBank National Association, dated December 28, 2012 (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on January 4, 2013, and incorporated herein by reference)

10.94	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Green Wellness Investors, LLLP, as Grantor, to KeyBank National Association, as Agent, dated December 28, 2012 (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on January 4, 2013, and incorporated herein by reference)

10.95	First Amendment to First Amended and Restated Credit Agreement and Amendment to Unconditional Guaranty of Payment and Performance, by and among Carter/Validus Operating Partnership, LP, Carter Validus Mission Critical REIT, Inc., the guarantors and the lenders party thereto, dated March 15, 2013 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 19, 2013, and incorporated herein by reference)

10.96	Term Loan Note from Carter/Validus Operating Partnership, LP to Capital One, National Association, dated March 15, 2013 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on March 19, 2013, and incorporated herein by reference)

10.97	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Capital One, National Association, dated March 15, 2013 (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on March 19, 2013, and incorporated herein by reference)

10.98	Joinder Agreement, dated June 6, 2013, by HC-239 S. Mountain Boulevard Management, LLC to KeyBank National Association, as Agent (included as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on June 12, 2013).

10.99	Joinder Agreement, dated June 6, 2013, by HC-239 S. Mountain Boulevard, LP to KeyBank National Association, as Agent (included as Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on June 12, 2013).

10.100	Assignment of Leases and Rents, dated June 6, 2013, by HC-239 S. Mountain Boulevard, LP to KeyBank National Association (included as Exhibit 10.3 to Registrant’s Current Report on Form 8-K filed on June 12, 2013).

10.101	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated June 6, 2013, by HC-239 S. Mountain Boulevard, LP, as Mortgagor, to KeyBank National Association, as Agent (included as Exhibit 10.4 to Registrant’s Current Report on Form 8-K filed on June 12, 2013).

10.102	Second Amendment to First Amended and Restated Credit Agreement, dated June 11, 2013, by and among CVOP, CVOP’s affiliates and the lenders party thereto (included as Exhibit 10.5 to Registrant’s Current Report on Form 8-K filed on June 12, 2013).

10.103	Joinder Agreement, dated June 24, 2013, by HC–2257 Karisa Drive, LLC to KeyBank National Association, as Agent (included as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on June 26, 2013).

10.104	Assignment of Leases and Rents, dated June 24, 2013, by HC–2257 Karisa Drive, LLC to KeyBank National Association (included as Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on June 26, 2013).

10.105	Mortgage and Security Agreement, dated June 24, 2013, by HC–2257 Karisa Drive, LLC, as Mortgagor, to KeyBank National Association, as Agent (included as Exhibit 10.3 to Registrant’s Current Report on Form 8-K filed on June 26, 2013).

10.106	Joinder Agreement, dated July 26, 2013, by DC-2 Christie Heights, LLC to KeyBank National Association, as Agent (included as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on August 1, 2013).

10.107	Assignment of Leases and Rents, dated July 26, 2013, by DC-2 Christie Heights, LLC to KeyBank National Association (included as Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on August 1, 2013).

10.108	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated July 26, 2013, by DC-2 Christie Heights, LLC, as Mortgagor, to KeyBank National Association, as Agent (included as Exhibit 10.3 to Registrant’s Current Report on Form 8-K filed on August 1, 2013).

10.109	Third Amendment to First Amended and Restated Credit Agreement and Amendment to Other Loan Documents, by and among Carter/Validus Operating Partnership, LP, Carter Validus Mission Critical REIT, Inc., and the guarantors and lenders party thereto, dated August 9, 2013 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.110	Term Loan Note from Carter/Validus Operating Partnership, LP to Capital One, National Association, dated August 9, 2013 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.111	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Capital One, National Association, dated August 9, 2013 (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.112	Term Loan Note from Carter/Validus Operating Partnership, LP to Bank of America, N.A., dated August 9, 2013 (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.113	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Bank of America, N.A., dated August 9, 2013 (included as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.114	Term Loan Note from Carter/Validus Operating Partnership, LP to Texas Capital Bank, N.A., dated August 9, 2013 (included as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.115	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Texas Capital Bank, N.A., dated August 9, 2013 (included as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.116	Term Loan Note from Carter/Validus Operating Partnership, LP to Cadence Bank, N.A., dated August 9, 2013 (included as Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.117	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Cadence Bank, N.A., dated August 9, 2013 (included as Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.118	Term Loan Note from Carter/Validus Operating Partnership, LP to SunTrust Bank, dated August 9, 2013 (included as Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.119	Revolving Credit Note from Carter/Validus Operating Partnership, LP to SunTrust Bank, dated August 9, 2013 (included as Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.120	Term Loan Note from Carter/Validus Operating Partnership, LP to Eastern Bank, dated August 9, 2013 (included as Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.121

Revolving Credit Note from Carter/Validus Operating Partnership, LP to Eastern Bank, dated

August 9, 2013 (included as Exhibit 10.13 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.122	Term Loan Note from Carter/Validus Operating Partnership, LP to Synovus Bank, dated August 9, 2013 (included as Exhibit 10.14 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.123	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Synovus Bank, dated August 9, 2013 (included as Exhibit 10.15 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.124	Term Loan Note from Carter/Validus Operating Partnership, LP to KeyBank National Association, dated August 9, 2013 (included as Exhibit 10.16 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.125	Revolving Credit Note from Carter/Validus Operating Partnership, LP to KeyBank National Association, dated August 9, 2013 (included as Exhibit 10.17 to the Registrant’s Current Report on Form 8-K filed on August 9, 2013)

10.126	Joinder Agreement by HC-1946 Town Park Boulevard, LLC to KeyBank National Association, as Agent, dated August 28, 2013 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 4, 2013)

10.127	Joinder Agreement by Green Medical Investors, LLLP to KeyBank National Association, dated August 28, 2013 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on September 4, 2013)

10.128

Amended and Restated Assignment of Leases and Rents by Green Wellness Investors, LLLP and Green Medical Investors, LLLP, collectively as Assignor, to KeyBank National Association, as Agent, dated August 28, 2013 (included as Exhibit 10.3 to the Registrant’s Current Report on

Form 8-K filed on September 4, 2013)

10.129	Amended and Restated Open-end Mortgage, assignment of Leases and Rents, Security Agreement and Fixture Filings by Green Wellness Investors, LLLP, as Fee Mortgagor, Green Medical Investors, LLLP, as Leasehold Mortgagor, to KeyBank National Association, as Mortgagee, dated August 28, 2013 (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on September 4, 2013)

10.130	Joinder Agreement by HC-5330 N. Loop 1604 West, LLC to KeyBank National Association, as Agent, dated September 19, 2013 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on September 20, 2013)

10.131	Assignment of Leases and Rents by HC-5330 N. Loop 1604 West, LLC to KeyBank National Association, dated September 19, 2013 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on September 20, 2013)

10.132	Deed of Trust, Security Agreement and Assignment of Leases and Rents by HC-5330 N. Loop 1604 West, LLC, as Grantor, to Gary S. Farmer, as Trustee, for the benefit of KeyBank National Association, as Agent, dated September 19, 2013 (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on September 20, 2013)

10.133	Joinder Agreement by HC-10323 State Highway 151, LLC to KeyBank National Association, as Agent, dated September 19, 2013 (included as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on September 20, 2013)

10.134	Assignment of Leases and Rents by HC-10323 State Highway 151, LLC to KeyBank National Association, dated September 19, 2013 (included as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on September 20, 2013)

10.135	Deed of Trust, Security Agreement and Assignment of Leases and Rents by HC-10323 State Highway 151, LLC, as Grantor, to Gary S. Farmer, as Trustee, for the benefit of KeyBank National Association, as Agent, dated September 19, 2013 (included as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on September 20, 2013)

10.136	Joinder Agreement by DC-N15W24250 Riverwood Drive, LLC, to KeyBank National Association as Agent, dated September 26, 2013 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 2, 2013)

10.137	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by DC-N15W24250 Riverwood Drive, LLC, to KeyBank National Association, dated September 26, 2013 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 2, 2013)

10.138	Joinder Agreement by HC-3436 Masonic Drive, LLC to KeyBank National Association, as Agent, dated October 2, 2013 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2013)

10.139	Assignment of Leases and Rents by HC-3436 Masonic Drive, LLC to KeyBank National Association, dated October 2, 2013 (included as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 4, 2013)

10.140	Act of Leasehold Mortgage, Security Agreement and Assignment of Leases and Rents by HC-3436 Masonic Drive, LLC, as Mortgagor, to KeyBank National Association, as Agent, dated October 2, 2013 (included as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 4, 2013)

21.1	List of Subsidiaries (incorporated by reference to Registrant’s Pre-Effective Amendment No. 3 to Registration Statement on Form S-11, Commission No. 333-165643, filed on November 16, 2010)

23.1	Consent of Venable (included in Exhibit 5.1)

23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)

23.3*	Consent of Ernst & Young LLP

24.1*	Power of Attorney from Mario Garcia, Jr., Jonathan Kuchin, Randall Greene and Ronald Rayevich

*	Filed herewith.
**	To be filed.